120675626v12 Execution Version ASSET PURCHASE AGREEMENT, dated as of December 13, 2021, among FORTERRA PIPE & PRECAST, LLC and HYDRO CONDUIT, LLC D/B/A RINKER MATERIALS as the Sellers, and FOLEY PRODUCTS COMPANY as the Purchaser

TABLE OF CONTENTS

Page

ARTICLE 1 PURCHASE AND SALE		**1**
SECTION 1.1	*Seller Assets*	1
SECTION 1.2	*Assumed Seller Liabilities*	4
SECTION 1.3	*Assumed Contracts and Transfer of Permits*	5
SECTION 1.4	*Purchase Price*	6
SECTION 1.5	*Allocation and Proration*	6
ARTICLE 2 CLOSING		**6**
SECTION 2.1	*Closing*	6
SECTION 2.2	*Deliveries by the Seller*	6
SECTION 2.3	*Deliveries by the Purchaser*	8
SECTION 2.4	*St. Martinville Sublease Agreement*	9
SECTION 2.5	*Intentionally Omitted*	9
SECTION 2.6	*Proceedings at Closing*	9
ARTICLE 3 POST-CLOSING ADJUSTMENT		**9**
SECTION 3.1	*Inventory Adjustment*	9
SECTION 3.2	*Dispute Resolution.*	10
SECTION 3.3	*Post-Closing Adjustment.*	11
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLERS		**11**
SECTION 4.1	*Organization; Power and Authority.*	11
SECTION 4.2	*Authorization; Execution and Validity*	12
SECTION 4.3	*Absence of Conflicts*	12
SECTION 4.4	*Governmental Approvals*	12
SECTION 4.5	*Financial Data*	12
SECTION 4.6	*Liabilities*	13
SECTION 4.7	*Absence of Certain Changes*	13
SECTION 4.8	*Real Property.*	14
SECTION 4.9	*Title to and Condition of Tangible Assets*	15
SECTION 4.10	*Material Contracts*	16
SECTION 4.11	*Intellectual Property*	17
SECTION 4.12	*Litigation*	17
SECTION 4.13	*Employee Benefit Plans*	17
SECTION 4.14	*Labor and Employment Matters*	18
SECTION 4.15	*Taxes.*	18
SECTION 4.16	*Permits; Compliance with Laws*	19
SECTION 4.17	*Proceedings; Orders*	19
SECTION 4.18	*Environmental Laws*	20
SECTION 4.19	*Customers and Suppliers*	21
SECTION 4.20	*Insurance*	21
SECTION 4.21	*Affiliated Transactions*	21
SECTION 4.22	*Fees*	22
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		**22**
SECTION 5.1	*Organization; Power and Authority*	22
SECTION 5.2	*Authorizations; Execution and Validity*	22
SECTION 5.3	*Absence of Conflicts*	22
SECTION 5.4	*Governmental Approvals*	22
SECTION 5.5	*Fees*	23
SECTION 5.6	*Sophisticated Purchaser*	23
SECTION 5.7	*No Financing Contingency*	23
ARTICLE 6 COVENANTS		**23**

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		Page
SECTION 6.1	*Cooperation*	23
SECTION 6.2	*Conduct of Business*	24
SECTION 6.3	*Access to Information*	25
SECTION 6.4	*Certain Confidential Information*	26
SECTION 6.5	*Access to Documents Following the Closing; Preservation of Books and Records.*	26
SECTION 6.6	*Limited Representations.*	27
SECTION 6.7	*Cash and Cash Equivalents*	28
SECTION 6.8	*Mail*	28
SECTION 6.9	*Bulk Sales Laws*	29
SECTION 6.10	*Seller Employee Benefit Arrangements.*	29
SECTION 6.11	*Carve-Out Transaction; Termination of Certain Services and Arrangements*	30
SECTION 6.12	*Fleet Leases*	30
SECTION 6.13	*Title and Survey Review*	31
SECTION 6.14	*St. Martinville Leased Real Property*	31
SECTION 6.15	*Sellers Names; Marks.*	32
SECTION 6.16	*R&W Insurance Policy*	32
SECTION 6.17	*Purchase Orders*	32
SECTION 6.18	*Raw Materials*	32
ARTICLE 7 TAX MATTERS		**32**
SECTION 7.1	*Allocation of Liability for Transfer Taxes*	32
SECTION 7.2	*Allocation of Liability for Other Taxes.*	33
SECTION 7.3	*No Changes in Elections, etc.*	33
SECTION 7.4	*Allocation of Purchase Price*	33
SECTION 7.5	*Tax Returns*	34
SECTION 7.6	*Refunds*	35
SECTION 7.7	*Cooperation*	35
SECTION 7.8	*Conflicts*	35
ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER		**35**
SECTION 8.1	*Accuracy of Representations and Warranties*	35
SECTION 8.2	*Performance of Covenants*	35
SECTION 8.3	*No Order*	35
SECTION 8.4	*Closing Deliveries*	36
SECTION 8.5	*Required Consents*	36
SECTION 8.6	*Absence of Material Adverse Effect*	36
SECTION 8.7	*DOJ Consent*	36
SECTION 8.8	*Intentionally Omitted*	36
SECTION 8.9	*Real Estate*	36
SECTION 8.10	*Acquisition of Forterra*	36
ARTICLE 9 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS		**36**
SECTION 9.1	*Accuracy of Representations and Warranties*	36
SECTION 9.2	*Performance of Covenants*	37
SECTION 9.3	*No Order*	37
SECTION 9.4	*Closing Deliveries*	37
SECTION 9.5	*Required Consents*	37
SECTION 9.6	*Intentionally Omitted*	37
SECTION 9.7	*DOJ Consent*	37
SECTION 9.8	*Acquisition of Forterra*	37

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TABLE OF CONTENTS

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ARTICLE 10 TERMINATION		**37**
SECTION 10.1	*Termination of Agreement*	37
SECTION 10.2	*Effect of Termination*	38
ARTICLE 11 INDEMNIFICATION		**39**
SECTION 11.1	*Survival of Covenants*	39
SECTION 11.2	*Intentionally Omitted.*	39
ARTICLE 12 DEFINITIONS		**39**
SECTION 12.1	*Certain Definitions*	39
SECTION 12.2	*Other Defined Terms*	48
ARTICLE 13 GENERAL		**49**
SECTION 13.1	**SURVIVAL**	49
SECTION 13.2	*Amendments*	50
SECTION 13.3	*Waivers*	50
SECTION 13.4	*Notices*	50
SECTION 13.5	*Successors and Assigns; Parties in Interest; Assignment*	51
SECTION 13.6	*Severability*	51
SECTION 13.7	*Entire Agreement*	52
SECTION 13.8	*Choice of Law; Arbitration.*	52
SECTION 13.9	*Specific Performance*	53
SECTION 13.10	*Expenses*	54
SECTION 13.11	*Release of Information*	54
SECTION 13.12	*Disclosure Schedules*	54
SECTION 13.13	*Certain Rules of Construction*	54
SECTION 13.14	*Facsimiles; Counterparts*	55

Exhibits:

Exhibit A-1	–	Form of Warranty Deed (Phoenix Plant)
Exhibit A-2	–	Form of Warranty Deed (Littleton Plant)
Exhibit A-3	–	Form of Warranty Deed (Fort Myers Plant)
Exhibit A-4	–	Form of Warranty Deed (Napa Plant)
Exhibit A-5	–	Form of Warranty Deed (St. Martinville Plant)
Exhibit B	–	Form of Forms Rental Agreement
Exhibit C	–	Reserved
Exhibit D	–	Form of St. Martinville Sublease Agreement
Exhibit E	–	Form of Aggregate Supply Agreement
Exhibit F	–	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit G	–	Inventory Methodology
Exhibit H	–	Substituted Indemnification Provisions
Exhibit I	–	Transition Services Agreement

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-1- ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT, dated as of December 13, 2021 (this “Agreement”), is entered into by and among Forterra Pipe & Precast, LLC, a Delaware limited liability company (“FPP”), Hydro Conduit, LLC d/b/a Rinker Materials, a Delaware limited liability company (“Rinker Materials” and, together with FPP, the “Sellers”), and Foley Products Company, Inc., a Georgia corporation (the “Purchaser”). The Sellers and Purchaser are sometimes referred to collectively as the “parties” and individually as a “party.” WHEREAS, with respect to such transaction, the Sellers desire to sell, transfer and assign to the Purchaser, and the Purchaser desires to acquire and assume from the Sellers, certain assets and liabilities associated with the Rinker Material’s reinforced concrete pipe and precast plants and the associated real property located in Phoenix, Arizona; American Canyon, California; Littleton, Colorado; and Ft. Myers, Florida (such properties constituting the “Rinker Plants”); and certain assets and liabilities associated with FPP’s reinforced concrete pipe and precast plant and associated real property located in St. Martinville, Louisiana (the “Forterra Plant”); WHEREAS, pursuant to that certain Agreement and Plan of Merger among Quikrete Holdings, Inc. (“Quikrete”), Jordan Merger Sub, Inc. (“Merger Sub”) and Forterra, Inc. (“Forterra”) dated as of February 19, 2021, as the same may be amended (the “Merger Agreement”), Merger Sub will merge with and into Forterra (the “Merger”), with Forterra surviving the Merger as a wholly-owned subsidiary of Quikrete; WHEREAS, the United States Department of Justice (“DOJ”) is expected to issue a DOJ Consent in connection with its review of the Merger and the transactions contemplated by this Agreement; and WHEREAS, capitalized terms used herein without definition have the respective meanings set forth in Article 11. NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE 1 PURCHASE AND SALE SECTION 1.1 Seller Assets. (a) At the Closing, on the terms and subject to the conditions set forth in this Agreement, the Sellers will sell, assign, convey, and transfer to the Purchaser, and the Purchaser will purchase, acquire, and take assignment from the Sellers, all of the Sellers’ right, title, and interest in and to the following properties and assets (the “Seller Assets”): (i) indefeasible fee simple title to the Real Property identified and described on Schedule 1.1(a)(i), together with all buildings, structures, and improvements located thereon and the Sellers’ right, title, and interest in and to all property rights therein

-2- (including all easements, rights of way, access rights, parking, covenants, and other rights appurtenant to such Real Property) (collectively, the “Seller Owned Real Property”); (ii) all Equipment owned or leased by the Sellers that is located at any Designated Plant on the Closing Date or primarily used in the operation of any Designated Plant, including, without limitation: (i) any Equipment shared between any Designated Plant and any other plant owned or operated by any Seller and primarily used in the operation of any Designated Plant; (ii) the Equipment set forth on Schedules 1.1(a)(ii)(A) (Ft Myers Equipment), 1.1(a)(ii)(B) (Littleton Equipment), 1.1(a)(ii)(C) (St. Martinville Equipment), 1.1(a)(ii)(D) (Napa Equipment) and 1.1(a)(ii)(E) (Phoenix Equipment); (iii) the forms set forth on Schedule 1.1(a)(ii)(F); and (iv) the rolling stock set forth on Schedule 1.1(a)(ii)(G); (iii) all inventory of the Sellers produced or held for sale by the Sellers (including raw materials and work in progress) located on, or in transit to, any of the Designated Plants on the Closing Date; (iv) the following Contracts relating to the Designated Plants, subject to the terms of Section 1.3, to which either Seller is a party in effect on the Closing Date (collectively, the “Assumed Seller Contracts”): (A) all Contracts set forth on Schedule 1.1(a)(iv); provided that no more than fifteen (15) days after the date hereof, Sellers shall deliver copies, to the extent available, of all such Contracts to the Purchaser (or if any such Contract is not available or is not reduced to writing, a description of all terms of such Contract), and within ten (10) days of the delivery of copies or descriptions, as applicable, of all such Contracts, the Purchaser shall have the unilateral right to elect not to assume any Contract listed on Schedule 1.1(a)(iv) (other than any such Contract which is denoted with an asterisk on such Schedule) upon written notice to Sellers, in which case such Contract shall be deemed stricken from Schedule 1.1(a)(iv), and such Contract shall be deemed an Excluded Asset, and the obligations thereunder shall be deemed Seller Retained Liabilities; (B) all open purchase orders or other Contracts for reinforced concrete pipe and precast products entered into in the Ordinary Course of Business to be fulfilled after the Closing Date by the Sellers from any of the Designated Plants; and (C) all purchase orders for reinforced concrete pipe and precast products entered into in the Ordinary Course of Business after the date hereof and prior to the Closing to be fulfilled after the Closing Date by the Sellers from the Designated Plants; (v) the Seller Permits, subject to the terms of Section 1.3 and to the extent they are transferable to the Purchaser;

-3- (vi) all historical financial operations data and records related exclusively to the operation of the Designated Plants that are maintained by and in the possession of the Sellers at the Designated Plants as of the Closing Date, including customer, distributor, and supplier lists, customer credit files, maintenance records, environmental and engineering reports, transportation and warranty data, OSHA logs, and personnel files, driver qualification files, audiogram results, medical files for the Transferred Seller Employees (the “Seller Books and Records”), but not including any Retained Seller Books and Records; and (vii) all customer prepayments, advances, and deposits. (b) For the avoidance of doubt, the Seller Assets shall exclude all of the properties, assets and rights of the Sellers other than as expressly set forth in Section 1.1(a) (the “Excluded Seller Assets”), including, without limitation, the following properties, assets, and rights of the Sellers: (i) all of the Sellers’ cash and cash equivalents, on hand or in bank or savings and loan accounts, certificates of deposit and U.S. government securities of any kind or nature; (ii) all bank accounts of the Sellers; (iii) all right, title and interest in and to any Real Property owned or leased by the Sellers, other than the Seller Owned Real Property and Seller Leased Real Property; (iv) all right, title and interest in and to any inventory of the Sellers sold or disposed of prior to Closing; (v) the Shared Seller Assets; (vi) all computer servers of the Sellers, wherever located; (vii) all Seller Plans; (viii) all rights in and to the names “Forterra,” “Rinker Materials,” or “Quikrete,” or any related or similar Trademarks or any part or derivative thereof; (ix) any Tax refunds or credits, but in each case solely for Taxes paid or otherwise borne by either of the Sellers (or any of their Affiliates) and only to the extent that such refunds or credits are attributable to the ownership or operation of the Seller Assets or the Designated Plants during Pre-Closing Tax Periods; (x) all Intellectual Property owned or licensed by any Seller; (xi) all Retained Seller Books and Records;

-4- (xii) all of the Sellers’ accounts receivable (including all associated lien rights), prepayments, advances, and deposits arising out of the operation of the business conducted at the Designated Plants as of the Closing Date; and (xiii) all rights and claims of the Sellers relating to the Retained Seller Liabilities. SECTION 1.2 Assumed Seller Liabilities. (a) The Purchaser shall assume, pay, perform and discharge when due the following liabilities (the “Assumed Seller Liabilities”): (i) all liabilities arising on or after the Closing Date under or with respect to the Assumed Seller Contracts; provided, however, that Purchaser shall not assume any liabilities (i) arising under the Assumed Seller Contracts prior to the Closing Date or (ii) arising out of any assignment of the Assumed Seller Contracts in violation of the terms thereof; (ii) all liabilities arising on or after the Closing Date related to the Seller Permits except to the extent that such liabilities arise out of conditions existing at Closing; (iii) liabilities with respect to the Transferred Seller Employees allocated to the Purchaser pursuant to Section 6.10; (iv) any liabilities for Taxes for which the Purchaser is responsible pursuant to Section 7.2(b) (which, notwithstanding anything else in this Section 1.2(a) to the contrary, shall be the only liabilities for Taxes that are treated as Assumed Seller Liabilities); and (v) all liabilities arising on or after the Closing Date out of the operation by the Purchaser of the Designated Plants or the ownership of the Seller Assets. (b) Notwithstanding the provisions of Section 1.2(a) to the contrary, the Purchaser shall not, and shall have no obligation to, assume, pay, perform, or discharge any debts, liabilities, or obligations of any kind, character, or description whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due) arising from or in connection with the business conducted at the Designated Plants, other than the Assumed Seller Liabilities. For the avoidance of doubt, the Purchaser is not assuming any of the following liabilities of Sellers (the “Retained Seller Liabilities”): (i) all liabilities for any Indebtedness of the Sellers; (ii) any liabilities for Taxes for which the Sellers are responsible pursuant to Section 7.2(a); and (iii) liabilities with respect to the employees of Sellers allocated to the Sellers pursuant to Section 6.10;

-5- (iv) all liabilities arising under that certain agreement between Rinker Materials and Construction & General Laborer’s Union Local No. 324 dated November 19, 2019 through the Closing, including all obligations under Article 16 to the Laborers’ International Union of North America, National (Industrial) Pension Fund and the Laborer’s International Union of North America, National Pension Trust Agreement; (v) all accounts payable, accrued expenses, unearned revenue, customer advances and all other current liabilities arising out of the operation of the business conducted at the Designated Plants as of the Closing Date; (vi) all liabilities arising out of the operation by the Sellers of the business conducted at the Designated Plants or the ownership of the Seller Assets prior to the Closing that are not assumed by the Purchaser, including (A) product liability claims resulting from products manufactured or sold by the Sellers prior to Closing, (B) warranty claims resulting from products manufactured or sold by the Sellers prior to Closing and (C)Proceedings pending or threatened against the Sellers; (vii) all run-off liability relating to insurance claims incurred prior to the Closing Date; and (viii) any Pre-Closing Environmental Liabilities. SECTION 1.3 Assumed Contracts and Transfer of Permits. Nothing in this Agreement shall be construed as an attempt by the Sellers to assign any Assumed Seller Contract or transfer any Seller Permit to the extent that such Assumed Seller Contract is not assignable without the necessary notice to or consent of the other party or parties thereto (each, a “Nontransferable Seller Contract”) or such Permit is not transferable without the necessary notice to or consent of the issuer thereof (each, a “Nontransferable Seller Permit” and, collectively with all Nontransferable Seller Contracts, the “Nontransferable Seller Rights”), and such notice to or consent of such other party has not been given or received, as applicable, as of the Closing Date. The Purchaser acknowledges that no adjustment to the Purchase Price shall be made for any Nontransferable Seller Rights and that the Purchaser shall have no Claim against the Sellers or any other Person in respect of such Nontransferable Seller Rights. Prior to and following the Closing, each of the Sellers and the Purchaser shall use its commercially reasonable efforts to obtain the consent of the other party to any of the Nontransferable Seller Contracts or, with respect to any Nontransferable Seller Permit, the issuer thereof, to the assignment thereof to the Purchaser in all cases in which such consent is required for such assignment or transfer. Notwithstanding the absence at Closing of one or more Nontransferable Seller Rights that is intended to be included within the Seller Assets pursuant to Section 1.1, following the Closing at such time as consent has been obtained, the related Nontransferable Seller Right shall be assigned or transferred to the Purchaser automatically without any other conveyance or other action by the Purchaser. For a period of six months after the Closing, pending receipt or in the absence of any such consent, the Sellers will provide the Purchaser with such rights and benefits under such Nontransferable Seller Rights as will not result in a violation nor breach of, or constitute a default under, the terms thereof, including enforcement for the benefit of the Purchaser of the rights of the Sellers thereunder. As between the Sellers and the Purchaser, the Purchaser will be deemed to have fully assumed the Sellers’ performance obligations for any

-6- such Nontransferable Seller Contract that is intended to be an Assumed Seller Contract or Nontransferable Seller Permit that is intended to be included in the Seller Assets at Closing and the benefit of which is provided to the Purchaser pursuant to the foregoing sentence in accordance with this Agreement. SECTION 1.4 Purchase Price. In consideration of the sale, assignment, conveyance, and transfer by the Sellers of the Seller Assets to the Purchaser, at the Closing, the Purchaser shall (i) assume the Assumed Seller Liabilities and (ii) pay to the Sellers an amount in cash equal to $95,000,000 less any Indebtedness assumed by the Purchaser (the “Closing Cash”). SECTION 1.5 Allocation and Proration. The Sellers shall pro-rate rents, operating expenses, water and sewer charges, and other utilities and all prepaid assets and liabilities and assessments relating to the Designated Plants based upon the number of days on or prior to, and the number of days after, the Closing Date in the relevant period. The Sellers shall be responsible for all such amounts with respect to the Designated Plants for the portion of such periods that ends on the Closing Date, and the Purchaser shall be responsible for all such amounts in respect of the Designated Plants for the portion of such periods beginning after the Closing Date. To the extent any amounts to be pro-rated hereunder are not definitively known as of the Closing, the parties shall use their best estimate for purposes of calculating the amounts payable at the Closing, subject to true-up as appropriate and as soon as reasonably practicable when the final amounts are known. For the avoidance of doubt, notwithstanding the foregoing, Article 7, rather than this Section 1.5, shall exclusively apply for purposes of allocating the parties’ liability for Taxes. ARTICLE 2 CLOSING SECTION 2.1 Closing. Upon the terms and subject to the conditions contained herein, the closing of the transactions contemplated by this Agreement (the “Closing”) and exchange of documents shall take place by email, facsimile or by other electronic transmission on the date on which the last of the applicable conditions set forth in Article 8 and Article 9 are satisfied or waived by the applicable Parties (other than those conditions that by their nature are intended to be satisfied only at the Closing, but subject to the satisfaction or waiver thereof at the Closing) (the “Closing Date”). The Parties intend that the Closing shall take place contemporaneously (or as contemporaneously as possible) with the Merger. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall have the right to extend the Closing through February 10, 2022. The Parties acknowledge and agree that all proceedings at the Closing shall be deemed to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously on the Closing Date, and no proceedings shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered. SECTION 2.2 Deliveries by the Seller. At the Closing, the Sellers shall deliver, or shall cause to be delivered, to the Purchaser each of the following:

-7- (a) special warranty deeds, substantially in the applicable forms of Exhibits A- 1, A-2, A-3, and A-4 hereto (the “Deeds”), with respect to each tract of Seller Owned Real Property, in each case duly executed by the applicable Seller; (b) the Bill of Sale and Assignment and Assumption Agreement duly executed by the Seller; (c) the St. Martinville Sublease Agreement, duly executed by the applicable Seller; (d) the Aggregate Supply Agreement, substantially in the form of Exhibit E hereto (the “Aggregate Supply Agreement”), duly executed by Western Aggregates LLC, a California limited liability company; (e) the Forms Rental Agreement, substantially in the form of Exhibit B hereto (the “Forms Rental Agreement”), duly executed by the Sellers; (f) the Transition Services Agreement, substantially in the form of Exhibit I hereto (the “Transition Services Agreement”), duly executed by the Sellers. Not later than seven (7) business days prior to Closing, the Sellers and the Purchaser, acting reasonably and in good faith, shall revisit the services described in Exhibit A and adjust Exhibit A given the Purchaser’s then plans for integration implementation as of the Closing, it being understood that, during the period after the date of this Agreement and through Closing, the Purchaser shall use commercially reasonable efforts to plan for, and implement on the Closing, as fulsome of a transition to the Purchaser of such Exhibit A services for the Designated Plants as may be reasonably practical; (g) a release and lien discharge issued by the various lenders evidencing the release of all Liens on the Seller Assets under the Credit Agreements; (h) intentionally omitted; (i) a list of all employees of the Sellers or their applicable Affiliate performing services at any Designated Plant whose employment with the Sellers or their applicable Affiliate has been terminated by the Sellers or their applicable Affiliate within the six-month period ending on the Closing Date but prior to the Closing; (j) with respect to the Seller Owned Real Property, title affidavits and gap indemnities customarily required by the Purchaser Title Company in order to allow the Purchaser Title Company to limit any exceptions for parties in possession, and not to take any exceptions for mechanics’ liens, and evidence of authority and any additional documents and forms which the Purchaser Title Company may reasonably require for the proper consummation of the transactions contemplated hereby; (k) a separate certificate for each of the Sellers (or such Sellers’ regarded parent if such Seller is a disregarded entity for U.S. federal income Tax purposes) complying with Treas. Reg. § 1.1445-2(b)(2) which evidences the non-foreign status of each of the Sellers (or such Sellers’ regarded parent if such Seller is a disregarded entity for U.S. federal income Tax purposes);

-8- (l) a certificate of the Sellers certifying that the conditions set forth in Sections 8.1, 8.2 and 8.6 have been satisfied, dated the Closing Date and signed on behalf of the Sellers by a duly authorized officer of the Sellers; (m) a certificate of the Secretary or other duly authorized officer of the Sellers, dated the Closing Date, (i) setting forth a copy of the resolutions of the board of directors of Sellers authorizing the execution, delivery and performance of this Agreement, (ii)certifying that such resolutions were duly adopted and have not been amended or rescinded as of the Closing Date and (iii)certifying that the authorized representatives of the Sellers executing this Agreement, the Transaction Agreements and the other documents, agreements and instruments to be executed and delivered by the Sellers pursuant to this Agreement are duly authorized to execute the same; (n) a certificate from the Secretary of State of Delaware with respect to the existence and good standing of FPP; (o) a certificate from the Secretary of State of Delaware with respect to the existence and good standing of Rinker Materials; and SECTION 2.3 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver, or shall cause to be delivered to the Sellers each of the following: (a) the Closing Cash, by wire transfer of immediately available funds to such accounts as the Sellers shall have specified to the Purchaser at least 24 hours prior to the Closing; (b) the Bill of Sale and Assignment and Assumption Agreement duly executed by the Purchaser; (c) the St. Martinville Sublease Agreement, duly executed by the Purchaser; (d) Intentionally Omitted (e) the Forms Rental Agreement, duly executed by the Purchaser; (f) a certificate of the Purchaser certifying that the conditions set forth in Sections 9.1, 9.2 and 9.6 have been satisfied, dated the Closing Date and signed on behalf of the Purchaser by a duly authorized officer of the Purchaser; (g) a certificate of the Secretary or other duly authorized officer of the Purchaser, dated the Closing Date, (i) setting forth a copy of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance by the Purchaser of this Agreement and each of the Transaction Agreements, (ii) certifying that such resolutions were duly adopted and have not been amended or rescinded as of the Closing Date and (iii) certifying that the authorized representatives of the Purchaser executing this Agreement, the Transaction Agreements and the other documents, agreements and instruments to be executed and delivered by the Purchaser pursuant to this Agreement are duly authorized to execute the same; and

-9- (h) a certificate from the Secretary of State of the State of Georgia with respect to the existence and good standing of the Purchaser. SECTION 2.4 St. Martinville Sublease Agreement. In connection with the transactions contemplated hereby, FPP and the Purchaser agree to enter into, or cause to be entered into, as the case may be, at the Closing a sublease in the form attached hereto as Exhibit D (the “St. Martinville Sublease Agreement”), whereby the FPP shall sublease to the Purchaser, subject to the terms and conditions set forth in the Master Lease, the St. Martinville Leased Real Property. SECTION 2.5 Intentionally Omitted SECTION 2.6 Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered. ARTICLE 3 POST-CLOSING ADJUSTMENT SECTION 3.1 Inventory Adjustment. (a) No more than three (3) days prior to Closing, a physical count of all saleable inventory, raw materials, castings, grates and other ancillary products included in the Seller Assets (the “Closing Inventory”) shall be carried out at the Designated Plants by representatives of each of the Seller and the Purchaser, which physical count shall be carried out in a manner mutually agreed upon by the parties. For the purposes of this Section 3.1(a), “saleable” inventory shall mean (i) finished goods, which are of first quality and saleable in the ordinary course without discount, and (ii) all raw materials, castings, grates and other ancillary products that are useable in the production of pipe and precast products or otherwise suitable for resale, unless obsolete, damaged or cosmetically impaired. The representatives of each of the Purchaser and the Seller shall attempt, in good faith, to resolve any disputes which may arise during the physical count of the inventory. Upon completion of the physical count of the inventory, the representatives of each of the Seller and the Purchaser shall agree upon and execute a statement setting forth either (i) the final physical count of the inventory in the event that the representatives agree on such final physical count or (ii) the final physical count of the inventory of each of the Seller and the Purchaser in the event that the representatives were unable to resolve in good faith any disputes during the physical inventory count, noting such items of dispute (the “Disputed Seller Inventory Items”) therein. The value of Closing Inventory shall be determined in accordance with the Inventory Methodology. In the event that there are any Disputed Seller Inventory Items, such Disputed Seller Inventory Items shall be resolved following the Closing pursuant to the dispute resolution procedures set forth in Section 3.2 and the final physical count agreed to by the parties or resolved pursuant to Section 3.2 shall be final and binding on the parties, including for purposes of determining the Closing Inventory. (b) No later than 90 days after the Closing Date (or if such day is not a Business Day, the next Business Day), the Purchaser shall deliver to the Seller a certificate executed by the

-10- chief financial officer of the Purchaser (the “Purchaser CFO Certificate”) setting forth the Purchaser’s proposed calculations of Closing Inventory. From the delivery of the Purchaser CFO Certificate until the earlier to occur of (i) the appointment of a Final Arbiter pursuant to Section 3.2(c) or (ii) the finalization of the Closing Inventory pursuant to Section 3.2, the Purchaser shall give the Sellers reasonable access during normal business hours to the relevant books and records, the accounting and other appropriate personnel and the independent accountants of the Purchaser in order to enable the Seller to obtain information relating to the calculation of Closing Inventory; provided, that such access does not unreasonably interfere with the normal business operations of the Purchaser. Sellers shall give the Purchaser reasonable access during normal business hours to the relevant books and records, the accounting and other appropriate personnel and the independent accountants of the Sellers in order to enable the Purchaser to obtain information relating to the calculation of Closing Inventory; provided, that such access does not unreasonably interfere with the normal business operations of the Seller. SECTION 3.2 Dispute Resolution. (a) The Sellers shall be entitled to dispute the proposed calculation of Closing Inventory set forth in the relevant Purchaser CFO Certificate delivered by the Purchaser if the Seller delivers a written notice (an “Objection Notice”) to the Purchaser within 30 days (or if such day is not a Business Day, the next Business Day) after receipt of the Purchaser CFO Certificate in which the Sellers object to the proposed calculation of Closing Inventory by the Purchaser (the date upon which the Sellers deliver an Objection Notice to the Purchaser being hereinafter referred to as the “Objection Date”). Any amounts or calculations set forth in a Purchaser CFO Certificate that are not included in an Objection Notice shall be binding and conclusive upon the parties. (b) If the Sellers deliver an Objection Notice to the Purchaser within the time period specified in Section 3.2(a), the parties shall attempt in good faith to agree upon the disputed calculation of Closing Inventory described in the Objection Notice and the resulting Final Adjustment Amount, during the period commencing on the Objection Date and ending 30 days thereafter (the “Negotiation Period”). (c) If the parties agree in writing prior to the expiration of the Negotiation Period on the calculation of Closing Inventory, to the extent the subject of an Objection Notice (whether such amount is the same as or different from the amount calculated based upon the Purchaser CFO Certificate), the calculation of the Final Adjustment Amount provided for in Section 3.3 shall be made using the agreed upon amount. (d) If the parties are unable to resolve any such disagreements within the Negotiation Period, the items that remain in dispute from the Objection Notice (but no other matters) (the “Disputed Items”) shall be submitted to BDO USA, LLP or, if such firm declines or is unable to accept such appointment, then such other reputable national firm of independent public accountants mutually agreed upon by the Purchaser and the Seller (in either case, the “Final Arbiter”). Within five days after the engagement of the Final Arbiter, each of the Seller and the Purchaser shall submit to each other and the Final Arbiter a statement (the “Adjustment Statement”) containing its calculation of the items in dispute, which shall include only the Disputed Items. The Final Arbiter shall consider and have authority to resolve only the Disputed Items specifically set forth in the Objection Notice. The Final Arbiter shall apply only GAAP in a

-11- manner consistent with the Inventory Methodology and the provisions of this Article 3 in resolving any Disputed Items and may not increase the amount of any Disputed Item above the highest amount proposed in an Adjustment Statement and may not decrease any Disputed Item below the lowest amount proposed in an Adjustment Statement. The parties shall use commercially reasonable efforts to cause the Final Arbiter to resolve any such disputed accounting matters within 30 days after its engagement. The decision of the Final Arbiter as to the calculation of Closing Inventory and the resulting Final Adjustment Amount, shall be in writing and shall be final and binding upon all parties hereto for all purposes, absent fraud or manifest error. All fees and expenses relating to the work, if any, to be performed by the Final Arbiter (including any retainer) shall be borne by the Purchaser, on the one hand, and the Seller, on the other hand, in inverse proportion to the dollar amount of the Disputed Items as to which such party prevails as finally determined by the Final Arbiter, which proportionate allocations shall also be determined by the Final Arbiter at the time it renders its determination on the merits of the matters in dispute. SECTION 3.3 Post-Closing Adjustment. (a) No later than five days (or if such fifth day is not a Business Day, the next Business Day after such fifth day) after a binding determination of the Closing Inventory has been made in accordance with Section 3.2: (i) if the final calculation of Closing Inventory is less than the Target Inventory, then an amount equal to such difference shall be paid by the Seller to the Purchaser in accordance with Section 3.3(b); and (ii) if the final calculation of Closing Inventory is greater than the Target Inventory, then an amount equal to such difference shall be paid by the Purchaser to the Seller in accordance with Section 3.3(b). (b) The amounts due and owing pursuant to Section 3.3(a) (if any) shall be referred to herein as the “Final Adjustment Amounts.” The Final Adjustment Amounts shall be paid by the Sellers or the Purchaser, as applicable, by wire transfer of immediately available funds to such account as the Sellers or the Purchaser, as applicable, shall have specified to the other party in writing at least 24 hours in advance. For the avoidance of doubt, there shall be no adjustment to the Purchase Price following the Closing except as set forth in this Section 3.3, including, for the avoidance of doubt, any adjustment with respect to the inventory of the Sellers. Upon the payment of the Final Adjustment Amounts, the final determination of the Closing Inventory in accordance with Section 3.2(c) or (d) shall be binding and conclusive upon the Sellers and the Purchaser. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLERS Each Seller severally (as to such Seller only and not jointly) hereby represents and warrants to the Purchaser that, on and as of the date of this Agreement (or, to the extent a representation or warranty is made as of a specified date, as of such date), except as set forth in schedules delivered by the Sellers to the Purchaser (the “Seller Schedules”): SECTION 4.1 Organization; Power and Authority.

-12- (a) Forterra Pipe & Precast, LLC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and conduct its business and operations as presently being conducted. (b) Hydro Conduit, LLC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and conduct its business and operations as presently being conducted. SECTION 4.2 Authorization; Execution and Validity. Each of the Sellers has all requisite limited liability company power and authority to execute and deliver this Agreement and each Transaction Agreement and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each Transaction Agreement by the Sellers executing the same and the performance by the Sellers of their obligations hereunder and thereunder have been duly and validly authorized by all necessary action on the part of the Sellers. This Agreement has been, and at the Closing each of the Transaction Agreements will be, duly and validly executed and delivered by the Sellers and this Agreement and each Transaction Agreement constitutes or will constitute a valid and binding obligation of the Sellers executing the same, enforceable against the Sellers in accordance with its terms, subject to the Enforceability Exceptions. SECTION 4.3 Absence of Conflicts. The execution and delivery by the Sellers of this Agreement and each Transaction Agreement, the performance by the Sellers of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not (a) result in any violation or breach of any provision of the Organizational Documents of the Sellers, (b) assuming that the filings and Consents referred to in Schedule 4.3, including the DOJ Consent, are made or obtained, result in any violation in any material respect of any Law or any Order applicable to the Sellers and their respective properties or assets (c) result in the creation of, or impose on the Sellers any obligation to create, any Lien (other than a Permitted Lien) upon the Seller Assets. Except for the third-party consents or notices set forth on Schedule 4.3, no notice to, or Consent from, any counter party to any Material Seller Contract is required for the valid execution or delivery by the Sellers of this Agreement or in order to consummate the transactions contemplated by this Agreement or any Transaction Agreement. SECTION 4.4 Governmental Approvals. Except for the DOJ Consent, there is no requirement applicable to the Sellers to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Sellers of this Agreement or any Transaction Agreement, the due performance by the Sellers of its obligations hereunder or thereunder or the lawful consummation of the transactions contemplated hereby and thereby, except for any filing, consent or requirement which, if not made, obtained or satisfied, would not reasonably be expected to prevent, impede or otherwise affect in any material respect the transactions contemplated by this Agreement or any Transaction Agreement. SECTION 4.5 Financial Data. The financial data for the Designated Plants provided in Schedule 4.5 is true and correct in all material respects and accurately derived from the books

-13- and records of the Sellers as of the dates and for the periods indicated therein (the “Seller Financial Data”). SECTION 4.6 Liabilities. The Assumed Seller Liabilities do not include any material liabilities or obligations of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities or obligations (a)reflected or reserved against in the Seller Financial Data, (b) incurred by the Sellers in the Ordinary Course of Business after the date of the Seller Financial Data or (c) described in the Disclosure Schedules; provided, however, that no representation or warranty is made in this Section 4.6 with respect to any liability or obligation relating to Taxes, which are addressed exclusively in Section 4.15, compliance with Laws or Environmental Laws, which are addressed exclusively in Section 4.17 and 4.18, respectively. SECTION 4.7 Absence of Certain Changes. From the date of the Seller Financial Data until the date hereof, there has not been: (a) any event or occurrence that has had a Material Adverse Effect; (b) any damage, destruction, loss or casualty to any of the Seller Assets, which (after taking into account any available insurance coverage or reserves reflected in the Seller Financial Data) is material to the operation of the Designated Plants; (c) any material increase in any compensation payable to any Transferable Seller Employee other than (i) normal merit increases, (ii) increases in the Ordinary Course of Business, (iii) any increase in the compensation payable or to become payable to any employees whose total compensation after such increase would not exceed $100,000 per annum or (iv) any bonus, service, pension, award, percentage compensation or other benefit to be paid by the Sellers in connection with the consummation of the transactions contemplated hereby; (d) subject to Section 6.15, the transfer, assignment, lease, sale or other disposition of any material Seller Assets, except in the Ordinary Course of Business; (e) any extraordinary destruction or casualty loss to any material Seller Assets or the Seller Leased Real Property; (f) any change by the Sellers in accounting or Tax reporting principles with respect to the business conducted at the Designated Plants; (g) any transfer of Equipment from any of the Designated Plants to any other plant owned or operated by either of their Sellers or their Affiliates; (h) any reassignment of plant management or supervisory personnel from any of the Designated Plants to any other plant owned by either of the Sellers or their Affiliates; (i) any liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against the Seller under any similar Law; or

-14- (j) any commitment or agreement to do any of the foregoing. SECTION 4.8 Real Property. (a) Schedule 4.8(a) lists the address and legal description of each parcel of Seller Owned Real Property. With respect to each parcel of Seller Owned Real Property: (i) Rinker Materials has good and marketable fee simple title to each parcel of Seller Owned Real Property, free and clear of all Liens other than Permitted Liens; and following the Closing Date, Purchaser will have sufficient title in and to the Seller Owned Real Property necessary to operate and conduct the business conducted thereon in the same manner as Rinker Materials conducted business prior to the Closing Date; (ii) Rinker Materials has not conveyed, assigned, or encumbered its interest in the Seller Owned Real Property or any portion thereof, except with respect to Permitted Liens; (iii) Rinker Materials has not leased or otherwise granted to any Person the right to occupy the Seller Owned Real Property or any portion thereof that remain in effect; (iv) There are no options, rights of first offer, or rights of first refusal to purchase the Seller Owned Real Property or any portion thereof; and (v) Rinker Materials has been in open, notorious, adverse and peaceful possession of the Seller Owned Real Property, and, other than Permitted Liens, there are no adverse claims to title to the Seller Owned Real Property. (b) Schedule 4.8(b) lists the address of the Seller Leased Real Property. The Master Lease constitute all leases, subleases and licenses, including all amendments, extensions and renewals with respect thereto, pursuant to which FPP holds any Seller Leased Real Property. FPP has heretofore made available to the Purchaser a true and complete copy of the Master Lease. With respect to the Master Lease, except as otherwise set forth on Schedule 4.8(b): (i) Such lease is valid, binding and enforceable against FPP, and FPP enjoys peaceful and undisturbed possession of the Seller Leased Real Property; and following the Closing Date, Purchaser will have sufficient interest in and to the Seller Leased Real Property necessary to operate and conduct the business conducted thereon in the same manner as FPP conducted business prior to the Closing Date; (ii) FPP is not in breach or default under such lease, and to Sellers’ Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, and FPP has paid all rent currently due and payable under such lease; (iii) FPP has not received nor given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by FPP under such lease which remains uncured, and, to Sellers’ Knowledge, no other party is in default thereof;

-15- (iv) FPP has not, and to Sellers’ Knowledge, no other party to such lease has exercised any termination rights with respect thereto; (v) FPP has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Seller Leased Real Property or any portion thereof that remains in effect; and (vi) FPP has not pledged, mortgaged or otherwise granted a Lien on its leasehold interest in any such Seller Leased Real Property that remains in effect, other than Permitted Liens. (c) Since January 1, 2020, the Sellers have not received any written notice of, nor is either Seller aware of any, (i) violations of building codes or zoning ordinances or other governmental or regulatory Laws affecting the Seller Owned Real Property or Seller Leased Real Property, (ii) existing, pending or threatened condemnation proceedings affecting the Seller Owned Real Property or Seller Leased Real Property, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate the Seller Owned Real Property or Seller Leased Real Property as currently operated. Since January 1, 2020, neither the whole nor any material portion of any Seller Owned Real Property or Seller Leased Real Property has been damaged or destroyed by fire or other casualty. The use of the Seller Owned Real Property and the Seller Leased Real Property for the purposes for which it is presently being used is permitted as of right under all applicable zoning requirements and is not subject to any “permitted nonconforming” use or structure classifications, except for any such classifications that would not be material to the Seller Owned Real Property and the Seller Leased Real Property. To the Sellers’ Knowledge, all improvements are in compliance with all applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any improvement encroaches on any setback restriction or any real property not included in the Seller Owned Real Property or the Seller Leased Real Property, to the extent that any such encroachment would not reasonably be expected to have a Material Adverse Effect. The real property at each of the Designated Plants has direct access to a public road, is supplied by public or quasi-public utilities and/or other services appropriate for the operation of each Designated Plant and, to Seller’s Knowledge, is not located within any flood plain or area subject to wetlands regulation. SECTION 4.9 Title to and Condition of Tangible Assets. The Sellers own and have good and valid title to, or have valid rights to use, all of the tangible assets included in the Seller Assets, free and clear of all Liens other than (a) Liens under the Seller Indebtedness, which Liens will be released at the Closing, and (b) Permitted Liens. Except for the Excluded Seller Assets, the Shared Seller Assets and any assets described in Schedule 4.9, and after taking into account the rights granted to the Purchaser under the St. Martinville Sublease Agreement pursuant to Section 1.5, the Seller Assets include all assets necessary and sufficient in all material respects to operate the Designated Plants substantially as currently conducted. Except as described in Schedule 4.9, each item of Equipment is in good repair and good operating condition, normal wear and tear, routine maintenance, and minor repairs required to be performed in the Ordinary Course of Business excepted, is suitable for immediate use in the Ordinary Course of Business (except to the extent any such item of Equipment requires any such routine maintenance or minor

-16- repairs required to be performed in the Ordinary Course of Business) and, to the Sellers’ Knowledge, is free from latent and patent defects. For the avoidance of doubt, no asset described on Schedule 4.9 shall be an Excluded Seller Asset unless expressly stated therein. SECTION 4.10 Material Contracts. Schedule 4.10 lists all of the following Contracts that are included in the Assumed Seller Contracts and in effect as of the date hereof to which the Sellers are a party or by which its assets are bound, in each case that relate exclusively to the business conducted at the Designated Plants (collectively, the “Material Seller Contracts”): (a) each Contract (or series of related Contracts with the same counterparty) that resulted in aggregate monetary payments by the Sellers to a third party during the twelve months ended September 30, 2021 in an amount exceeding $200,000; (b) each Contract (or series of related Contracts with the same counterparty) that resulted in aggregate monetary receipts by the Sellers during the twelve months ended September 30, 2021 in an amount exceeding $200,000; (c) each Contract that provides for the incurrence of Indebtedness or the guaranty of Indebtedness of any Person by the Sellers and that is secured by a Lien on any of the Seller Assets; (d) each Contract with any Governmental Authority; (e) each Contract expressly limiting, in any material respect, the freedom of the Sellers to compete in any line of business or with any Person in any geographic area; (f) each Contract under which the Sellers or any of their Affiliates agrees to supply all or substantially all of the requirements of a Person for any products or services, or which gives any other Person the exclusive right to be a provider of specific products or services to the Sellers with respect to the business conducted at the Designated Plants; (g) each lease or similar agreement under which either of the Sellers is the lessor of, or makes available for use by any Person, any of the Seller Assets; (h) each Contract that grants to any Person any “most favored nation” right or any right of first refusal or other preferential right to purchase or acquire any material assets or property; (i) each Contract providing for any “take or pay” or similar unconditional purchaser or payment obligations; and each joint venture, partnership or similar Contract. (j) The Sellers have made available to the Purchaser true and complete copies of each Material Seller Contract. All of the Material Seller Contracts are valid and in full force and effect, subject to the Enforceability Exceptions, and the applicable Seller party is not in breach or default in any material respect in the performance of its duties and obligations under any Material Seller Contract, and to the Sellers’ Knowledge, no event has occurred that, with notice or lapse of time or both, would constitute such a material breach or default.

-17- SECTION 4.11 Intellectual Property; Privacy and Security. (a) The Sellers or their Affiliates own or have a valid right to use all Intellectual Property that is currently used in and material to the business conducted at the Designated Plants. To the Sellers’ Knowledge, the business presently conducted at the Designated Plants does not infringe upon or otherwise violate the Intellectual Property rights of any Person. (b) The computers, computer networks, software, computer hardware, and communication and storage systems owned, operated, or licensed by the Sellers or their Affiliates for business conducted at the Designated Plants (collectively, the “Systems”) are in good repair and operating condition and are sufficient for the needs of the business as currently conducted at the Designated Plants. The Sellers or their Affiliates have (i) implemented and maintained reasonable business continuity, backup, security, and disaster recovery plans and procedures with respect to the Systems and Business Data at the Designated Plants, (ii) taken reasonable steps to assess and test such plans and procedures at the Designated Plants; and (iii) remediated all material vulnerabilities identified by such assessments and testing at the Designated Plants. To the Sellers’ Knowledge, there has been no actual or reasonably suspected (i) unlawful or unauthorized access, use, loss, destruction, modification, or disclosure of Seller Books and Records; (ii) breach of security of any System; or (iii) disruption, interruption or outage to any System that that has caused or would reasonably be expected to cause a material disruption to the conduct of the business at the Designated Plants. (c) The Sellers or their Affiliates are in compliance with all applicable Privacy and Security Laws in all material respects, as such laws may apply to Business Data at the Designated Plants. The Sellers or their Affiliates have at all times implemented and maintained security measures, plans, procedures, controls, and programs to protect and maintain the security of Business Data at the Designated Plants. The Sellers or their Affiliates have not received any written, oral, or other notice from any Person or Governmental Authority, and there are no Proceedings alleging that the Sellers or their Affiliates are in violation of a Privacy and Security Law with respect to the Designated Plants. SECTION 4.12 Litigation. Schedule 4.12 lists all material Proceedings that are pending or, to the Sellers’ Knowledge, threatened in writing against the Sellers arising out of the business conducted at the Designated Plants or relating to the Seller Assets. There are no Proceedings pending or, to the Sellers’ Knowledge, threatened against the Sellers (a) that question the validity of this Agreement or any Transaction Agreement or any action taken or to be taken by the Sellers in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or any Transaction Agreement or (b) that would reasonably be expected to adversely affect in any material respect the ability of the Sellers to perform its obligations under and consummate the transactions contemplated by this Agreement or any Transaction Agreement. SECTION 4.13 Employee Benefit Plans. (a) Schedule 4.13(a) sets forth each material written “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); stock purchase, severance, retention, employment, change-in-control, deferred compensation, supplemental retirement, bonus, incentive, vacation or other employee benefit plan,

-18- agreement or program that is maintained, sponsored or contributed to by the Sellers or their ERISA Affiliates for the benefit of the Transferable Seller Employees (the “Seller Plans”). (b) None of the Sellers nor any of their ERISA Affiliates within the six-year period preceding the date of this Agreement has sponsored, maintained or contributed to (or has been obligated to contribute to) any “employee pension plan,” as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or Section 412, 430 or 436 of the Code or any “multiemployer plan,” as defined in Section 3(37) of ERISA, in each case that is applicable to any Transferable Seller Employees. (c) Each Seller Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination, advisory or opinion letter from the IRS regarding its qualification thereunder and, to the Sellers’ Knowledge, nothing has occurred since the date of the most recent such determination, advisory or opinion letter that would adversely affect the qualified status of any of such Seller Plans. (d) There is no Proceeding pending or, to the Sellers’ Knowledge, threatened in writing against the Sellers related to the Seller Plans (other than routine claims for benefits) that would reasonably be expected to result in any liability to the Purchaser. (e) The representations and warranties set forth in this Section 4.13 constitute the only representations and warranties of the Sellers regarding the Seller Plans or any other ERISA matter. SECTION 4.14 Labor and Employment Matters. (a) The Sellers are, as of the date hereof, in compliance in all material respects with all applicable Laws respecting employment of its employees. There has been no “mass layoff’ or “plant closing” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), or any similar state or local “mass layoff’ or “plant closing” Law with respect to the Sellers within the six months prior to the date hereof. (b) The Sellers are not a party to or otherwise bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization in respect of the business conducted at the Designated Plants. The Sellers are not subject to any written charge, demand, petition, or other Proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization nor, as of the date of this Agreement or during the twelve months prior to the date of this Agreement, has there been any pending or, to the Sellers’ Knowledge, threatened, any material labor strike, walkout, work stoppage, slow-down, or lockout involving the business conducted at the Designated Plants. SECTION 4.15 Taxes. (a) All Tax Returns that are or were required to have been filed by the Sellers (or any of their Affiliates) pursuant to applicable Law with respect to the ownership or operation of the Seller Assets or the Designated Plants have been timely filed (taking into account any applicable extensions), and all Taxes due (whether or not shown on such Tax Returns) with respect to the ownership or operation of the Seller Assets or the Designated Plants have been paid in full.

-19- (b) All deficiencies asserted or assessments made as a result of any examinations by any Governmental Authority with respect to any Taxes due from the Sellers have been paid in full. No audit or other Proceeding by any Governmental Authority is pending or threatened in writing with respect to any Taxes due from the Sellers. (c) There are no Liens with respect to Taxes upon any of the Seller Assets, except for Permitted Liens. (d) None of the Seller Assets is subject to or owned by any Tax partnership, as defined in Code Section 761 and the related Treasury Regulations, or any analogous provision of applicable Tax Law. (e) For the avoidance of doubt, the representations and warranties made in this Section 4.15 and in Section 4.7(f), Section 4.13(c) and Section 4.23(a) are the only representations and warranties made by the Sellers with respect to matters related to Taxes. Furthermore, nothing in this Section 4.15 shall be construed as a representation or warranty with respect to, or a guarantee of, whether any particular position taken by the Sellers with respect to the Taxes attributable to the ownership or operation of the Designated Plants or the Seller Assets for a Pre- Closing Tax Period is permitted to be taken by the Purchaser after the Closing with respect to a Tax period (or portion thereof) beginning after the Closing Date. SECTION 4.16 Permits; Compliance with Laws. Schedule 4.16 lists all current Permits issued to the Sellers which are necessary and material to the conduct of the business as currently conducted at the Designated Plants or to the ownership, lease, operation or use of the Seller Assets (“Seller Permits”), including the names of the Permits and their respective dates of expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Seller Permit. The Seller Permits constitute all material Permits that are required for the operation of the Designated Plants and the business conducted thereat as currently conducted and all Seller Permits are valid and in full force and effect. All fees and charges with respect to Seller Permits that are required to have been paid as of the date hereof have been paid in full. Since January 1, 2020, Sellers have complied in all material respects with, and are now in compliance in all material respects with, all Laws applicable to the conduct of the business as currently conducted at the Designated Plants or the ownership and use of the Seller Assets. The foregoing representations and warranties do not address Taxes which are the subject of Section 4.15 or Environmental Laws which are the subject of Section 4.18. SECTION 4.17 Proceedings; Orders. To the Sellers’ Knowledge, except as set forth on Schedule 4.17, there is no pending Proceeding, and no Person has threatened to commence any Proceeding: (i) that involves the Designated Plants or that relates to or might affect the Seller Assets (whether or not either of the Sellers is named as a party thereto) other than with respect to lapsed Environmental Permits of the Sellers for which re-applications are currently pending before the appropriate Governmental Authority; or (ii)that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. To the Sellers’ Knowledge and except as set forth Schedule 4.17, no event has occurred, and no Claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such

-20- Proceeding. There is no Order to which the Sellers, or any of the Seller Assets, is subject, and neither of the Sellers’ is subject to any Order that relates to the Designated Plants or to any of the Seller Assets. SECTION 4.18 Environmental Laws. (a) The operations of Sellers with respect to the Designated Plants and the business conducted at such Designated Plants are currently in compliance in all material respects with all applicable Environmental Laws, except for such matters as have been fully resolved. (b) Sellers have obtained and are in material compliance with all Environmental Permits which, to Sellers’ Knowledge, are necessary and material to the conduct of the business as currently conducted at the Designated Plants or to the ownership, lease, operation or use of the Designated Plants. Each of these Environmental Permits are disclosed on Schedule 4.18(b) with their respective dates of expiration. All such Environmental Permits are in full force and effect and shall be maintained in full force and effect, except as set forth in Schedule 4.18(b), by Sellers through the Closing Date in accordance with Environmental Laws. To the Sellers’ Knowledge, no environmental condition, environmental event or environmental circumstance exists at the Designated Plants that would reasonably be expected to prevent or impede in any material respect, after the Closing Date, the conduct of the business at the Designated Plants as currently conducted or the ownership, lease, operation or use of the Designated Plants. (c) Since January 1, 2020, neither of the Sellers have received from any Governmental Authority, with respect to the Designated Plants and the businesses conducted thereon, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. (d) To Sellers’ Knowledge, and except as described in Schedule 4.18(d) since January 1, 2020, there has been no Release of Hazardous Substances in concentrations that require reporting, investigation, or remediation or that give rise to liability under any Environmental Law with respect to the Designated Plants and the business conducted thereon, and Sellers have not received an Environmental Notice from a Governmental Authority that any of the Designated Plants and the business conducted thereon (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Substance which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Sellers. (e) The Assumed Seller Contracts do not include any Contracts pursuant to which the Purchaser will retain or assume any liabilities or obligations of third parties under Environmental Law with respect to the Designated Plants. (f) The Sellers have furnished to the Purchaser the (i) environmental audits, reports, studies, records, sampling data, site assessments, risk assessments and other environmental documents relating to the Designated Plants and the businesses conducted thereon listed on Schedule 4.18(f), which constitute all of the material written audits, reports, studies, records, sampling data, site assessments, risk assessments and other environmental documents relating to

-21- the Designated Plants that are in the Sellers’ possession or control related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Substances; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution or emissions, manage waste or otherwise ensure compliance with current Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes). (g) Sellers are not aware of and do not reasonably anticipate, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Substances that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the with the Designated Plants and the business conducted thereon. (h) The representations and warranties set forth in this Section 4.18 are the sole and exclusive representations and warranties of the Sellers with respect to matters relating to Environmental Laws or Hazardous Substances. SECTION 4.19 Customers and Suppliers. (a) Schedule 4.19(a) sets forth: (i) the ten largest customers of the business conducted at each of the Designated Plants (in the aggregate, measured by revenue generated), excluding any Affiliates of the Sellers, for the nine months ended September 30, 2021, and calendar year 2020 and (ii) the revenue generated from such customers (in the aggregate) during such periods. Except as set forth on Schedule 4.19(a), no customer identified in clause (i) above has advised either of the Sellers in writing that such customer is terminating or considering terminating any Material Seller Contract relating to the business conducted at the Designated Plants or is planning to discontinue or reduce its future spending with either of the Sellers. (b) Schedule 4.19(b) sets forth: (i) the ten largest suppliers of the business conducted at the Designated Plants (in the aggregate, measured by the dollar amounts paid by the Sellers to such suppliers), excluding any Affiliates of the Sellers, for the nine months ended September 30, 2021, and the calendar year 2020 and (ii) the dollar amounts paid by the Purchaser to such suppliers and to all suppliers (in the aggregate during such periods). Except as set forth on Schedule 4.19(b), no supplier identified in clause (i) above has advised either of the Sellers in writing that such supplier is terminating or considering terminating any Material Seller Contract relating to the business conducted at the Designated Plants or is planning to discontinue supplying the Designated Plants with goods or services or reduce the quantity of goods or services supplied. SECTION 4.20 Insurance. Schedule 4.20 sets forth a list of the insurance policies maintained by the Sellers that provide coverage for the Designated Plants and the business conducted at the Designated Plants. All such policies are, and will be through the Closing, in full force and effect and the Sellers are not in material default of any provision thereof or has received notice of cancellation or termination thereof. SECTION 4.21 Affiliated Transactions. There is no Contract, arrangement, liability or obligation between either of the Sellers and any of its Affiliates that will continue in effect or give rise to any obligation on the part of the Purchaser after the Closing Date.

-22- SECTION 4.22 Fees. The Sellers have not paid or become obligated to pay any fee or commission to any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement for which the Purchaser will have any liability or responsibility whatsoever. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser hereby represents and warrant to the Sellers that, on and as of the date of this Agreement (or, to the extent a representation or warranty is made as of a specified date, as of such date): SECTION 5.1 Organization; Power and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own, lease and operate its properties and assets and conduct its business and operations as presently being conducted. SECTION 5.2 Authorizations; Execution and Validity. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Agreement and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each Transaction Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been, and at the Closing each of the Transaction Agreements will be, duly and validly executed and delivered by the Purchaser and this Agreement and each Transaction Agreement constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions. SECTION 5.3 Absence of Conflicts. The execution and delivery by the Purchaser of this Agreement and each Transaction Agreement, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not (i) result in any violation or breach of any provision of the Organizational Documents of the Purchaser, or (ii) result in any violation in any material respect of any Law or any Order applicable to the Purchaser and its respective properties or assets. SECTION 5.4 Governmental Approvals. Except for the DOJ Consent, there is no requirement applicable to the Purchaser to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Purchaser of this Agreement or any Transaction Agreement, the due performance by the Purchaser of its obligations hereunder or thereunder or the lawful consummation by the Purchaser of the transactions contemplated hereby and thereby, except for any filing, consent or requirement which, if not made, obtained or satisfied, would not reasonably be expected to prevent, impede or otherwise affect in any material respect the transactions contemplated by this Agreement or any Transaction Agreement.

-23- SECTION 5.5 Fees. The Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement for which the Sellers will have any liability or responsibility whatsoever. SECTION 5.6 Sophisticated Purchaser. (a) The Purchaser has read and understands the provisions of this Agreement, which it acknowledges have been negotiated at arm’s length, and has obtained appropriate professional assistance with respect to all legal, Tax and accounting consequences relating to the transactions contemplated hereby. In entering into this Agreement, the Purchaser is relying solely upon the representations, warranties and other terms and provisions of this Agreement and on the conclusions drawn from its own due diligence review. (b) The Purchaser acknowledges and agrees that neither the Sellers nor any of their Affiliates, Subsidiaries, officers or agents, or any other Person, has at any time expressly or implicitly represented, guaranteed, or warranted to the Purchaser that (i) any profit or other economic benefit will be realized by it as a result or in connection with its acquisition of the Seller Assets, (ii) any financial projections with respect to the Seller Assets or Designated Plants will prove to be true and correct or (iii) past performance or experience on the part of the Sellers in any way indicates the predictable results of the Purchaser with respect to the Seller Assets. SECTION 5.7 No Financing Contingency. The Purchaser has and will have as of the Closing Date sufficient cash on hand or in bank accounts or available under its line of credit with which to pay the Closing Cash, together with all fees and expenses incurred by or on its behalf, at Closing to perform its obligations under this Agreement and the other documents to which it is a party and to consummate the transactions contemplated herein and therein. ARTICLE 6 COVENANTS SECTION 6.1 Cooperation. (a) From the date hereof until the Closing Date, upon the terms and subject to the conditions of this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable Laws) to consummate and make effective at the Closing the sale, conveyance, assignment, transfer and delivery of the Seller Assets and the other transactions contemplated in this Agreement. (b) To the extent the Sellers or the Purchaser or any of their respective Affiliates receives a request for information or documentary material from any Governmental Authority with respect to this Agreement or any of the transactions contemplated hereby, such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and, to the extent permitted by applicable Law, after consultation with the other parties, an appropriate response in compliance with such request. The Sellers and the Purchaser shall each cooperate with and use all reasonable efforts to assist the other with respect to any negotiations with each Governmental Authority as to which such negotiations are necessary or appropriate in the

-24- consummation of the transactions contemplated hereby and shall produce all documents requested by, and provide responses to any questions from, such Governmental Authorities. The Purchaser shall, as promptly as practicable after the date hereof (to the extent the Purchaser has not already completed the following activities), (i) prepare and furnish all necessary information and documents reasonably requested by the DOJ and any other Governmental Authority; and (ii) use reasonable best efforts to demonstrate to the DOJ and any other Governmental Authority that the Purchaser is an acceptable purchaser of the Seller Assets. Nothing in this Agreement shall prevent the Sellers from complying with the DOJ Consent and the Sellers shall not be considered in breach of this Agreement for taking any actions to comply with the DOJ Consent. The Sellers shall control strategy and communications with the DOJ and any other Governmental Authority, and, to the extent not prohibited by Law, the DOJ, or any other Governmental Authority, the Purchaser shall not communicate with or make submissions to the DOJ or any other Governmental Authority without the simultaneous attendance or prior written consent of the Sellers. The Purchaser shall promptly notify the Sellers of any communications the Purchaser or its Affiliates receive from any Governmental Authority relating to the transactions contemplated by this Agreement and permit Sellers to review in advance any proposed communications by or on behalf of the Purchaser or any of its Affiliates to any Governmental Authority, unless the staff of such Governmental Authority requires otherwise; provided, however, that the Sellers shall not be entitled to review or have access to the Purchaser’s business plan or the Purchaser’s other competitively sensitive information. SECTION 6.2 Conduct of Business. From the date hereof until the Closing Date, each of the Sellers shall, unless the other parties shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or except as described in Schedule 6.2 of the Seller Schedules or as otherwise specifically contemplated by this Agreement: (a) operate the Designated Plants only in the Ordinary Course of Business; (b) maintain its books, accounts and records that relate the Seller Assets in the usual, regular and ordinary manner, on a basis consistent with prior years, and not make any material change to any of its accounting principles that relate to the Seller Assets, except as required by GAAP; (c) maintain the properties, Equipment and other assets included in the Seller Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; (d) pay its debts, Taxes and other obligations with respect to the Assumed Seller Liabilities in the Ordinary Course of Business; (e) not transfer, assign, lease, sell, or otherwise dispose of any material Seller Assets except in the Ordinary Course of Business; (f) return to the Designated Plants any Equipment shared by the Designated Plants with any other plant owned or operated by either of the Sellers of their Affiliates and primarily used in the operations at the Designated Plants or which is necessary to produce products

-25- sold by the Designated Plants and not transfer any such shared Equipment from the Designated Plants; (g) clean up all junk, debris, waste and concrete culls from each of the Designated Plants prior to Closing; (h) remove the burned down building at the Littleton plant and provide, transport, replace, scrap, remove and/or repair the items of Equipment to the extent set forth in Schedule 4.9. In the event the Sellers cannot remove the burned down building at the Littleton plant before the Closing, the Sellers’ shall pay, at the Sellers’ sole expense, all cost associated with such removal; (i) not transfer or re-assign any management or supervisory personnel from the Designated Plants to any other plant owned or operated by either Seller or any of their Affiliates; (j) not liquidate or dissolve, or file a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition applicable to the Sellers under any similar Law; and (k) not agree to take any action or actions prohibited by any of the foregoing clauses (a) through (f); provided, however, that this Section 6.2 shall not be construed to prohibit (i) any payments to Affiliates or third parties in the Ordinary Course of Business, (ii) the performance of or actions taken in respect of the Retained Seller Liabilities or (iii) adjustments in inventory production that impact the calculation of Closing Inventory. SECTION 6.3 Access to Information. From and after the date hereof until the Closing Date, the Sellers shall, (a) subject to and in compliance with any obligations of confidentiality, access or non-disclosure provided by applicable Law or contained in any Contracts to which the Sellers or their Affiliates are a party or by which the Sellers or their Affiliates are bound, provide the Purchaser and its accountants, employees, attorneys and other representatives reasonable access to, and permit such Persons to review, during normal business hours and upon reasonable prior written request, the books, Contracts, accounts, records and files of the Sellers, and (b) provide such other information to the Purchaser and its representatives as they may reasonably request, in each case, which (i) is reasonably necessary to assist the Purchaser with integration and transition planning in connection with the transactions contemplated hereby, (ii) relates exclusively to the Seller Assets and Assumed Seller Liabilities and (iii) is not inconsistent with applicable Law. Notwithstanding the foregoing, the Purchaser acknowledges that none of the Sellers nor any of their Affiliates shall be obligated to provide to the Purchaser (x) any information relating to any offers or indications of interest received by the Sellers, their Affiliates or representatives from any Person other than the Purchaser to acquire the Seller Assets or other properties of the Sellers or assets or any communications between the Sellers and their Affiliates or representatives on the one hand and any such other Person on the other hand relating to such offers or indications of interest or the transactions contemplated thereby (it being understood that the Sellers may retain all such documents, information and communications, which shall be the sole property of the Sellers at all times prior to and after the Closing), (y) any work papers or

-26- similar materials prepared by the independent public accountants of the Sellers or their Affiliates, except to the extent that such accountants agree to provide access to such work papers or similar materials upon such terms and conditions as shall be determined by such accountants in their sole discretion, and (z) any documents or information that are protected by the attorney-client privilege or work product doctrines as determined in the Sellers’ sole discretion. SECTION 6.4 Certain Confidential Information. (a) The Purchaser hereby acknowledges that it and its Affiliates have received and will continue to receive certain documents and information from the other parties in connection with the transactions contemplated by this Agreement. All such materials reviewed or received, including, without limitation, materials reviewed in connection with Section 6.3, shall be deemed to be Confidential Information for the purposes of the Confidentiality Agreement. The Purchaser hereby acknowledges that it and its Affiliates are bound by the Confidentiality Agreement and agrees that it will not, and it will not permit any of its Affiliates, directors, officers, independent accountants, agents or other representatives to, use or disclose any Confidential Information of the Sellers, except as permitted by such agreement. The provisions of this Section 6.4, insofar as they relate to Confidential Information with respect to the Designated Plants, the Seller Assets and the Assumed Seller Liabilities (but not to any Excluded Seller Assets or Retained Seller Liabilities) shall terminate as to the Purchaser upon the Closing. Except as provided in the immediately preceding sentence, the provisions of this Section 6.4 shall survive the Closing or any termination of this Agreement indefinitely. Nothing in this Section 6.4 or the Confidentiality Agreement shall be construed to limit or supersede the common law of torts or statutory or other protection of Trade Secrets where such law provides the Sellers with greater or longer protection than provided in this Section 6.4. (b) Each party acknowledges that an Affiliate of the Sellers is a public company whose shares are traded on a national securities exchange. In connection therewith, the parties (i) are aware that the United States securities laws prohibit any Person who has material, nonpublic information about a public company from purchasing or selling securities of that company, or from communicating that information to any other Person under circumstances where it is reasonably foreseeable that such Person is likely to purchase or sell those securities, (ii) are familiar with the Securities Act and the Exchange Act and (iii) shall not use, nor cause any third party to use, any Confidential Information in contravention of the Securities Act or the Exchange Act. SECTION 6.5 Access to Documents Following the Closing; Preservation of Books and Records. (a) For a period of seven (7) years from and after the Closing Date, (i) the Purchaser shall not dispose of or destroy any Seller Books and Records in such party’s possession at such time without first offering to turn over possession thereof to the Sellers, by written notice to the Sellers at least 90 days prior to the proposed date of such disposition or destruction; (ii) the Purchaser shall afford the Sellers and their Affiliates, representatives and agents access to its Books and Records for the purpose of making any required filing with any Governmental Authority or complying with any Tax or regulatory requirement applicable to such party or its Affiliates but not for the purpose of making or asserting any Claim or commencing or participating in any Proceeding against the Purchaser or its Affiliates, upon reasonable notice, during normal business hours, consistent with applicable Law and in accordance with and subject to such

-27- reasonable procedures and limitations as may be established by the Purchaser. Any information provided by the Purchaser to either of the Sellers or their representatives, in either case in accordance with this Section 6.5 or otherwise pursuant to this Agreement, shall be held by such requesting party and its representatives in accordance with Section 6.4 and shall be considered Confidential Information. Nothing contained in this Section 6.5 shall prohibit or restrict the Purchaser from destroying or disposing of any Books and Records in accordance with their regular document retention policies, as in effect from time to time. (b) Notwithstanding anything to the contrary herein, nothing herein shall require the Purchaser to disclose any information to either of the Sellers, their Affiliates, representatives or agents, in either case if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any applicable Law, fiduciary duty or agreement. (c) Notwithstanding anything to the contrary herein, the seven-year period referred to in Section 6.5(a) with respect to any party shall be extended if either of the Sellers (or their successors) advises the Purchaser in writing, that any Proceeding or investigation is pending or threatened at the termination of such seven-year period, in which case such extension shall continue until any such Proceeding or investigation has been dismissed or settled through judgment or otherwise resolved. (d) Following the Closing Date, the Purchaser shall furnish the Quikrete Auditor with such information that it reasonably deems relevant in connection with its review, assessment audit, as applicable, of the historical financial statements for periods up to and including the Closing Date and/or the internal controls of Quikrete, the direct parent of Rinker Materials and/or Forterra, the direct parent of FPP. SECTION 6.6 Limited Representations. (a) Each of the parties expressly acknowledge and agree that neither such party nor any of its Affiliates has made and shall not be deemed to have made to (1) in the case of either of the Sellers, the Purchaser, and (2) in the case of the Purchaser, either of the Sellers, any representation or warranty other than those expressly made by the Sellers in Article 4 and the Purchaser in Article 5. Without limiting the generality of the foregoing, the parties further acknowledge and agree that: none of the Sellers nor any of their affiliates or representatives has made or is making any representations or warranties of any kind, express or implied or statutory, at law or equity, with respect to the business conducted at the Designated Plants or the Seller Assets other than as set forth in Article 4, including, but not limited to, any (i) express or implied warranties as to any financial projections or other forward- looking information with respect to the business conducted at the Designated Plants, (ii) implied warranties of merchantability and fitness for a particular purpose with respect to the Seller Assets or (iii) express or implied warranties as to any other matter which, under applicable Law, would be deemed to give rise to any express or implied warranty unless such warranties are expressly disclaimed by the Sellers, and the Sellers hereby disclaim any other representations or warranties that would otherwise be deemed to be made by either of the Sellers, their Affiliates or any of their respective officers, directors, employees, agents, financial and legal advisors or other representatives in connection with this Agreement or any Transaction Agreement or the transactions contemplated hereby and thereby.

-28- (b) The Purchaser acknowledges and agrees that (i) it has not relied and is not relying upon any representations or warranties of the Sellers other than those contained in Article 4, (ii) the representations and warranties in Article 4 refer to past activities of the Sellers with respect to the Designated Plants up to the Closing and are not intended to serve as representations to, or a guarantee of, nor can they be relied upon with respect to, the operation of the Designated Plants by the Purchaser or its Affiliates after the Closing; and (iii) the Purchaser will not, and will cause its Affiliates not to, assert any claims or take any position in any Proceeding that is inconsistent with the provisions of this Section 6.6. (c) The Sellers acknowledges and agree that (i) the Sellers have not relied and are not relying upon any representations or warranties of the Purchaser other than those contained in Article 5, and (ii) the Sellers will not, and will cause their Affiliates not to, assert any claims or take any position in any Proceeding that is inconsistent with the provisions of this Section 6.6. SECTION 6.7 Cash and Cash Equivalents. (a) If, on or after the Closing Date, either of the Sellers receives any checks or any other amounts in cash in respect of any Seller Assets (other than in respect of any Retained Seller Liabilities), such Seller shall notify the Purchaser and such checks or cash (i) shall be held in trust for the benefit of the Purchaser, (ii) shall be segregated from the other property or funds of such Seller, (iii) in the case of checks, shall be (x) duly and properly endorsed to the Purchaser in accordance with such instructions as the Purchaser shall from time to time furnish to the Sellers and (y) forwarded, no later than five Business Days after the date of receipt thereof by such Seller, using a nationally recognized overnight delivery service for next-day delivery to the Purchaser, and (iv) in the case of cash in a form other than a check, shall be forwarded promptly to the Purchaser, but no later than five Business Days after the date of receipt thereof by such Seller, in such manner as the Purchaser shall from time to time direct. (b) If, on or after the Closing Date, the Purchaser receives any checks or any other amounts in cash in respect of any Excluded Seller Assets, Purchaser shall notify the Sellers and such checks or cash (i) shall be held in trust for the benefit of the Seller, (ii) shall be segregated from the other property or funds of the Purchaser, (iii) in the case of checks, shall be (x) duly and properly endorsed to the Sellers in accordance with such instructions as the Sellers shall from time to time furnish to the Purchaser and (y) forwarded, no later than five Business Days after the date of receipt thereof by the Purchaser, using a nationally recognized overnight delivery service for next-day delivery to the Seller, and (iv) in the case of cash in a form other than a check, shall be forwarded promptly to the Seller, but no later than five Business Days after the date of receipt thereof by the Purchaser, in such manner as the Sellers shall from time to time direct. SECTION 6.8 Mail. Each of the Sellers agrees to promptly deliver to the Purchaser and the Purchaser agrees to promptly deliver to the applicable Seller the original of any mail or other communication received by such party after the Closing Date which should properly be the property of such other party.

-29- SECTION 6.9 Bulk Sales Laws. The parties hereby waive compliance with any applicable Bulk Sales Laws in connection with the transactions contemplated by this Agreement or any Transaction Agreement. SECTION 6.10 Seller Employee Benefit Arrangements. (a) At least five (5) Business Days prior to the Closing Date, the Purchaser shall make an offer of employment to those (A) Transferable Seller Employees and (B) new employees of the Sellers hired at the Designated Plants after the date hereof and designated in writing to the Purchaser at least three Business Days prior to Closing, in each case whom the Purchaser elects, in its sole discretion, to make an offer of employment; provided however, that all offers of employment shall be subject to the Purchaser’s customary employee screening policies (including drug testing). (b) On and after the Closing Date, the Purchaser shall be responsible with respect to all Transferred Seller Employees for compliance with WARN and any similar state or local Laws. Neither the Purchaser nor any of its Affiliates shall, at any time during the six-month period after the Closing Date, take or otherwise permit to be taken any action that would result in a “plant closing” or a “mass layoff” (as each such term is defined in WARN) or any similar action under any applicable state or local Law requiring notice to employees in connection with a plant closing or layoff, in each case affecting in whole or in part any Transferred Seller Employees, any Designated Plant, or any other facility, site of employment, operating unit or employee of the Sellers, without complying fully with the notice and other requirements of WARN or such applicable state or local Law. (c) To the extent that any Transferred Seller Employee is covered by any collective bargaining agreement, the Purchaser, to the extent required under such agreement or applicable Law, shall (or shall cause an Affiliate to) assume and comply with, effective for periods after the Closing, such agreement. The Purchaser shall (or shall cause an Affiliate to) give any required notices relating to the assumption of such agreement. (d) Notwithstanding anything herein to the contrary, the Purchaser shall (or shall cause an Affiliate thereof to) treat, and cause the applicable benefit plans to treat, the service of Transferred Seller Employees with the Sellers attributable to any period before the Closing Date as service rendered to the Purchaser and its Affiliates for purposes of eligibility to participate, vesting and for other appropriate purposes (but not for accrual of benefits under any defined benefit pension plan or under any severance plan), including, but not limited to, applicability of minimum waiting periods for participation, to the extent that Purchaser is not precluded from doing so pursuant to the terms of Purchaser’s employee benefit plan or insurance policy documents related to the Purchaser’s employee benefit plans. (e) From and after the Closing and subject to the Transition Services Agreement, the Purchaser shall be solely responsible for providing to Transferred Seller Employees and their qualified beneficiaries any continuation coverage that is required under COBRA or any other applicable state statute mandating health insurance continuation coverage in respect of any qualifying event occurring on or after the Closing Date.

-30- (f) In the event that a Transferred Seller Employee makes a voluntary election pursuant to Section 401(a)(31) of the Code to roll over his or her account balance in a tax-qualified defined contribution plan sponsored by the Sellers to a tax-qualified defined contribution plan sponsored by the Purchaser or an Affiliate thereof in which such Transferred Seller Employee is eligible to participate, the Purchaser shall cause such tax-qualified defined contribution plan to accept such rollover to the extent permitted by applicable Law. (g) The parties hereto acknowledge and agree that nothing herein shall be construed to (i) create any right in any other Person, including, without limitation, any employees, former employees, any participants in any Seller Plan (or other employee benefit plan within the meaning of Section 3(3) of ERISA) or any beneficiaries thereof, (ii) create any right to continued employment with the Seller, the Purchaser or any of their respective Affiliates, (iii) amend, or may be construed as amending, any Seller Plan or employee benefit plan, program or policy of the Purchaser or any of its Affiliates or (iv) confer upon any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement. (h) For the period commencing on the Closing Date through the end of the fifth calendar year commencing with first calendar year beginning after the Closing Date, the Sellers agree to fully indemnify Purchaser and its Affiliates for (i) the amount of any withdrawal liability or partial withdrawal liability incurred by Purchaser or its Affiliates in connection with the Construction & General Laborers’ Union Local No. 324 and the Laborers’ International Union of North America, National (Industrial) Pension Fund and the Laborers’ International Union of North America, National Pension Trust, and (ii) the amount of any bond issued by a corporate surety company or any amount held in escrow by a bank or similar financial institution, in either case, as furnished by Purchaser or its Affiliate to the Laborers’ International Union of North America, National (Industrial) Pension Fund and the Laborers’ Internal Union of North America, National Pension Trust, with respect to the Construction & General Laborers’ Union Local No. 324 as security for any withdrawal liability or partial withdrawal liability, as described in clause (i) above, but only to the extent any such bond or escrow is drawn upon in satisfaction of any such liability or portion thereof. SECTION 6.11 Carve-Out Transaction; Termination of Certain Services and Arrangements. The parties acknowledge that following the consummation of the transactions contemplated hereby, each of the parties will continue to be in the concrete pipe and precast manufacturing business and that the Seller Assets and the Designated Plants do not constitute all or substantially all of the concrete pipe and precast manufacturing operations of the Sellers. The parties further acknowledge that the Purchaser is not acquiring any right to any Excluded Seller Assets. Effective as of the Closing Date, and subject to the Transition Services Agreement, all Seller Corporate Services being provided by the Sellers or their Affiliates in respect of the business conducted at the Designated Plants shall cease and the Sellers and their Affiliates shall have no further obligation to provide any such services in respect of the Seller Assets or the Designated Plants. SECTION 6.12 Fleet Leases.

-31- (a) Schedule 6.12 lists each vehicle that is used exclusively in the business conducted at the Designated Plants but leased by the Sellers pursuant to a fleet lease (collectively, the “Fleet Leases”). At or prior to the Closing, the parties shall (i) establish, in the Purchaser’s name, a new lease (on terms reasonably satisfactory to the Purchaser) between the Purchaser and the lessor under the Fleet Lease with respect to the vehicles listed on Schedule 6.12, (ii) remove such vehicles and associated obligations from the Fleet Lease, and (iii) transfer and deliver such vehicles to the Purchaser; provided, however, that if any vehicle listed on Schedule 6.12 is assigned exclusively to a Transferable Seller Employee that is not a Transferred Seller Employee as of the Closing Date, Purchaser shall not be required to include such vehicle in the new lease entered into pursuant to Section 6.12(a)(i). (b) If the Sellers receive any invoice for payment of maintenance, taxes, insurance or loss related to the vehicles set forth on Schedule 6.12 and subject to the new lease entered into pursuant to Section 6.12(a)(i) that are for periods after the Closing, the Sellers shall promptly inform the Purchaser of such invoice and the Purchaser shall pay such invoice or, if paid by the Sellers, reimburse the Sellers for any payments made or costs incurred by the Sellers in connection with such invoice, including without limitation any reasonable and documented expenses incurred in connection with any dispute of such invoice at the Purchaser’s request. SECTION 6.13 Title and Survey Review. The Purchaser shall, at the Purchaser’s expense, be entitled to obtain title commitments or surveys that the Purchaser may desire. The Purchaser shall have until the date that is 45 days after the date hereof to review all exceptions to title and survey matters. With respect to each Designated Plant, the Purchaser shall deliver written notice of any Encumbrances or other title defects, in each case, which would reasonably be expected to materially restrict the Purchaser’s use and quiet enjoyment of such Designated Plant to the Sellers within five (5) days after receipt of a title commitment and survey for such Designated Plant, and in any event, prior to the expiration of such 45-day period. Sellers shall use commercially reasonable efforts to cure any such Encumbrances or title defects as promptly as practicable and at Sellers’ expense. The Sellers covenant and agree that all Liens and exceptions to title to the Designated Plants which can be removed or discharged by the payment of money only, including, without limitation, judgment liens, mortgages, mechanics’ liens and delinquent taxes or taxes which are otherwise due and payable on or before Closing (the “Monetary Liens”), must be removed by the Sellers with respect to Designated Plants, at or prior to Closing. For the avoidance of doubt it is the intent of the parties that Monetary Liens, regardless of materiality, must be removed on or before Closing. This Section 6.13 and the covenants made herein shall survive the Closing. SECTION 6.14 St. Martinville Leased Real Property. FPP hereby covenants and agrees to obtain indefeasible fee simple title to the St. Martinville Leased Real Property as soon as practicable following the Closing. In the event that FPP obtains indefeasible fee simple title to the St. Martinville Leased Real Property following the Closing and prior the expiration of the Master Lease, the Purchaser shall purchase, and FPP shall convey to Purchaser by special warranty deed (on substantially the form set forth on Exhibit A-5), an indefeasible fee simple interest in the St. Martinville Leased Real Property from FPP or an Affiliate of FPP as soon as reasonably practicable, but in any event within 90 days, following the receipt of written notification from FPP that FPP has obtained indefeasible fee simple title to the St. Martinville

-32- Leased Real Property. The purchase price for the St. Martinville Leased Real Property shall be $100.00. SECTION 6.15 Sellers Names; Marks. Purchaser shall cease using the logos, trademarks, service marks, trade names, and trade dress of the Sellers and its Affiliates (whether on vehicles, signage or otherwise) immediately after the Closing and shall remove and discard any and all such logos, trademarks, service marks, trade names, and trade dress from the Designated Plants and the Sellers Assets as soon as reasonably practical, but in any event within six (6) months of the Closing. SECTION 6.16 R&W Insurance Policy. The Purchaser may elect to purchase a representation and warranty insurance policy in connection with this Agreement (the “R&W Insurance Policy”). In such event, the Purchaser agrees that the R&W Policy shall expressly provide that, other than with respect to fraud by the Person against whom recourse is sought, the insurers thereunder shall have no indemnification, contribution, assignment, subrogation or other rights to pursue any claim against the Sellers or any of its Affiliates or representatives (or representatives of its Affiliates) and the Sellers and such Affiliates and representatives shall be express third-party beneficiaries of such provisions. Following the Closing, the Purchaser shall not amend or waive, nor permit the amendment or waiver of, the foregoing provisions contained in the R&W Policy or otherwise amend or modify any R&W Policy in a manner adverse to the Sellers or any of such Affiliates or representatives without the prior written consent of the Sellers. The Purchaser shall bear all of the costs associated with obtaining any R&W Policy, including the premium, broker fee, underwriting fee, due diligence fee, carrier commissions, legal fees for counsel engaged by the underwriter and surplus lines taxes and fees. The Purchaser and Sellers acknowledge that, in order to facilitate a signing and closing as soon as possible, the Purchaser may elect to forego the purchase of a R&W policy. In such event, the indemnification provisions in Exhibit H shall be deemed to replace Article 11 of this Agreement in its entirety. SECTION 6.17 Purchase Orders. As of (a) the date that is ten (10) business days following the date of this Agreement, and (b) the Closing Date, the Sellers shall have provided to Purchaser copies of all purchase orders outstanding as of the Closing Date, or, to the extent any such purchase order is not documented in writing, a description of all terms of such purchase order. SECTION 6.18 Raw Materials. As of the Closing Date, the Sellers shall have caused each Designated Plant to have a quantity of steel wire on site sufficient for the operation of the acquired business during the 45 days immediately following the Closing. ARTICLE 7 TAX MATTERS SECTION 7.1 Allocation of Liability for Transfer Taxes. Any and all sales, use, value added, transfer, recordation, documentary, stamp, registration and other similar Taxes and fees (including any penalties, interest, additions to tax and costs and expenses relating to such Taxes and fees) incurred in connection with the sale, transfer and assignment of the Seller Assets (collectively, “Purchaser Transfer Taxes”) shall be borne by the Seller. The Purchaser shall file all necessary Tax Returns and other documentation required to be filed by it under applicable Law with respect to all Purchaser Transfer Taxes, and, if required by applicable Law, the Sellers

-33- shall join in the execution of any such Tax Returns and other documentation. In the event that the Sellers are required under applicable Law to pay over any such Purchaser Transfer Taxes and/or file any Tax Returns with respect to such Purchaser Transfer Taxes, the Sellers shall timely do so, and shall promptly following the filing thereof furnish a copy of such Tax Return and a copy of a receipt showing payment of any such Purchaser Transfer Tax to the Purchaser, and the Purchaser shall reimburse the Sellers promptly for such Purchaser Transfer Taxes. The Sellers shall cooperate in providing the Purchaser with any appropriate exemption certifications and other similar documentation required to obtain any applicable exemption from (or reduction of) Purchaser Transfer Taxes. SECTION 7.2 Allocation of Liability for Other Taxes. (a) The Sellers shall be responsible for all Taxes attributable to the ownership or operation of the Seller Assets or the Designated Plants during any Pre-Closing Tax Period. (b) The Purchaser shall be responsible for all Taxes attributable to the ownership or operation of the Designated Plants or the Seller Assets during taxable periods (and the portion of any Straddle Periods) beginning after the Closing Date. (c) In the case of any Taxes attributable to the ownership or operation of the Designated Plants or the Seller Assets for a Straddle Period (for purposes of Sections 7.2(a) and 7.2(b)), the portion of such Tax attributable to the Pre-Closing Tax Period shall (i) in the case of any Tax based upon or related to income, sales, gross receipts or wages, be deemed to equal the amount of such Tax that would be payable if the Pre-Closing Tax Period ended (and the books of the Sellers or the Purchaser, as applicable, were closed) on the Closing Date and (ii) in the case of any Taxes other than those described in clause (i), be deemed to be the amount of such Tax for the Straddle Period multiplied by a fraction (x) the numerator of which is the days in the Pre-Closing Tax Period and (y) the denominator of which is the number of days in the entire Straddle Period. (d) For the avoidance of doubt, notwithstanding anything to the contrary in this Section 7.2, nothing in this Section 7.2 shall make (i) the Sellers responsible for any income, franchise, or similar Taxes of the Purchaser (or any of its Affiliates or predecessors) or (ii) the Purchaser responsible for any income, franchise, or similar Taxes of the Sellers (or any of its Affiliates or predecessors). SECTION 7.3 No Changes in Elections, etc. The Purchaser shall not, and shall not permit its Affiliates to, make or change any Tax election, file or amend any Tax Return, take any Tax position on any Tax Return, take any action, omit to take any action or enter into any transaction, in each case, that results in any increased Tax liability in respect of the ownership or operation of the Designated Plants or the Seller Assets during any Pre-Closing Tax Period. SECTION 7.4 Allocation of Purchase Price. Within 90 days after the Closing, the Purchaser shall deliver to the Sellers a draft schedule (the “Allocation Schedule”), which shall allocate the fair market value of the aggregate consideration received by Sellers under this Agreement (including any liabilities of the Sellers that, for Tax purposes, are treated as assumed by the Purchaser) among the Seller Assets and the Sellers’ obligation pursuant to this Agreement to enter into the St. Martinville Sublease Agreement. The Sellers shall, within 30 days following

-34- its receipt of the Allocation Schedule, accept or reject the Allocation Schedule as submitted by the Purchaser. During this 30 day period, the Sellers may request, and the Purchaser shall endeavor to provide, documents and information reasonably necessary for the Sellers to understand the Allocation Schedule. If the Sellers disagree with the Allocation Schedule, the Sellers shall give written notice to the Purchaser of such disagreement and the specific basis for such disagreement within such 30 day period. In the event that the Sellers fails to notify the Purchaser in writing of a disagreement within such 30-day period, the Sellers shall be deemed to have agreed with the Purchasers Allocation Schedule. If the Sellers give written notice to the Purchaser, the Sellers and the Purchaser shall negotiate in good faith to resolve any disputed items. If, after a period of 20 days following the date on which the Sellers gives the Purchaser timely notice of such disagreement, any proposed change remains disputed, then Purchaser and the Sellers shall each be entitled to adopt their own positions regarding the Allocation Schedule to the extent of any differences arising from such disputed items, and the Purchaser shall be deemed to have otherwise agreed with the Sellers’ Allocation Schedule. To the extent the parties agree (or the Purchaser is deemed to agree) on the Allocation Schedule, such Allocation Schedule, as agreed to (or deemed to be agreed to) is referred to herein as the “Final Allocation Schedule.” The Sellers and the Purchaser shall file all Tax Returns (such as IRS Form 8594, if required, or any other forms or reports required to be filed pursuant to Section 1060 of the Code or any comparable provisions of applicable Law (“Section 1060 Forms”)) in a manner that is consistent with the Final Allocation Schedule and refrain from taking any action inconsistent therewith, unless otherwise required to do so by applicable Law or a “determination” within the meaning of Section 1313(a)(1) of the Code; provided, however, that (i) each party’s cost for the assets acquired hereunder by such party may differ from the total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the amount so allocated, (ii) the amount realized by the parties on the disposition of assets hereunder may differ from the total amount allocated hereunder to reflect transaction costs that reduce the amount realized for federal income Tax purposes, and (iii)none of the Sellers or any of their Affiliates nor the Purchaser or any of its Affiliates will be obligated to litigate any challenge to the Final Allocation Schedule by a Governmental Authority. The Sellers and the Purchaser shall file such required Section 1060 Forms, if any, timely and in the manner required by applicable Law. The Sellers and the Purchaser also shall allocate and report any adjustments to the consideration paid pursuant to this Agreement in accordance with Section 1060 of the Code and the Treasury Regulations thereunder, if applicable, and any allocations made as a result of such adjustments (to the extent agreed to or deemed to be agreed to, applying the same procedures discussed above in this Section 7.4) shall become part of the Final Allocation Schedule. SECTION 7.5 Tax Returns. The Purchaser shall be responsible for the preparation and filing of all non-income Tax Returns that are due after the Closing Date (other than Tax Returns that are Tax Returns of the Sellers) and that relate to the ownership or operation of the Seller Assets or the Designated Plants (i) for any Tax period ending on or prior to the Closing Date and (ii) for any Straddle Period, and shall timely and properly pay the full amount reflected as due on such Tax Returns (to the extent such Taxes have not already been paid by the Sellers). The Purchaser shall (1) prepare such Tax Return in a manner consistent with prior practice, (2) deliver a draft of such Tax Return to the Sellers at least 15 days prior to the due date for filing such Tax Return, and (3) incorporate such revisions to such Tax Return as may reasonably be requested by the Sellers. In the event that the Purchaser, pursuant to its obligation to pay the amount reflected as due on a Tax Return that such party is required to file pursuant to this Section 7.5,

-35- pays any amount that is the responsibility (pursuant to Section 7.2) of the Sellers, the Sellers shall reimburse the Purchaser for the Sellers’ share of such Taxes within five (5) days of receipt from the Purchaser of evidence that the Purchaser has paid the full amount of such Taxes to the appropriate Governmental Authority. SECTION 7.6 Refunds. The Purchaser shall promptly forward to or reimburse the Sellers for any refunds of Taxes (including any interest paid by a Governmental Authority thereon and any credits in lieu thereof) that constitute Excluded Seller Assets. SECTION 7.7 Cooperation. The Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Seller Assets, the Designated Plants, and the Assumed Seller Liabilities as is reasonably necessary for the filing of all Tax Returns, the preparation for any audit by any taxing authority, and the prosecution or defense of any action, suit or Proceeding, Claim, arbitration, litigation or investigation relating to any Tax. Any expenses incurred in furnishing such information or assistance shall be borne by the party requesting it. The parties shall preserve all Tax information, records, and documents relating to Taxes for periods beginning prior to the Closing Date until the expiration of any applicable statutes of limitation or extensions thereof and as otherwise required by Law. SECTION 7.8 Conflicts. In the event of any conflict between this Article 7 and the other provisions of this Agreement, the provisions of this Article 7 shall be controlling. ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER The obligation of the Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or waiver by the Purchaser) of the following conditions at or prior to the Closing: SECTION 8.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Sellers contained in Article 4 shall be true and correct on and as of the Closing Date, in each case as if made on and as of the Closing Date (except for any representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except to the extent that the failure of any such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect. SECTION 8.2 Performance of Covenants. Each Seller shall have performed and complied in all material respects with the covenants and obligations contained in this Agreement required to be performed or complied with by it at or prior to the Closing. SECTION 8.3 No Order. There shall not be in effect on the Closing Date any Law or Order that has not been vacated, withdrawn or overturned that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated in this Agreement.

-36- SECTION 8.4 Closing Deliveries. The Purchaser shall have received the items to be delivered by the Sellers pursuant to Section 2.2. SECTION 8.5 Required Consents. The Purchaser shall have received each of the Consents set forth on Schedule 8.5, in each case, in form and substance reasonably satisfactory to the Purchaser, and no such Consent shall have been revoked. SECTION 8.6 Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect. SECTION 8.7 DOJ Consent. The DOJ shall have no unresolved objection to the terms of this Agreement or the transactions contemplated hereby, and the DOJ Consent shall have been obtained. SECTION 8.8 Intentionally Omitted SECTION 8.9 Real Estate. The Purchaser shall have received an ALTA Owner’s Policy of Title Insurance dated as of the Closing Date, insuring title to the Seller Owned Real Property in the Purchaser, subject only to the Permitted Liens, or an unconditional commitment from the Purchaser Title Company binding itself to issue such title insurance. Notwithstanding the foregoing, this closing condition shall be deemed waived by the Purchaser if the abovementioned ALTA Owner’s Policy of Title Insurance, is not received by December 28, 2021. SECTION 8.10 Acquisition of Forterra. Quikrete shall have consummated the Merger. Notwithstanding the foregoing, the Purchaser may not rely on the failure of any condition set forth in this Article 8 to be satisfied if such failure (i) resulted from an action or inaction on the part of the Sellers or their Affiliates requested or consented to by the Purchaser or (ii) was caused by the failure of the Purchaser to act in good faith or comply with its obligations under this Agreement. ARTICLE 9 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS The obligation of the Sellers to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or waiver by the Sellers) of the following conditions at or prior to the Closing: SECTION 9.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Purchaser contained in Article 5 shall be true and correct on and as of the Closing Date, in each case as if made on and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except to the extent that the failure of any such representations and warranties to be true and correct would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

-37- SECTION 9.2 Performance of Covenants. The Purchaser shall have performed and complied in all material respects with the covenants and obligations contained in this Agreement required to be performed or complied with by it at or prior to the Closing. SECTION 9.3 No Order. There shall not be in effect on the Closing Date any Law or Order that has not been vacated, withdrawn or overturned that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated in this Agreement. SECTION 9.4 Closing Deliveries. The Sellers shall have received all of the items to be delivered by the Purchaser pursuant to Section 2.3. SECTION 9.5 Required Consents. The Sellers shall have received each of the Consents set forth on Schedule 9.5, in each case, in form and substance reasonably satisfactory to the Sellers, and no such Consent shall have been revoked. SECTION 9.6 Intentionally Omitted. SECTION 9.7 DOJ Consent. The DOJ shall have no unresolved objection to the terms of this Agreement or the transactions contemplated hereby, and the DOJ Consent shall have been obtained. SECTION 9.8 Acquisition of Forterra. Quikrete shall have consummated the Merger. Notwithstanding the foregoing, the Sellers may not rely on the failure of any condition set forth in this Article 9 to be satisfied if such failure (i) resulted from an action or inaction on the part of the Purchaser or its Affiliates requested or consented to by the Sellers or (ii) was caused by the failure of the Sellers to act in good faith or comply with its obligations under this Agreement. ARTICLE 10 TERMINATION SECTION 10.1 Termination of Agreement. This Agreement may be terminated: (a) by mutual written consent of the Sellers and the Purchaser; (b) by the Sellers or the Purchaser if the Closing has not occurred by March 22, 2022 or such later date as agreed to by the parties to the Merger (the “Outside Date”); provided that the right to terminate this Agreement under this Section 10.1(b) will not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur by the Outside Date; provided further, that (i) if the condition to Closing set forth in Section 9.8 of this Agreement has not been satisfied as of the Outside Date, and (ii) the Merger Agreement has not been terminated, the Purchaser shall have the option to extend the Outside Date to the date even with the outside date under the Merger Agreement, as extended from time to time; (c) by either Sellers or the Purchaser in the event that (i) any Governmental Authority has enacted, issued, enforced or entered into any statute, rule, regulation, injunction or other order, restraining, enjoining or otherwise prohibiting the transactions contemplated by this

-38- Agreement that has become final and non-appealable; provided that the right to terminate this Agreement under this Section 10.1(c)(i) will not be available to any Party whose actions resulted in an injunction or other order that had the effect of restraining, enjoining or otherwise prohibiting such transactions, or (ii) the Sellers shall have notified the Purchaser that the acquisition of Forterra by Quikrete is not occurring or the Merger Agreement has been terminated; (d) by the Purchaser if the Sellers shall have breached any of their representations and warranties, covenants or agreements contained in this Agreement, which breach (i) cannot be cured by the earlier to occur of (A) the date that is thirty (30) days following Sellers’ receipt of written notice of such breach and (B) the Outside Date, and (ii) would result in any of conditions in Article 8 not being satisfied; (e) by the Sellers if the Purchaser shall have breached any of its representations and warranties, covenants or agreements contained in this Agreement, which breach (i) cannot be cured by the earlier to occur of (A) the date that is thirty (30) days following the Purchaser’s receipt of written notice of such breach and (B) the Outside Date, and (ii) would result in any of the applicable conditions set forth in Article 9 not being satisfied; (f) by Sellers, if (i) all of the conditions set forth in Article 8 have been satisfied or waived (other than those conditions that are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) Sellers have given written notice to the Purchaser that it is prepared and able to consummate the transactions contemplated by this Agreement (or could be if the Purchaser had satisfied any unsatisfied conditions set forth in Article 9); and (iii) the Purchaser fails to consummate the transactions contemplated by this Agreement on the later of the date the Closing should have occurred pursuant to Section 2.1 and one Business Day following delivery of the notice in clause (ii) above (g) by Sellers, if Sellers determine in good faith, in its sole discretion, that the DOJ is not likely to grant the DOJ Consent. SECTION 10.2 Effect of Termination. (a) In the event of a termination of this Agreement, this Agreement shall become void and there shall be no liability on the part of any Party under this Agreement, except that Article 12, and the Confidentiality Agreement shall survive termination of the Agreement. (b) If this Agreement is terminated for any reason, each party shall return or cause to be returned to the disclosing party all Confidential Information and all other documents, materials and records (including records in electronic form) obtained from such other party or such other party’s Affiliates or any other Person acting on such other party’s behalf in connection with the transactions contemplated hereby and will continue to keep confidential and not use or disclose any information not returned because it is not included or reflected in any documents, materials or records.

-39- ARTICLE 11 INDEMNIFICATION SECTION 11.1 Survival of Covenants. (a) All of the covenants or other agreements contained in this Agreement shall survive the Closing Date until the first to occur of (i) the date on which such covenants and agreements have been fully performed or fulfilled in accordance with their terms and no further performance is required on the part of the applicable parties thereunder, unless compliance with any such covenant or agreement is expressly waived in writing, with respect to any future performance of obligations arising thereunder, by the party entitled to such performance (in which case such covenant or agreement will survive until such waiver becomes effective) and (ii) the expiration of any applicable statute of limitations period. (b) Sellers’ Indemnification Obligations. Subject to the limitations set forth in this Article 11, from and after the Closing Date, the Sellers shall (a) indemnify, defend, and hold the Purchaser and each of its Affiliates, officers and directors (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all Losses arising out of (i) any breach of any covenant on the part of the Sellers contained in this Agreement or (ii) any assertion against, imposition upon or incurrence by any Purchaser Indemnified Party of any Retained Seller Liabilities arising out of the ownership or operation of the Seller Assets or the Designated Plants prior to the Closing. (c) Purchasers’ Indemnification Obligations. Subject to the limitations set forth in this Article 11, from and after the Closing Date, the Purchasers shall (a) indemnify, defend, and hold the Sellers and each of their Affiliates, officers and directors (collectively, the “Seller Indemnified Parties”) harmless from and against any and Losses arising out of (i) any breach of any covenant on the part of the Purchasers contained in this Agreement or (ii) any assertion against, imposition upon or incurrence by any Seller Indemnified Party of any Assumed Seller Liabilities arising out of the ownership or operation of the Seller Assets or the Designated Plants following the Closing. SECTION 11.2 Intentionally Omitted. ARTICLE 12 DEFINITIONS SECTION 12.1 Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings: “Affiliate” (including the term ‘affiliated’) means, with respect to any Person, (a) any Subsidiary of such Person or (b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

-40- “Bill of Sale and Assignment and Assumption Agreement” means the Bill of Sale and Assignment and Assumption Agreement, to be entered into as of the Closing Date, in the form of Exhibit F hereto. “Books and Records” means, with respect to any Person at any given time, the Seller Books and Records and/or Retained Seller Books and Records in such Person’s possession at such time. “Bulk Sales Law” means any version of Article 6 of the Uniform Commercial Code adopted by any state or any similar Law relating to the sale of inventory, equipment or other assets in bulk. “Business Data” means all data, information and works of authorship (including content, text, photos, documentation, customer information and sales and marketing materials), in any format, and all other data, information (including Personal Information) and works of authorship contained in or on any Equipment, Systems, and any databases of the Seller or their Affiliates, or otherwise possessed or controlled by the Seller or their Affiliates, that are disclosed, transferred, licensed, or otherwise made available by the Seller or their Affiliates to the Purchaser in connection with this Agreement. “Business Day” means any day except a Saturday, Sunday or any other day on which banks in Atlanta, Georgia are authorized or required by Law or executive order to remain closed. “Claim” means any demand, claim, investigation or action that is asserted or arises in a Proceeding or otherwise. “COBRA” means the continuation coverage requirements under Code Section 4980B and Part 6 of Title I of ERISA. “Code” means the Internal Revenue Code of 1986, as amended. “Confidential Information” shall have the meaning set forth in the Confidentiality Agreement. “Confidentiality Agreement” means that certain Confidentiality Agreement, dated October 15, 2021, by and among Quikrete, Forterra, and the Purchaser. “Consent” means any consent, approval or authorization required to be obtained from any Governmental Authority. “Contract” means any written contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage or insurance policy. “Copyrights” means United States and foreign copyrights and maskwork rights, whether registered or unregistered, and registrations and applications in connection therewith. “Credit Agreements” means the following agreements: (i) Restated First Lien Credit Agreement, dated as of November 15, 2016, by and among Quikrete, Wells Fargo Bank, National

-41- Association, as Administrative Agent and the Lenders that are parties thereto, as amended, modified and supplemented from time to time; (ii) Amended and Restated Credit Agreement, dated as of November 15, 2016, by and among Quikrete, Quikrete Canada Holdings, Limited, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders that are parties thereto, as amended, modified and supplemented from time to time; (iii) ABL Credit Agreement dated as of October 25, 2016 by and among Forterra, the other U.S. Borrowers party thereto, the Canadian Borrowers party thereto, the Lenders party thereto and Bank of America, N.A., as Agent, as amended, modified and supplemented from time to time; (iv) Senior Lien Term Loan Credit Agreement dated as of October 25, 2016 by and among Forterra, Forterra Finance, LLC, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, as amended, modified and supplemented from time to time; and (v) Indenture dated as of July 16, 2020 by and among Forterra Finance, LLC, FRTA Finance Corp., the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, as amended, modified and supplemented from time to time. “Designated Plants” means the Seller Owned Real Property and the Seller Leased Real Property, including the Rinker Plants and the Forterra Plant. “Disclosure Schedules” means the Seller Schedules any other disclosure schedule delivered by one party to another party in connection with this Agreement. “DOJ Consent” means that each of the following conditions has been met: (a) the consent, agreement and approval of the DOJ with respect to the Purchaser, this Agreement and the transactions contemplated hereby; (b) the filing of any proposed final judgment by the DOJ in any court in connection with the Merger, in form and substance acceptable to Quikrete in its sole discretion; (c) if required by the DOJ, the entry by such court of either an Asset Preservation Stipulation and Order or Hold Separate Stipulation and Order between the DOJ, on the one hand, and Forterra and Quikrete, on the other hand. “DOJ Consent” shall not in any event mean the entry of a final judgment by such court or completion with respect to the Merger of the process set forth in the Tunney Act, 15 U.S.C. § 16. “Encumbrance” means any Lien, claim, charge, escrow, encumbrance, encroachment, right of first refusal, sublease, conditional sales agreement, option mortgage, indenture, easements, license, or restriction, affecting the Seller Owned Real Property or Seller Leased Real Property. “Enforceability Exceptions” means, with reference to the enforcement of the terms and provisions of this Agreement or any other Contract, that the enforcement thereof is or may be subject to the effect of (a) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar Laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the exercise of equitable powers by a court of competent jurisdiction; and (c) applicable Law or public policy limiting the enforcement of provisions providing for the indemnification of any Person. “Environmental Claim” means any Claim, Order, fine, penalty or, as to each, any settlement or judgment arising therefrom, alleging liability (including liability or responsibility for

-42- the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages and injunctive relief) resulting from: (a) the presence, Release of or exposure to any Hazardous Substances; or (b) any actual or alleged non-compliance with any Environmental Law. “Environmental Laws” means Laws in effect as of the date hereof applicable to the Designated Plants or the business conducted thereon relating to protection of the environment or health and human safety from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, spill or emission of, or regarding the use, handling, transportation, treatment, storage or disposal of, any Hazardous Substances. “Environmental Notice” means any written notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” means any Permit issued, granted, given, authorized by or made pursuant to Environmental Law. “Equipment” means all machinery, vehicles, equipment, fixtures, appliances, furniture, computers, parts, supplies, forms, molds, tools and other tangible personal property of any kind. “Equity Interests” means (a) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and (b) with respect to any partnership or limited liability company, all partnership or limited liability company interests, units, participations or equivalents of partnership or limited liability company interests of such partnership or limited liability company, however designated. “ERISA Affiliate” means a corporation which is or was at any time a member of a controlled group of corporations with the Sellers within the meaning of Section 414(b) of the Code, or a trade or business which is under common control with the Sellers within the meaning of Section 414(c) of the Code. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “GAAP” means, with respect to any Person, United States generally accepted accounting principles, consistently applied in accordance with such Person’s past practice, in effect as of the date of the financial statements to which it refers. “Governmental Authority” means any federal, state, provincial, local, tribal or foreign government or any court of competent jurisdiction, administrative or regulatory body, agency, bureau, commission, governing body of any national securities exchange, or other governmental authority or instrumentality in any domestic or foreign jurisdiction and any appropriate division or subdivision of any of the foregoing. “Hazardous Substances” means any material, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or

-43- manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, and any petroleum or petroleum-derived products. “Indebtedness” of any Person means, without duplication, (a) indebtedness of such Person for borrowed money, (b) indebtedness evidenced by notes, debentures or bonds, the payment of which such Person is responsible, (c) indebtedness secured by a Lien on any property or asset owned or held by such Person, and (d) any accrued and unpaid interest on the indebtedness described in clauses (a) and (b). “Intellectual Property” means Copyrights, Patents, Trademarks and Trade Secrets. “Inventory Methodology” are set forth in Exhibit G hereto. “IRS” means the United States Internal Revenue Service. “Law” means any federal, state, local, municipal, foreign, tribal or other law (including common law), statute, legislation, constitution, principle of common law, resolution, ordinance, code, proclamation, treaty, convention, rule, regulation, proposed regulation, listing standard, directive, requirement, specification, executive decree or judgment or interpretation that is issued, enacted, promulgated, or otherwise put into effect, by or under the authority of any Governmental Authority. “Lien” means any lien, pledge, mortgage, deed of trust, security interest, attachment, levy or other similar encumbrance affecting title to the Seller Owned Real Property or Seller Leased Real Property. “Losses” means any and all Claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses. “Master Lease” means the Amended and Restated Master Land and Building Lease dated June 5, 2018 by and among Pipe Portfolio Owner (Multi) LP, Forterra Pipe & Precast, LLC, Forterra Concrete Products, Inc., United States Pipe and Foundry Company, LLC and Forterra Concrete Industries, Inc. “Material Adverse Effect” means (a) a material adverse effect on the financial condition of the business conducted at the Designated Plants (to the extent affecting the Seller Assets or the Assumed Seller Liabilities), or (b) an event or circumstance affecting the Seller Assets or the Designated Plants that makes impossible the consummation of the transactions contemplated by this Agreement, but, in each case, excluding any such effect attributable to or resulting from (i) the public announcement of the transactions contemplated hereby, (ii) any change in the Laws of general applicability or interpretations thereof by any court or other Governmental Authorities, (iii) any change in general economic conditions or in interest rates, (iv) any disruption in the capital markets, (v) any change in conditions affecting the concrete pipe and precast industry generally or any sector thereof or (vi) any facts or developments described in the Seller Schedules. Any determination as to whether any condition or other matter has a Material Adverse Effect shall be reasonable and shall be made only after taking into account all proceeds or amounts that are expected to be received by the Purchaser or the Sellers with respect to such condition or matter from insurance policies.

-44- “Order” means any order, injunction, judgment, decree or ruling of a Governmental Authority. “Ordinary Course of Business” means, with respect to a Person, the ordinary course of business contemplated by the current operating plans of such Person or consistent with the past custom and practice of such Person, including (a) variations in operations and production in light of seasonal and cyclical fluctuations in demand, (b) making expenditures contemplated by the projected budgets of such Person’s business, (c) incurring expenses in connection with the negotiation and execution of this Agreement or any Transaction Agreement and the consummation of the transactions contemplated hereby and thereby or (d) taking any actions contemplated by this Agreement or any Transaction Agreement. “Organizational Documents” means (a) in the case of any Person organized as a corporation, the certificate or articles of incorporation of such corporation (or, if applicable, the memorandum and articles of association of such corporation) and the bylaws of such corporation, (b) in the case of any Person organized as a limited liability company, the certificate of formation or organization and the limited liability company agreement, operating agreement or regulations of such limited liability company, (c) in the case of any Person organized as a limited partnership, the certificate of limited partnership and partnership agreement of such limited partnership and (d) in the case of any other Person, all constitutive or organizational documents of such Person which address matters relating to the business and affairs of such Person similar to the matters addressed by the documents referred to in clauses (a) through (c) above in the case of Persons organized as corporations, limited liability companies or limited partnerships. “Patents” means issued United States and foreign patents and pending patent applications, including, without limitation, provisional patent applications, continuations, continuations-in-part, divisions, revisions, reissues, reexaminations and extensions. “Permit” means any permit, license, authorization or approval issued by a Governmental Authority. “Permitted Lien” means any (a) mechanic’s, materialman’s, warehouseman’s, carrier’s and similar liens for labor, materials or supplies incurred under applicable Law or in the Ordinary Course of Business, (b) purchase money security interests arising in the Ordinary Course of Business, (c) Liens for Taxes, assessments and other governmental levies, fees or charges which are not due and payable, (d) conditions in any Permit granted or issued by any Governmental Authority, (e) Liens, claims, easements, covenants, conditions, restrictions and other charges and encumbrances the existence of which would not reasonably be expected to have a Material Adverse Effect on the use or operation of any Real Property, (f) Liens arising under Equipment leases with third parties entered into in the Ordinary Course of Business or (g) Liens under the Credit Agreement that will be discharged at Closing, or (h) Liens, if any, identified Schedule 11.1(ii). “Person” means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity. “Personal Information” means information, in any form, that identifies, relates to, describes, is capable of being associated with, or could be linked, directly or indirectly, to identify,

-45- contact, or locate an individual, device or household, including an individual’s combined first and last names, home address, telephone number, email address, social security number, driver’s license number, payment information, IP address, unique identifiers, educational background, financial information, passport number and credit card number and/or any information considered “personally identifiable information,” “personal information,” “personal data” “protected health information,” or similar term by one or more applicable Law. “Pre-Closing Environmental Liabilities” means any liabilities relating to, or arising out of (a) the existence of, or any Release of, any Hazardous Material at, in, on or from any parcel of real property owned or leased by any Seller (including the Seller Owned Real Property and the Seller Leased Real Property) prior to the Closing, and (b) any violation of any Environmental Law or Environmental Permit at or in relation to (i) any parcel of real property owned or leased by any Seller (including the Seller Owned Real Property and the Seller Leased Real Property) or (ii) the business conducted by the Designated Plants, in each case, to the extent such violation exists or existed prior to the Closing. “Pre-Closing Tax Period” means any taxable period (and the portion of any Straddle Period) ending on or prior to the Closing Date. “Privacy and Security Laws” means all Laws concerning the protection, privacy or security of personal information, each as amended from time to time, including, Section 5 of the Federal Trade Commission Act, Federal Trade Commission regulations and guidelines, the Fair Credit Reporting Act, the Fair and Accurate Credit Transactions Act, the Privacy Act of 1974, the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the California Consumer Privacy Act, the Nevada Revised Statues Chapter 603A.300 through 603A.360, state social security number protection Laws, state Laws regarding privacy, data security, data breach notification, or consumer protection, Laws relating to the transfer of personal information (including across borders), and any Laws concerning requirements for website and mobile application privacy policies and practices, data or web scraping, call or electronic monitoring or recording of any outbound communications (including, outbound calling and text messaging, telemarketing, and e-mail marketing). “Proceeding” means any action, arbitration, prosecution, hearing, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator. “Quikrete Auditor” means any audit firm representing either of the Sellers. “Real Property” means any lot, parcel or tract of land in which any Person has a property interest. “Release” means the term as defined at 42 U.S.C. § 9601(22). “Retained Seller Books and Records” means all books and records of the Sellers, other than the Seller Books and Records, including (a) any personnel records, books, files or other

-46- documentation relating to any employee that is not a Transferred Seller Employee as of the Closing Date or relating to any Transferred Seller Employee that under applicable Law must be retained by the Sellers, (b) any Tax records of the Sellers relating to any Pre-Closing Tax Period, (c) all records and reports prepared or received by or for the Sellers and their Affiliates in connection with the sale of the Seller Assets or the transactions contemplated hereby, including all analyses relating to the Purchaser or its Affiliates so prepared or received, (d) corporate minutes and governing documents of the Sellers and their Affiliates, (e) all confidentiality agreements with prospective purchasers of the Seller Assets or any portion thereof and all bids and expressions of interest received from third parties with respect thereto, (f) all records related to the Retained Seller Liabilities and any other business or operations of the Sellers not related to the Seller Assets or the Designated Plants and (g) all historical records, files and other documentation not maintained in the databases maintained by the Sellers’ Affiliates or otherwise not readily accessible or severable from Excluded Seller Assets without expense. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Seller Corporate Services” means all corporate overhead or administrative services provided by or at the direction of the Sellers or their Affiliates to the Designated Plants and the business conducted thereon, including, without limitation, human resources and employee relations management services, employee benefits services, travel, entertainment and credit card services, public relations, legal, compliance and risk management services (including workers’ compensation), purchasing, sales and marketing support, information technology and telecommunications services, computer hardware and software services (including access to shared databases, software and operating systems), financial, accounting and tax services, including payroll, collections and accounts payable, and internal audit services. “Seller Indebtedness” means any Indebtedness of the Seller. “Seller Leased Real Property” means the St. Martinville Leased Real Property. “Sellers’ Knowledge” means the actual (and not constructive) knowledge as of the date hereof of any of Adam Disbrow, Lori Browne, Nick Ivezaj, Ted Price, Lukas Salyer, Jim Wilmes, or Jack Scott, it being understood that this definition shall not require any further inquiry or investigation on the part of any such persons. “Shared Seller Assets” means: (a) all Seller Corporate Services; and (b) all hardware and software or other Intellectual Property necessary for or used to provide the Seller Corporate Services or used in the operation of the business of the Sellers’ Affiliates. “St. Martinville Leased Real Property” means the manufacturing facilities (and real property on which it is situated) leased by Sellers that is located in St. Martinville, Louisiana.

-47- “Straddle Period” means any taxable period that both begins on or before and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity of which such Person, directly or indirectly, owns Equity Interests that (a) represent more than 50% of the total number of outstanding common or other residual Equity Interests (however denominated) of such Person, (b) represent more than 50% of the total voting power of all outstanding Equity Interests of such Person which are entitled to vote in the election of directors, managers or other persons performing similar functions for and on behalf of such Person, (c) are entitled to more than 50% of the dividends paid and other distributions made by such Person prior to liquidation or (d) are entitled to more than 50% of the assets of such Person or proceeds from the sale thereof upon liquidation. “Target Inventory” means: (a) with respect to the Rinker Plant located in Phoenix, Arizona: $1,196,577; (b) with respect to the Rinker Plant located in Littleton, Colorado: $2,393,328; (c) with respect to the Rinker Plant located in Fort Myers, Florida: $832,742; (d) with respect to the Rinker Plant located in Napa, California: $715,894; and (e) with respect to the Forterra Plant located in St. Martinville, Louisiana: $1,272,170. Details of Target Inventory by plant is included in Exhibit G, along with unit cost per item of finished goods, raw materials, castings, grates and other ancillary products. “Tax” means all taxes, levies, imposts and similar assessments in the nature of a tax paid or payable to a Governmental Authority, including, but not limited to, all net income, gross income, gross receipts, sales, use, value added, property, ad valorem, services, occupation, transfer, franchise, capital stock, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp or occupancy taxes, together with any interest, penalty or addition to any such tax. “Tax Return” means any return, report, declaration, estimate, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority with respect to Taxes. “Trade Secrets” means trade secret rights and other similar rights in confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence and not known to the Sellers’ competitors. “Trademarks” means United States, state and foreign trademarks and service marks, logos, designs, slogans, product and service names, product descriptions, trade dress, trade names,

-48- corporate names and other trade designations, whether the foregoing are registered or unregistered, and all United States, state and foreign registrations and applications to register the foregoing. “Transaction Agreements” means the Bill of Sale and Assignment and Assumption Agreement, the Deeds, the St. Martinville Sublease Agreements, the Forms Rental Agreement, and the Aggregate Supply Agreement, and the Transition Services Agreement. “Transferable Seller Employee” means (a) each employee of the Sellers at the Designated Plants as of the date hereof set forth on Schedule 11.1(iii) and (b) certain other employees of the Sellers, all of which are set forth on Schedule 11.1(iv). “Transferred Seller Employee” means each Transferable Seller Employee who receives and accepts an offer of employment from the Purchaser pursuant to Section 6.10(a) (and any similarly situated individual), including, but not limited to, those on vacation, leave of absence or disability. “Treasury Regulations” means the regulations promulgated under the Code. SECTION 12.2 Other Defined Terms. Each of the terms set forth below has the meaning set forth in the provision set forth opposite such term in the following table: Term Provision Adjustment Statement ..................................................................... Section 3.2(d) Aggregate Supply Agreement ......................................................... Section 2.2(d) Agreement ....................................................................................... Preamble Allocation Schedule ........................................................................ Section 7.4 Analysis........................................................................................... Section 6.18(a) Assumed Seller Contracts ............................................................... Section 1.1(a)(iv) Assumed Seller Liabilities ............................................................. Section 1.2(a) Closing ............................................................................................ Section 2.1 Closing Cash ................................................................................... Section 1.4 Closing Date.................................................................................... Section 2.1 Closing Inventory............................................................................ Section 3.1(a) Deeds .............................................................................................. Section 2.2(a) Disputed Items ................................................................................ Section 3.2(d) Disputed Seller Inventory Items ..................................................... Section 3.1(a) Disputes........................................................................................... Section 13.8(b) DOJ ................................................................................................. Preamble ERISA ............................................................................................. Section 4.13(a) Excluded Seller Assets .................................................................... Section 1.1(b) Final Adjustment Amounts ............................................................. Section 3.3(b) Final Allocation Schedule ............................................................... Section 7.4 Final Arbiter .................................................................................... Section 3.2(d) Fleet Lease ..................................................................................... Section 6.12(a) Forms Rental Agreement ................................................................ Section 2.2(e) FPP .................................................................................................. Preamble JAMS .............................................................................................. Section 13.8(b)

-49- JAMS Rules .................................................................................... Section 13.8(b) Material Seller Contracts ................................................................ Section 4.10 Merger Agreement .......................................................................... Preamble Monetary Liens ............................................................................... Section 6.13 Negotiation Period .......................................................................... Section 3.2(b) Nontransferable Seller Contract ...................................................... Section 1.3 Nontransferable Seller Permit ......................................................... Section 1.3 Nontransferable Seller Rights ......................................................... Section 1.3 Objection Date ................................................................................ Section 3.2(a) Objection Notice ............................................................................. Section 3.2(a) Purchaser ......................................................................................... Preamble Purchaser CFO Certificate .............................................................. Section 3.1(b) Purchaser Transfer Taxes ................................................................ Section 7.1 Quikrete........................................................................................... Preamble R&W Insurance Policy ................................................................... Section 6.16 Retained Seller Liabilities ............................................................... Section 1.2(b) Rinker Materials.............................................................................. Preamble Section 1060 Forms ........................................................................ Section 7.4 Seller Assets .................................................................................... Section 1.1(a) Seller Books and Records ............................................................... Section 1.1(a)(vi) Seller Financial Data ....................................................................... Section 4.5 Seller Permits .................................................................................. Section 4.16 Seller Plans...................................................................................... Section 4.13(a) Seller Owned Real Property............................................................ Section 1.1(a)(i) Seller Schedules .............................................................................. Article 4 Sellers .............................................................................................. Preamble St. Martinville Sublease Agreement ............................................... Section 2.4 Systems ........................................................................................... Section 4.11(b) Transition Services Agreement ...................................................... Section 2.2(f) WARN ............................................................................................ Section 4.14(a) ARTICLE 13 GENERAL SECTION 13.1 SURVIVAL. EXCEPT AS SET FORTH IN ARTICLE 11, NONE OF THE REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS IN THIS AGREEMENT OR IN ANY INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT SHALL SURVIVE THE CLOSING AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, OR WHETHER AT LAW OR EQUITY) WITH RESPECT THERETO SHALL TERMINATE AT SUCH CLOSING. NOTWITHSTANDING THE FOREGOING, NEITHER THIS SECTION 13.1 NOR ANYTHING ELSE IN THIS AGREEMENT TO THE CONTRARY SHALL LIMIT THE SURVIVAL OF ANY COVENANT OR AGREEMENT OF ANY PARTY TO THE EXTENT THAT BY ITS TERMS IT IS REQUIRED TO BE PERFORMED OR COMPLIED WITH AFTER THE CLOSING, WHICH COVENANTS AND AGREEMENTS SHALL SURVIVE SUCH CLOSING IN ACCORDANCE WITH THEIR RESPECTIVE TERMS.

-50- SECTION 13.2 Amendments. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto. SECTION 13.3 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to the benefits of such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to the benefits of such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. SECTION 13.4 Notices. Any notices, requests, consents, claims, demands, waivers or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered personally or sent by facsimile or electronic mail transmission (with confirmation of receipt) or recognized international overnight courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice); provided, that notices of a change of address shall be effective only upon receipt thereof. Notices sent by facsimile transmission shall be effective when receipt is acknowledged, notices sent by electronic mail transmission shall be effective on the date sent if sent before 5:00 p.m. Eastern time or the next Business Day if sent after such time; provided, that such Person making such electronic mail transmission shall send a copy of such transmission by facsimile or personal delivery by the next Business Day and notices sent by courier guaranteeing next day delivery shall be effective on the next Business Day after delivery to the courier. If to the Sellers, to: Rinker Materials c/o Quikrete Holdings, Inc. 5 Concourse Parkway, Suite 1900 Atlanta, Georgia 30328 Attn: Legal Department Email: nick.ivezaj@quikrete.com And prior to Closing to: Forterra Pipe & Precast, LLC 511 E. John Carpenter Freeway Suite 600 Irving, Texas 75062 Attn: Lori Browne Email: Lori.Browne@forterrabp.com Facsimile: (469) 284-8678

-51- With a copy (which shall not constitute effective notice) to: Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E., Suite 3000 Atlanta, Georgia 30308 Attn: David W. Ghegan Email: David.ghegan@troutman.com If to the Purchaser, to: Foley Products Company 1031 Columbus Avenue Columbus, Georgia 31901 Attn: Frank D. Foley III Email: ffoley@foleyproducts.com Facsimile: 706-569-4436 With a copy (which shall not constitute effective notice) to: Nelson Mullins Riley & Scarborough LLP 50 North Laura Street 41st Floor Jacksonville, Florida 32202 Attn: Daniel B. Nunn, Jr. Email: Daniel.Nunn@nelsonmullins.com Facsimile: 904-665-3621 SECTION 13.5 Successors and Assigns; Parties in Interest; Assignment. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no other Person shall be deemed a third-party beneficiary under or by reason of this Agreement. No party may assign this Agreement or its rights, interests or obligations hereunder to any Person without the prior written consent of each of the other parties hereto; provided, however, that Purchaser may (a) assign its rights, interests or obligations hereunder in respect of and relating to the Seller Assets at the Closing to an Affiliate of the Sellers and (b) collaterally assign its rights, interests, and obligations hereunder in respect of and relating to the Seller Assets hereunder to any lender or other financing source of the Purchaser, as applicable (and such rights and interests may be assigned or further assigned in connection with any foreclosure or transfer in lieu of foreclosure to any Person). SECTION 13.6 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the

-52- remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective. SECTION 13.7 Entire Agreement. This Agreement (including the Disclosure Schedules and the Exhibits hereto, and the documents and instruments executed and delivered in connection herewith) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith. All Exhibits and Disclosure Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement. SECTION 13.8 Choice of Law; Arbitration. (a) This Agreement and any Claim, dispute, remedy or Proceeding arising from or relating to this Agreement or any Transaction Agreement, the transactions contemplated hereby and thereby, any relief or remedies sought by any parties hereto and thereto, and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and enforced in accordance with the substantive Laws of the State of Delaware, without regard to the conflicts of law provisions thereof that would cause the Laws of any other jurisdiction to apply. (b) All disputes arising directly or indirectly out of or relating to this Agreement or the transactions contemplated hereby (whether in contract, tort, equity or otherwise), including the performance or non-performance of a party or the meaning or construction of any provisions, including the arbitrability of such matters (collectively, the “Disputes”), shall be finally settled by binding confidential arbitration proceedings in accordance with the Expedited Arbitration Procedures of Judicial Arbitration & Mediation Services, Inc. (“JAMS”), as set forth in Section 16.1 et seq. of the JAMS Rules, or any successor provisions thereto, as set forth in this paragraph. The arbitration shall be conducted before a single neutral arbitrator in Atlanta, Georgia; provided, however, that if the dispute involves claims of greater than Three Million Dollars ($3,000,000), the JAMS arbitration shall be conducted before a panel of three neutral arbitrators in Atlanta, Georgia. With respect to Disputes before a single arbitrator, the arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by JAMS. The arbitrator or arbitrators shall be appointed by JAMS pursuant to Rule 15 of the JAMS Comprehensive Arbitration Rules & Procedures (the “JAMS Rules”). The arbitrator(s) may enter a default decision against any party that fails to participate in the arbitration proceedings. (c) The decision of the arbitrator(s) on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator(s) shall only be authorized to interpret the provisions of this Agreement only and shall not amend, change or add to any such provisions. The parties agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any Disputes

-53- between them and that this provision will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award or proceedings seeking equitable relief as set forth herein. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation. (d) Except as otherwise provided in this Agreement or by applicable Law, the arbitrator(s) will be authorized to apportion its (or their) fees and expenses as the arbitrator(s) deems appropriate and the arbitrator(s) will be authorized to award the prevailing party its fees and expenses (including attorneys’ fees). In the absence of any such apportionment or award, each party will bear its own expenses and the fees of its own attorney. (e) The parties and the arbitrator(s) will keep confidential, and will not disclose to any Person, except the parties’ advisors and legal representatives, or as may be required by applicable Law, the existence of any controversy under this Section 13.8 the referral of any such controversy to arbitration or the status or resolution thereof. (f) The parties may seek any interim or conservatory relief, including an injunction or injunctions to prevent breaches of this Agreement pursuant to Rule 2(c) of the JAMS Rules. SECTION 13.9 Specific Performance. The Purchaser acknowledges and agrees that the Sellers will be irreparably damaged if this Agreement is not performed in accordance with its terms and that any breach of this Agreement by the Purchaser and the non-consummation of the transactions contemplated by this Agreement would not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Sellers may be entitled, at applicable Law or in equity, the Sellers shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to compel specific performance of this Agreement, without the need for proof of actual damages, in accordance with its terms and to require the Purchaser to consummate the Closing as contemplated hereby. The Purchaser agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the Sellers have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. For the avoidance of doubt, the Purchaser further agrees that (i) by seeking the equitable remedies provided for in this Section 13.9, the Sellers shall not in any respect be deemed to waive its right to seek at any time any other form of relief that may be available to the Sellers in accordance with this Agreement in the event that this Agreement has been terminated or in the event that the equitable remedies provided for in this Section 13.9 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 13.9 shall require the Sellers to institute any proceeding for (or limit Sellers’ right to institute any proceeding for) specific performance under this Section 13.9 prior to or as a condition to exercising any termination right under Article 10, nor shall the commencement of any legal proceeding pursuant to this Section 13.9 or anything set forth in this Section 13.9 restrict or limit the Sellers’ right to terminate this Agreement in accordance with the terms of Article 10 or pursue any other remedies otherwise available under this Agreement.

-54- SECTION 13.10 Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants, financial advisors and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby, whether or not the Closing shall have occurred. SECTION 13.11 Release of Information. The parties shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by any party without prior consultation with, and agreement of, the other parties, except for any legally required communication by any party and then only with prior consultation with the other party; provided, that nothing herein shall limit any disclosure by the Sellers’ Affiliates in compliance with federal securities Laws or NASDAQ requirements applicable to such Affiliates of the Sellers. SECTION 13.12 Disclosure Schedules. For purposes of the representations and warranties of each party contained herein, disclosure in any portion of a Disclosure Schedule delivered by such party of any facts or circumstances shall be deemed to be adequate disclosure of such facts or circumstances with respect to all other representations or warranties made by such party, whether or not such disclosure specifically identifies or purports to respond to one or more of such other representations and warranties, if it is reasonably apparent that such disclosure pertains to the subject matter of such other representations and warranties. Any information provided in a Disclosure Schedule is solely for informational purposes, and the inclusion of such information shall not be deemed to enlarge or enhance any of the representations or warranties of the party providing the Disclosure Schedule pursuant to this Agreement. The inclusion of any information in any section of the Disclosure Schedule or other document delivered by the parties pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever. SECTION 13.13 Certain Rules of Construction. The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years or (b) any reference to a “Section,” “Article” or “Exhibit” shall be deemed to refer to a section or article of this Agreement, a Disclosure Schedule or an Exhibit attached to this Agreement. Unless the context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Whenever this Agreement refers to an event, occurrence or development that “Would reasonably be expected to have” or “would not reasonably be expected

-55- to have” a specified effect on the business, Seller Assets or any Person (including a Material Adverse Effect) a determination as to whether such effect would reasonably be expected to occur shall be made from the viewpoint of a reasonable and objective third party that is experienced in the concrete drainage products or concrete precast industry, as applicable, and not from the viewpoint of, or taking into account any special circumstances applicable to, any particular Person (including the Purchaser or Seller). SECTION 13.14 Facsimiles; Counterparts. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic submission (e.g., .pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart. [Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

SELLERS:

FORTERRA PIPE & PRECAST, LLC,
a Delaware limited liability company

By: ______________________
Name: Lori M. Browne
Title: EVP & General Counsel

HYDRO CONDUIT, LLC D/B/A RINKER MATERIALS,
a Delaware limited liability company

By: ______________________
Name:
Title:

[Signature Page to Asset Purchase Agreement]

A-1 EXHIBIT A-1 Form of Warranty Deed (Phoenix Plant) Attached.

4891-3033-0116 v.1 After recording return to: SPECIAL WARRANTY DEED FOR AND IN CONSIDERATION of the sum of Ten ($10.00) Dollars cash in hand paid by the hereinafter named Grantee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, a __________ ______________ ("Grantor"), does hereby convey to ______________, a ____________ ______________ _______________ ("Grantee"), and Grantee's successors and assigns, that certain real property situated in Maricopa County, Arizona, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all rights and privileges appurtenant thereto (the "Property"). The Property is conveyed to Grantee subject to those encumbrances and exceptions (the “Permitted Exceptions”) set forth on Exhibit B. Grantor hereby binds him/her/itself and his/her/its successors and assigns to warrant and defend the title to the Property against all acts of Grantor herein and no other, subject to the matters set forth above. This Special Warranty Deed may be executed in counterparts, all of which taken together shall be considered one and the same document. REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE(S) ON FOLLOWING PAGE(S).

4891-3033-0116 v.1 DATED this ___ day of ______________ 20__. GRANTOR: By: Name: Title: [INSERT APPLICABLE NOTARY BLOCK]

4891-3033-0116 v.1 EXHIBIT A Description of the Property The Southwest quarter of the Southwest quarter of Section 10, Township 1 North, Range 2 East of the Gila and Salt river Base and Meridian, Maricopa County, Arizona; Except the North 75 feet; and Except that portion of said land conveyed to Southern Pacific Company in Deed recorded in Docket 3610, page 529, Maricopa County records, described as follows: Beginning at the Southeast corner of the Southwest quarter of the Southwest quarter of said Section 10; thence North 89˚45’04” West, along the South line of said Section 10, a distance of 20 feet; thence North 00˚36’56” East, parallel with the East line of said Southwest quarter of the Southwest quarter of Section 10, a distance of 1,066.59 feet; thence North 74˚11’32” West, 133.09 feet; thence Northerly, along a curve to the left, having a radius of 284.16 feet, through a central angle of 07˚01’52” (the tangent to said curve at the last mentioned point bears North 15˚48’28” East and the chord of said curve bears North 12˚17’32” East, 34.85 feet), and arc distance of 32.87 feet; thence North 05˚17’12” East, 68.23 feet to a point which is 20 feet Westerly of, as measured at right angles to, said East line; thence North 00 ˚36’56” East, parallel with the East line, 64.59 feet to a point on the South line of the North 75 feet of said Southwest quarter of Section 10; thence South 89˚54’41” East, along last said South line, being also the East line of that property described in Corporation Quit Claim Deed dated November 30,1959, between Concrete Conduit Company and American Marietta Company, recorded December 1, 1959 in Docket 3074, page 325, Maricopa County Records, 1,236.83 feet to the Point of Beginning; and Except that portion conveyed to the State of Arizona, by and through its Department of Transportation in Warranty Deed recorded in Docket 11650, page 225, described as follows: Commencing at the Southwest corner of said Section 10, which point is the intersection of the existing centerlines of 43rd Avenue and Buckeye Road (U.S. Highway 80); thence South 89˚57’26” East, along said existing centerline of Buckeye Road, being also the South line of said Section 10, a distance of 625.82 feet; thence North 00˚02’34” East, 33 feet to a point on the existing Northerly right-of-way line of said Buckeye Road and the Point of Beginning; thence continuing North 00˚02’34” East, 17 feet; thence North 89˚57’26” West, 540.51 feet; thence North 48˚34’18” West, 52.93 feet; thence North 00˚26’51” East, 344.69 feet; thence North 89˚33’09” West, 12 feet to a point on the existing Easterly right-of-way line of 43rd Avenue; thence South 00˚25’51” West, along said right-of-way line, 396.77 feet to its juncture with the aforesaid Northerly right-of-way line of Buckeye Road; thence South 89˚57’26” East, along said Northerly right-of-way line, 692.59 feet to the Point of Beginning; and

4891-3033-0116 v.1 Except that portion of the West 40 feet of said Southwest quarter of the Southwest quarter of Section 10 which was conveyed to the City of Phoenix, an Arizona municipal corporation, in Quit Claim Deed recorded in Recording No.83-193790, Maricopa County Records; and Except that portion which was conveyed to the State of Arizona, by and through its Department of Transportation in Warranty Deed recorded in Recording No. 88-301607, Maricopa County Records, and which lies Southerly of that certain line described as follows: Commencing at the Southwest corner of Section 10; thence North 89˚57’37.5” East, along the South line of said Section 10, a distance of 625.82 feet; thence North 00˚02’22.5” West, 50 feet to the Point of Beginning of said line being described, herein, said point being the Northeast corner of the existing North right-of-way of Buckeye Road; thence North 89˚57’37.5” East, parallel with, and 50 feet North of, said South line of Section 10, a distance of 656.03 feet; thence North 71˚56’09” East, 16.159 feet to the East property line of the above described property; thence South 00˚20’30.5” West, along said East property line, 15 feet to the terminus point of said line being described, herein, on the existing North right-of-way line of State Route 85 (Buckeye road); and Except any underlying fee interest in State Route 85 (Buckeye Road) as conveyed to the State of Arizona, by and through its Department of Transportation in Warranty Deed recorded in recording No. 88-301607, Maricopa County Records; and Except that portion conveyed to Pavestone Company, L.P., a Texas limited partnership in Special Warranty Deed and Restrictive Covenant recorded in Recording No. 00-0234820, Maricopa County Records, described as follows: Commencing at the Southwest corner of said Section 10 (using as a basis of bearings for this description, the South line of said Section 10, which bear South 89˚45’04” East); thence North 00˚42’33” East, 430.09 feet; thence South 89˚16’27” East, 40 feet to the Point of Beginning; thence North 00˚42’33” East, 104.55 feet; thence South 89˚45’04” East 250.01 feet; thence South 00˚42’33” West, 84 feet; thence South 89˚45’04” East, 306.52 feet; thence South 00˚40’05” West, 30 feet; thence South 89˚45’04” East, 700.02 feet; thence South 00˚40’05” West, 365.30 feet; thence South 72˚14’39” West, 16.22 feet; thence North 89˚45’04” West, along the North right-of- way line of Buckeye Road, 1196.54 feet; thence North 48˚21’56” West, 52.82 feet; thence North 00˚42’33” East, 344.84 feet; thence North 89˚45’04” West, 5 feet to the Point of Beginning; and Except that portion conveyed to El Paso Natural Gas Company, a Delaware corporation in Warranty Deed recorded in Recording No. 2000-0613842, Maricopa County Records, as corrected in Recording No. 2000-0748506, Maricopa County Records, and as further corrected in Recording No. 2004-1460307, Maricopa County Records, described as follows: Beginning at a point on the East right-of-way line of 43rd Avenue in the Southwest quarter of the Southwest quarter of said Section 10, which lies North 01˚07’ East, along the West line of said Section 10, a distance of 1085.5 feet, and South 88˚53’ East, 46 feet, from the Southwest corner

4891-3033-0116 v.1 of said Section 10; thence North 01˚07’ East along the East right-of-way line of 43rd Avenue, 150 feet; thence South 88˚53’ East, 79.5 feet; thence South 01˚17’ West, 150 feet; thence North 88˚53’ West, 79.5 feet to the Point of Beginning; and Except that portion which was conveyed to the City of Phoenix, an Arizona municipal corporation, in Warranty Deed recorded in Recording No. 2004-0266183, Maricopa County Records, described as follows: The East 6 feet of the West 46 feet of that part of the Southwest quarter of the Southwest quarter of Section 10, Township 1 North, Range 2 East, lying between the South line of the North 75 feet of said Southwest quarter of the Southwest quarter and Line “B” described herein below; Together with that part of the following described parcel that lies within the East 7 feet of the West 40 feet of said Southwest quarter of the Southwest quarter: Beginning at a point which bears North 01˚12’ East a distance of 1146.2 feet from the Southwest corner of said Section 10; thence North 88˚48’ East a distance of 85.5 feet; thence North 01˚12’ West a distance of 90 feet; thence South 88˚48 West a distance of 85.5 feet; thence South 01˚12’ East a distance of 90 feet to the Point of Beginning; Except that part thereof that lies within that part of the Northwest quarter of said Southwest quarter of the Southwest quarter described as follows: Beginning at the point which bears North 01˚12’ East a distance of 1146.2 feet from the Southwest corner of said Section 10; thence North 88˚48’ East a distance of 86.5 feet; thence South 01˚12’ East, a distance of 60 feet; thence South 88˚48’ West a distance of 85.5 feet; thence North 01˚12’ West a distance of 60 feet to the Point of Beginning; and Except that part thereof that lies within the parcel described as follows: Commencing at the Southwest corner of said Section 10 (using as the basis of bearings for this particular description, the South line of said Section 10 which bears South 89˚45’04”); thence North 00˚42’33” East a distance of 430.09 feet; thence South 89˚17’27” East a distance of 40 feet to the Point of Beginning; thence North 00˚42’33” East a distance of 104.55 feet; thence South 89˚45’04” East a distance of 250.01; thence South 00˚42’33” West a distance of 84 feet; thence South 89˚45’04” East a distance of 306.52 feet; thence South 00˚40’05” West a distance of 30 feet; thence South 89˚45’04” East a distance of 700.02 feet; thence South 00˚40’05” West a distance of 365.30 feet; thence South 72˚14’39” West a distance of 16.22 feet; thence North 89˚45’04” West, along the Northerly right-of-way line of Buckeye Road, a distance of 1196.54 feet; thence North 48˚21’56” West a distance of 52.82 feet; thence North 00˚42’33” East a distance of 344.84; thence North 89˚45’04” West a distance of 5 feet to the Point of Beginning. Line “B”

4891-3033-0116 v.1 Commencing at the Southwest corner of said Section 10, being the intersection of the monument line of 43rd Avenue and Buckeye Road; thence South 89˚57’26” East, along said monument line of Buckeye Road and the South line of said Section 10, a distance of 625.82 feet; thence North 00˚02’34” East a distance of 50 feet to the Northly right-of-way line of said Buckeye Road; thence North 89˚57’26” West, along said Northerly right-of-way line, a distance of 540.51 feet; thence North 48˚34’18” West a distance of 52.93 feet; thence North 00˚26’51” East a distance of 344.69 feet to the Point of Beginning; thence South 89˚33’09” East a distance of 2 feet; thence North 89˚33’09” West a distance of 14 feet to the terminus of the line described herein.

4891-3033-0116 v.1 EXHIBIT B Permitted Encumbrances

A-1 EXHIBIT A-2 Form of Warranty Deed (Littleton Plant) Attached.

4879-4202-8036 v.1 RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: [___________________________] [___________________________] [___________________________] MAIL TAX STATEMENTS TO: [___________________________] [___________________________] [___________________________] --------------------------------Space Above This Line For Recorder’s Use ------------------------ SPECIAL WARRANTY DEED THE STATE OF __________ § § COUNTY OF ____________ § [_________________________________], a [__________________], whose address is [______________________________] (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by [____________________________], a [________________________], whose address is [_____________________________] (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee, the real property situated in [____________] County, Colorado, described on Exhibit “A” attached hereto and made a part hereof for all purposes, together with all improvements and fixtures situated thereon, together with all singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon, and any right, title and interest of Grantor in and to the adjacent streets, alleys and rights of way

2 4879-4202-8036 v.1 (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements, fixtures and interests being hereinafter referred to collectively as the “Property”). This conveyance is made and accepted subject to those encumbrances and exceptions (the “Permitted Exceptions”) set forth on the attached Exhibit “B.” TO HAVE AND TO HOLD the Property, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee and its successors and assigns against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions. [NO FURTHER TEXT ON THIS PAGE] [SIGNATURE APPEARS ON THE FOLLOWING PAGE]

3 4879-4202-8036 v.1 [SIGNATURE PAGE TO SPECIAL WARRANTY DEED] IN WITNESS WHEREOF, the Grantor has executed this deed to be effective as of the date first above written. GRANTOR: _____________________________, a _________________________________ By: ______________________________ Name: ________________________ Title: _________________________ (SEAL) ACKNOWLEDGMENT [Insert applicable form of notary block.]

4 4879-4202-8036 v.1 EXHIBIT “A” LEGAL DESCRIPTION OF REAL PROPERTY PARCEL A: All of the Southwest quarter of Section 6, Township 6 South, Range 68 West of the 6th P.M. lying South and East of right-of-way of Atchinson, Topeka and Santa De Railroad and lying North and West of the West line of Highline Canal as the railroad right of way and the West line of the canal existed as of November 13, 1957, County Douglas, State of Colorado. PARCEL B: Part of the Northwest quarter of the Northeast quarter of Section 7, Township 6 South, Range 68 West of the 6th P.M., described as follows: Beginning at a point on the Easterly right-of-way line of the Atchinson, Topeka and Santa Fe Railroad and the South line of Highline Drive, said point being 321 feet East and 39 feet South of the Northwest corner of said Northwest quarter of the Northeast quarter; thence East 726 feet along Highline Drive to a point on the West right-of-way line of the Highline Canal; thence Southerly along the Westerly right-of-way line of the Highline Canal 1273 feet; thence West 630 feet; thence Northerly 384 feet to a point 50 feet East of the East right-of-way line of the Atchinson, Topeka and Santa Fe Railroad; thence West 50 feet to a point of the Easterly right-of-way line of the Atchinson, Topeka and Santa Fe Railroad; thence Northerly along the Atchinson, Topeka and Santa Fe railroad right-of-way 778 feet to the Point of Beginning; as to the right-of-way of railroad and lines of the canal as they existed on August 1, 1963. EXCEPT any portion of said Parcel B lying within a tract of land described in Book 203 at Page 383 in the Douglas County records, County of Douglas, State of Colorado; and EXCEPT that portion conveyed to the United States of America in Deed recorded September 2, 2003 at Reception No. 200331126, County of Douglas, State of Colorado PARCEL C: Part of the Northwest quarter of the Northeast quarter of Section 7, Township 6 South, Range 68 West of the 6th P.M., being vacated West Carder Court lying Easterly of the Easterly right-of-way of the Atchinson, Topeka and Santa Fe Railroad, and lying Westerly of the Westerly right-of-way of the Highline Canal, County of Douglas, State of Colorado.

~#4813-9132-9470~ 4879-4202-8036 v.1 EXHIBIT “B” PERMITTED EXCEPTIONS 1.

A-1 EXHIBIT A-3 Form of Warranty Deed (Fort Myers Plant) Attached.

4876-8964-8900 v.1 This document was prepared by: _________________________ _________________________ _________________________ _________________________ After recording return to _________________________ _________________________ _________________________ _________________________ THE ABOVE SPACE FOR RECORDER’S USE ONLY SPECIAL WARRANTY DEED For the consideration of the sum of Ten Dollars ($10.00) and other valuable considerations received, ______________________, a _________________ _____________ (“Grantor”), having an office at __________________________. ________________________, _______________, Attn: _____________________, does hereby sell and convey to ______________________, a _________________ _____________ (“Grantee”), having an office at __________________________. ________________________, _______________, Attn: _____________________,, all of the Grantor’s rights, title and interest in and to the following described real property (the “Property”) situated in ________________, Lee County, Florida, together with all improvements thereon and all of the Grantor’s interest in any rights and privileges solely appurtenant thereto: SEE EXHIBIT A ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF, SUBJECT, HOWEVER, TO THOSE MATTERS DESCRIBED IN EXHIBIT B ATTACHED HERETO AND MADE A PART HEREOF FOR ALL PURPOSES (“PERMITTED EXCEPTIONS”), PROVIDED THAT THIS REFERENCE SHALL NOT SERVE TO REIMPOSE SAME. Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining: TO HAVE AND TO HOLD the Property in fee simple, with the appurtenances thereto, unto Grantee and its successors and assigns. Grantor, for itself, and its successors, does covenant, promise and agree, to WARRANT AND FOREVER DEFEND the Property unto Grantee, its successors and assigns, against every person lawfully claiming the same, or any part thereof, by through, or under Grantor but not otherwise, excluding the Permitted Exceptions. [SIGNATURE PAGE FOLLOWS]

4876-8964-8900 v.1 IN WITNESS WHEREOF, the undersigned has made, executed and delivered this Special Warranty Deed as of this ____ day of ________________, 2021 GRANTOR: WITNESSES: _________________________________, a ____________ ________________________ By: __________________________________ Print Name: Name: ______________________ Title: ______________________ Print Name: ****************************************************************************** [Insert applicable notary block] ****************************************************************************** [SIGNATURE PAGE TO SPECIAL WARRANTY DEED]

4876-8964-8900 v.1 EXHIBIT A LEGAL DESCRIPTION PARCEL 1: The East 60 feet of Lot 5 and the West 190 feet of Lot 6, Pine Crest Subdivision, according to the plat recorded in Plat Book 5, Page 3, Public Records of Lee County, Florida. PARCEL 2: Lot 5, less the Easterly 60 feet and less the Westerly 130 feet, Pine Crest Subdivision, recorded in Plat Book 5, Page 3, Public Records of Lee County, Florida. PARCEL 3: The North half of the East half of Lot 11, of that certain subdivision known as Pine Crest Subdivision, Section 21, Township 44 South, Range 25 East, according to the map or plat thereof, on file and recorded in the office of the Clerk of the Circuit Court of Lee County, Florida in Plat Book 5, page 3. PARCEL 4: The North half of the West half of Lot 11, Pine Crest Subdivision, Plat Book 5, Page 3, Lot 6, Pine Crest Subdivision, Plat Book 5, Page 3, less the Westerly 190 feet and less the following parcel: Commence at the Southeast corner of said Lot 6; thence run Westerly along the South line of said Lot 6, for 20 feet to a point on the Westerly right-of-way line of SR 80-B, “Ortiz Avenue”, said point is the Point of Beginning of the parcel herein described: From said Point of Beginning continue Westerly along said South line of Lot 6, for 224.01 feet; thence deflect 105˚12’41” right and run Northeasterly 129.27 feet, more or less, to a point on the Southerly right-of-way line of the Old Immokalee Road; thence deflect 90˚28’10” right and run Southeasterly along said right-of-way line for 208.9 feet, more or less, to a point on aforementioned right-of-way line of SR 80-B; thence deflect 67˚14’11” right, run Southerly along said right-of-way line SR 80-B for 41.10 feet to the Point of Beginning. Commonly known as: [Address]

4876-8964-8900 v.1 EXHIBIT B PERMITTED EXCEPTIONS 1. Taxes and assessments for the year 202_ and subsequent years, which are not yet due and payable.

A-1 EXHIBIT A-4 Form of Warranty Deed (Napa Plant) Attached.

1 4863-8076-3908 v.1 RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Owner’s Name Address Address Attention: MAIL TAX STATEMENTS TO: Owner’s Name Address Address Attention: (Above Space for Recorder’s Use Only) APN: XXX-XX-XXXX GRANT DEED The Undersigned Grantor(s) Declare(s): DOCUMENTARY TRANSFER TAX $ ; CITY TRANSFER TAX $ ; SURVEY MONUMENT FEE $ . [ ] computed on the consideration or full value of property conveyed, OR [ ] computed on the consideration or full value less value of liens and/or encumbrances remaining at time of sale, [ ] unincorporated area; or [ ] City of XXXXXXXXXXXXXXX, and [ X ] __________________________________ Signature of Declarant FOR VALUE RECEIVED, , a ("Grantor"), grants to , a ("Grantee"), all that certain property in Sacramento County, State of California, as more particularly described on Exhibit "A" attached hereto, subject to all matters of record. [signatures to follow on the next page]

2 4863-8076-3908 v.1 IN WITNESS WHEREOF, the Grantor has executed this Grant Deed as of . GRANTOR: [___________________], a ____________________ ___________________ By: Name: Title: [Insert applicable notary form, or if executing in California, the Certificate on following page is required.]

3 4863-8076-3908 v.1 CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. STATE )SS COUNTY ) On before me, , Notary Public, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature Affix appropriate seal above

4 4863-8076-3908 v.1 EXHIBIT A – LEGAL DESCRIPTION PARCEL 1: Lot 21 of Florin Addition according to the official plat thereof filed in the Office of the Recorder of Sacramento County, California on March 28, 1912 in Book 13 of Maps, Map No. 12. Excepting therefrom all that portion conveyed by deed to John C. Gist, dated March 8, 1962 in Book 4406, Page 516, Official Records. Excepting therefrom all that portion thereof lying within the right-of-way of the Southern Pacific Railroad, successor in interest to Central Pacific Railroad Company under the Congressional Act approved July 1, 1862 and amendments thereto. PARCEL 2: All that portion of Section 35, Township 8 North, Range 5 East, Mount Diablo Base and Meridian, according to the official plat thereof, described as follows: Beginning at the Northwest corner of Lot 21, according to the official plat thereof Florin Addition recorded March 28, 1912 in Book 13 of Maps, Map No. 12, Sacramento County Records, and running thence North 00˚39’ West 992.21 feet to the Southeast corner of Lot 13, as shown on the official plat of Florin Acres, recorded May 14, 1907 in Book 8 of Maps, Map No. 29, Sacramento County Records; thence North 89˚27’30” East 38.35 feet to the Westerly right-of-way fence of the Central Pacific Railway Company; thence along said fence South 17˚02’ East 1017.74 feet to the Northerly line of Lot 21 of said Florin Addition; thence along said line South 86˚35’ West 325.80 feet to the Point of Beginning. Excepting therefrom all that portion thereof lying within the right-of-way of the Southern Pacific Railroad, successor in interest to Central pacific Railroad Company under the congressional act approved July 1, 1862 and amendments thereto. PARCEL 3: Lot 20 of Florin Addition according to the official plat thereof, filed in the Office of the Recorder of Sacramento County, California on March 28, 1912 in Book 13 of Maps, Map No. 12. PARCEL 4: All that portion of Lot 19 of Florin Addition, according to the official plat thereof, filed in the Office of the Recorder of Sacramento County, California on March 28, 1912 in Book 13 of Maps, Map No. 12, particularly described as follows: Beginning at the Northwest corner of said Lot 19, and running thence along the North line thereof North 89˚29’ East 236.20 feet to the Northeast corner of Lot 19; thence along said line South 10˚41’ East 90.56 feet; thence South 89˚29’ West 252.96 feet to the West line of said Lot 19; thence along said line North 89 feet to the Point of Beginning. PARCEL 5: All that portion of the South half of Section 35, Township 8 North, Range 5 East, Mount Diablo Base and Meridian, described as follows:

5 4863-8076-3908 v.1 Commencing at the section corner common to Section 2 and 3 in Township 7 North, Range 5 East and Section 34 and 35 in Township 8 North, Range 5 East, Mount Diablo Base and Meridian; thence North 89˚39’ East 2,637 feet to the quarter section corner of the intersection of the South line of said Section 35, from said quarter section corner of the intersection of the center line of a 66 foot road and the center line of the railroad tract of the Central Pacific Railway Company bears North 88˚ East 855.70 feet; thence North 00˚39’ West 786.20 feet to a one inch iron pipe in fence line marking the Point of Beginning of the description of the realty herein described; thence from Said Point of Beginning North 00˚39’ West 883 feet to a fence corner; thence North 86˚35’ East 268.81 feet to a point located 100 feet measure at right angle from the center line of the 100 foot right-of-way the Central Pacific Railway Company, formerly Western Pacific Railroad Company; thence along the line parallel to the 100 foot Westerly, measured at a right angle, from the center line of said railroad tract, North 16˚45’ West 1019.31 feet to a point in fence line, which point is located approximately upon the quarter section line running East and West through the center of said Section 25; thence along said fence line, South 89˚27.5’ West 1278.66 feet to a one inch iron pipe at a fence corner; thence along fence line South 01˚02’ East 1332.60 feet to a one inch iron pipe at fence corner; thence along fence line North 89˚48’ East 761.65 feet to a one inch iron pipe at a fence corner; thence South 00˚38’ East 536.45 feet to a fence corner; thence 89˚39’ East 522.40 feet to said Point of Beginning. Excepting therefrom the following two parcels: Exception (1) beginning at the Northwest corner of Lot 21, as shown on the plat of Florin Addition according to the official plat thereof, filed in the Office of the Recorder of Sacramento County, California on March 28, 1912 in Book 133 of Maps, Map No. 12, running thence North 00˚39’ West 992.21 feet to the Southeast corner of Lot 13 as shown on the plat of Florin Acres, recorded in the Office of the Recorder of Sacramento County, California on May 14, 1907 in Book 8 of Maps, Map No. 29; thence North 89˚27’30” East 38.35 to the Westerly right-of-way fence of the Central Pacific Railway Company; thence along said fence South 17˚02’ East 1017.74 feet to the Northerly line of Lot 21 of said Florin Addition; thence along said line South 86˚35’ West 325.80 feet to the Point of Beginning. Exception (2) all that portion of the South half of Section 35, Township 8 North, Range 5 East, Mount Diablo Base and Meridian, described as follows: Beginning at a one inch iron pipe at the Easterly terminus of the course designated North 89˚48’ East 761.65 feet to a one inch iron pipe at fence corner in that certain deed dated October 22, 1952 in Book 2311 of Official Records, page 482, executed by Charles A. Pearson and Nellie B. Pearson, his wife, to Oren J. McCurdy and Dorothy J. McCurdy, his wife, as joint tenants said Point of Beginning being located the following four courses and distances from the Southwest corner on the South line of said Section 35; (1) North 89˚39’ East 2637 feet to the quarter section corner on the South line of said Section 35 (2) North 00˚39’ West 786.20 feet to one inch iron pipe in fence line (3) South 89˚39’ West 522.40 feet and (4) North 00˚38’ West 536.45 feet; thence from said Point of Beginning parallel with the East line of the aforementioned McCurdy parcel North 01˚02’ West 1332 feet, more or less to a point on the North line of said McCurdy parcel; thence along the boundaries of said McCurdy parcel the following three courses and distances: (1) South 89˚27’30” West 761.65 feet, more or less, to the Northwest corner thereof (2) South 01˚02’ East 1332.6 feet to a one inch iron pipe and (3) along a fence line North 89˚48’ East 761.65 feet to the Point of Beginning. Further excepting therefrom all that portion therefrom lying within the right-of-way of the Southern Pacific Railroad, successor in interest to Central Pacific Railroad Company under the Congressional Act approved July 1, 1862 and amendment thereto. PARCEL 6:

6 4863-8076-3908 v.1 All that portion of the South half of Section 35, Township 8 North, Range 5 East, Mount Diablo Base and Meridian, described as follows: Beginning at a one inch iron pipe at the Easterly terminus of the course designated North 89˚48’ East 761.65 feet to a one inch iron pipe at fence corner in that certain deed dated October 22, 1952 in Book 2311 of Official Records, page 482, executed by Charles A. Pearson and Nellie B. Pearson, his wife, to Oren J. McCurdy and Dorothy J. McCurdy, his wife, as joint tenants said Point of Beginning being located the following four courses and distances from the Southwest corner on the South line of said Section 35; (1) North 89˚39’ East 2637 feet to the quarter section corner on the South line of said Section 35 (2) North 00˚39’ West 786.20 feet to one inch iron pipe in fence line (3) South 89˚39’ West 522.40 feet and (4) North 00˚38’ West 536.45 feet; thence from said Point of Beginning parallel with the East line of the aforementioned McCurdy parcel North 01˚02’ West 1332 feet, more or less to a point on the North line of said McCurdy parcel; thence along the boundaries of said McCurdy parcel the following three courses and distances: (1) South 89˚27’30” West 761.65 feet, more or less, to the Northwest corner thereof (2) South 01˚02’ East 1332.6 feet to a one inch iron pipe and (3) along a fence line North 89˚48’ East 761.65 feet to the Point of Beginning.

A-1 EXHIBIT A-5 Form of Warranty Deed (St. Martinville Plant) Attached.

4894-1809-5364 v.1 RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: [__________________________] [__________________________] [__________________________] SPECIAL WARRANTY DEED CASH SALE BE IT KNOWN that on the dates and at the places designated below, before the respective undersigned witnesses and notaries public, duly commissioned and qualified as such, personally came and appeared: __________________________________, a ___________________________, represented herein by _____________________, pursuant to the ___________________ attached hereto, whose permanent mailing address is ______________________________________________ (“Seller”); who did declare that for the consideration hereinafter mentioned Seller does, by these presents, sell, transfer and deliver with no warranty of title (except for acts arising by, through or under Seller) but with full subrogation to all of Seller’s rights and actions of warranty of title which Seller has or may have against previous owners and with all rights of prescription, both liberative and acquisitive, free and clear of all mortgages, liens or encumbrances unto: _________________________________, a _______________________________, represented herein by ____________________, pursuant to the _______________ attached hereto, whose permanent mailing address is ________________________________________ (“Purchaser”); for the benefit of Purchaser, and Purchaser’s successors and assigns, the property described on Exhibit “A” attached hereto (along with all of Seller’s right, title and interest in and to all minerals (to the extent owned by Seller), buildings, improvements, easements, servitudes, appurtenances, rights, privileges belonging or appertaining to the property, including, but not limited to, all of Seller’s right, title and interest in and to any land lying in the bed of any street, road or avenue, opened or proposed, adjoining the property hereinafter collectively referred to as the “Property”). The Property is sold subject to the permitted exceptions listed on Exhibit “B” attached hereto.

4894-1809-5364 v.1 This sale is made and accepted for and in consideration of the sum of _______________________ AND _________/100 DOLLARS ($______________) cash in hand paid, the receipt and adequacy of which are acknowledged by Seller. Property taxes have been prorated as of the date of sale. In accordance with La. R.S. 9:2721(B), from and after the date of this Act, (a) the name of the person responsible for all property taxes and assessments is_________, and (b) all property tax and assessment notices should be mailed to the following address: ______________________________. All parties signing this instrument have declared themselves to be of full legal capacity. All agreements and stipulations herein and all the obligations herein assumed shall inure to the benefit of and be binding upon the heirs, successors and assigns of the respective parties, and Purchaser, its heirs, successors and assigns, shall have and hold the Property in full ownership forever. [NO FURTHER TEXT ON THIS PAGE]

4894-1809-5364 v.1 [SIGNATURE PAGE TO SPECIAL WARRANTY DEED] This act has been passed in the Parish/County of _______________, State of _________ on the day of ___________ , 2021, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole. WITNESSES: _______________________________ Print Name: _____________________ _______________________________ Print Name: _____________________ SELLER: ________________________, a Delaware limited liability company By: _____________________________ Name: _______________________ Title: ________________________ [applicable Seller state notary form] _______________________________ Notary Public Bar Roll/Notary #:__________________ [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

4894-1809-5364 v.1 [SIGNATURE PAGE TO SPECIAL WARRANTY DEED] This act has been passed in the Parish/County of __________ , State of ____________ on the day of ___________ , 2020, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole. WITNESSES: _______________________________ Print Name: _____________________ _______________________________ Print Name: _____________________ PURCHASER: ________________________, a ________________ By: _____________________________ Name: _______________________ Title: ________________________ [applicable Purchaser state notary form] _______________________________ Notary Public Bar Roll/Notary #:________________ [END OF SIGNATURES] Exhibits to Special Warranty Deed: Exhibit “A”—Legal Description Exhibit “B”—Permitted Exceptions

4894-1809-5364 v.1 EXHIBIT “A” Legal Description A certain piece or portion of ground, together with all the buildings and improvements thereon, and all of the rights, ways, means, and privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in the Parish of St. Martin, State of Louisiana, situated in Section 84, Township 10 South, Range 6 East, containing 9.84 acres, more or less, bounded Northerly by West Bridge Street, Southerly by West Port Street (Louisiana State Highway 96), Easterly by Estate of J.B. Talley, and Westerly by South Pacific Railroad right-of-way and being more particularly described as follows: Beginning at the intersection of the East right-of-way line of the South Pacific Railroad right- of-way and the North line of West Port Street (Louisiana State Highway 96), said point is also on a point of curvature to the right having a radius of 1776.8 feet, with a central angle of 25˚50’47” (Chord bearing: North 43˚21’41” East. Chord distance of 794.74 feet) thence run along said curve a distance of 801.52 feet to a point on the South right-of-way line of West Bridge Street; thence run South 67˚19’10” East along the South right-of-way line for a distance of 427 feet; thence run South 21˚19’09” West for a distance of 680.29 feet a point on the North right-of-way line West Port Street (Louisiana State Highway 96) ; thence run North 72˚19’39” West along the North right-of-way line for a distance of 726.61 feet back to the Point of Beginning. Said parcel contains 429,301 square feet, more or less, or 9.855 acres of land, more or less.

4894-1809-5364 v.1 EXHIBIT “B” Permitted Exceptions

B-1 EXHIBIT B Form of Forms Rental Agreement Attached.

FORMS RENTAL AGREEMENT THIS FORMS RENTAL AGREEMENT (the “Agreement”), made and entered into this ____ day of __________, 2022, (“Effective Date”) by and between Foley Products Company, Inc., a Georgia corporation (the “Foley”), Forterra Pipe & Precast, LLC, a Delaware limited liability company (“Forterra”) and Hydro Conduit, LLC d/b/a Rinker Materials, a Delaware limited liability company (the “Rinker Materials”, and collectively with Foley and Forterra, the “Parties”, and each, a “Party”). WHEREAS, Foley is the owner of certain forms for reinforced concrete pipe, elliptical pipe, and arch pipe and the necessary ancillary parts for all the forms (including, without limitation, headers, pallets and vibrators) for the proper production of reinforced concrete pipe, elliptical pipe, and arch pipe (as more particularly described in Exhibit A-1, the “Foley Forms”) that are used in operations at Foley’s plants described in Exhibit A-1 (collectively, the “Foley Plants”); WHEREAS, Forterra is the owner of certain forms for reinforced concrete pipe, elliptical pipe, and arch pipe and the necessary ancillary parts for all the forms (including, without limitation, headers, pallets and vibrators) for the proper production of reinforced concrete pipe, elliptical pipe, and arch pipe (as more particularly described in Exhibit A-2, the “Forterra Forms”) that are used in operations at Forterra’s plants described in Exhibit A-2 (collectively, the “Forterra Plants”); WHEREAS, Rinker Materials is the owner of certain forms for reinforced concrete, elliptical pipe, and arch pipe and the necessary ancillary parts for all the forms (including, without limitation, headers, pallets and vibrators) for the proper production of reinforced concrete pipe, elliptical pipe, and arch pipe (as more particularly described in Exhibit A-2, the “Rinker Materials Forms” and collectively with the Foley Forms and Forterra Forms, the “Forms” and each, a “Form”) that are used in operations at Rinker Materials’ plants described in Exhibit A-2 (collectively, the “Rinker Materials Plants”, and collectively with the Foley Plants and the Forterra Plants, the “Plants” and each, a “Plant”)); and WHEREAS, in connection with that certain Asset Purchase Agreement, by and between Foley, Forterra and Rinker Materials, dated December 13, 2021 with respect to the sale of certain assets of each of Forterra and Rinker Materials (the “Purchase Agreement”), each Party desires to lease to the other Party, and each Party desires to lease from the other Party, the Forms from time to time, pursuant to the terms set forth herein. NOW, THEREFORE, in consideration of the terms and provisions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Defined Terms. As used herein, the “Lessor” shall mean the Party leasing a Form to the other Party, and the “Lessee” shall mean the Party leasing a Form from the Lessor. Capitalized terms used but not defined herein will have the respective meanings given them in the Purchase Agreement.

2. Rental of Forms. Subject to the terms, conditions and provisions herein, each Party hereby agrees to make available to and lease to the other Party the Forms used in such Party’s Plant for use by the other Party in the other Party’s Leasing Plant (as defined in Exhibit A-1 or A- 2, as the case may be) during the Term (as defined below), each in accordance with an individual written request (each, a “Rental Request”). Each Party hereby agrees to take and rent from the other Party, the Forms, upon such Party’s demand from time to time and in accordance with the terms and conditions set forth herein (each a “Rental”). 3. Rental Requests; Duration of Rental. Each Rental Request shall set forth (a) the requested rental term (including number of days) for the particular Forms (the “Requested Rental Period”), and (b) the type and quantity of Forms to be leased and a general description of the projects for which the Forms will be used. Lessor shall, within five (5) business days of receipt of any Rental Request, either confirm availability of the Forms for the Rental Period (subject to Section 4) or identify the first date as soon as practicable thereafter on which the Forms requested in the Rental Request will be available; provided, however, that, if the Forms are available during the Requested Rental Period (subject to Section 4), the Lessor shall deliver the Form or Forms indicated in the Rental Request within twenty (20) business days of the date of the Rental Request for Forms; provided further, that Lessor shall not be responsible for delays caused by the delivery service. The “Rental Period” shall commence on the date the Form or Forms are received by Lessee, and shall continue for the number of days specified in the Rental Request; provided that, upon delivery of a written notice to Lessor, Lessee shall have a one-time right to extend such Rental Period by up to twenty (20) business days if the Lessee reasonably requires the use of the rented Forms to complete ongoing production. Any extension of the Rental Period beyond such 20-business day extension shall be granted or denied in the sole discretion of the Lessor. 4. Forms Available to Lessee. Notwithstanding anything to the contrary set forth herein, Lessee shall not be entitled to: (i) lease any forms or ancillary parts of the Lessor other than the Forms in existence and in working and transportable condition on the date of the applicable Rental Request, and not being used or reasonably anticipated to be used by Lessor during the Requested Rental Period; (ii) rent any Forms to the extent such Lessee has Forms in its possession or control at the applicable Leasing Plant that are functionally equivalent to those set out in any Rental Request; or (iii) use any Form rented hereunder at a location other than the Lessee’s Leasing Plant. For the avoidance of doubt, nothing in this Agreement shall obligate Lessor to purchase or otherwise acquire any forms or ancillary parts from any third party or from any plant of the Lessor or any of its affiliates, other than the Lessor’s Plants. Notwithstanding the foregoing, Rinker and Forterra shall make available and lease to Foley from the nearest available Rinker or Forterra Plant to the Designated Plant making such Rental Request, within twenty (20) business days of receipt of a Rental Request, any Forms and ancillary parts necessary for Foley to manufacture any product that Rinker or Forterra shipped to any customer from a Designated Plant (as defined in the Purchase Agreement) during the period beginning January 1, 2019 and ending on the Closing Date (such products, “Designated Products”); provided, that neither Rinker nor Forterra shall be obligated to purchase or otherwise acquire any forms or ancillary parts from any third party and that if the Rental of such Forms during the Requested Rental Period would cause a material undue burden to Rinker or Forterra, then Rinker and Forterra agree to provide to Foley, at the Designated Plant making the Rental Request, from the nearest Rinker or Forterra Plant that produces the Designated Product being requested, the quantities of such Designated Products as requested by Foley at

$100.00 per ton within 45 business days, and Foley shall be responsible for all freight charges for delivery of such Designated Products. 5. Rental Fee; Freight Costs. Lessee shall pay to Lessor a rental fee equal to $1.00 per Rental (“Rent”). In addition, Lessee shall be responsible for (a) applicable sales, use or other taxes, custom charges or duties on the lease and use of such Forms, and (b) all transportation costs, loading or unloading charges or related fees associated with the shipment and transfer (delivery and return) of Forms between the Parties (collectively, the “Additional Charges”). A Form will be considered in possession of Lessee from the date such Form is received by Lessee until the Form is delivered to the shipping or transportation company for delivery back to Lessor (freight collect) . Rent will be due and payable on the last day of each month for all Forms in the possession of Lessee during such month. In addition, Additional Charges will be invoiced monthly and shall be due and payable no later than thirty (30) days after the date of invoice. 6. Condition of Leased Forms. Lessee shall accept the Forms in their “as-is” condition, without warranty or representation of any kind and Lessor shall have no obligation to replace or repair any Forms. THERE ARE NO IMPLIED WARRANTIES OF ANY KIND IN CONNECTION WITH THE LEASE OF THE FORMS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. 7. Use and Maintenance of Leased Forms. During the applicable Rental Period, Lessee may use the Forms for the projects described in the applicable Rental Request and covenants and agrees to maintain the Forms in good working order and condition, ordinary wear and tear and casualty excepted. 8. Default. If either Party defaults in any material respect in the performance of, or compliance with, any term or condition hereof, the non-defaulting Party may terminate the Agreement, and Lessor may reclaim the Forms. Notwithstanding the foregoing, the defaulting Party shall be given twenty (20) business days prior written notice of any default or breach, and the non-defaulting Party may not terminate the Agreement if, within twenty (20) business days of receipt of such notice, the defaulting Party has corrected the default or breach or taken action reasonably likely to effect such correction within a reasonable time. 9. Indemnification. Lessee shall indemnify, defend and hold harmless Lessor and its affiliates against any and all losses, costs, expenses and other damages incurred by Lessor or its affiliates relating to or arising from Lessee’s use, maintenance or repair of the Forms or breach or non-fulfilment of this Agreement. Lessee’s obligations to indemnify Lessor and its affiliates does not extend to any losses, costs, expenses or other damages that arise out of the gross negligence or misconduct of Lessor. Lessor shall indemnify, defend and hold harmless Lessee and its affiliates against any and all losses, costs, expenses and other damages incurred by Lessee or its affiliates relating to or arising from Lessor’s breach or non-fulfilment of this Agreement. Lessor’s obligations to indemnify Lessee and its affiliates does not extend to any losses, costs, expenses or other damages that arise out of the gross negligence or misconduct of Lessee.

10. Term. The term of the Agreement shall commence on the Effective Date and continue for a period of twenty-four (24) months. 11. Assignment. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party. Any purported assignment of this Agreement to which consent has not been obtained shall be voidable at the option of the non-consenting Party. 12. Subordination. Each Party agrees to subordinate this Agreement to any security interest that the other Party has placed or may hereafter place upon the Forms owned by such Party. 13. Notices. Any notice or demand under the terms of this Agreement or under any statute which must or may be given or made by a party hereto shall be in writing and shall be given or made by certified mail addressed to the respective parties as follows: If to Foley: Foley Products Company, Inc. 1031 Columbus Avenue Columbus, Georgia 31901 Attn: Frank D. Foley III If to Forterra or Rinker Materials: Five Concourse Parkway, Suite 1900 Atlanta, Georgia 30328 Attn: Legal Department Such notice or demand shall be deemed to have been given or made when deposited, postage prepaid, in the United States mail. The above addresses may be changed at any time by giving written notice in compliance with this section. 14. Rights of Successors and Assigns. The covenants and conditions contained in the Agreement shall bind and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and assigns. 15. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to when it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 16. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and no oral statement or representations or prior written matter not contained in this Agreement shall have any force or effect. This Agreement shall not be modified or amended in any way except by a writing executed by both parties. 17. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware. The exclusive venue for any action arising out this Agreement shall be a court of appropriate jurisdiction in Wilmington, Delaware.

[Signature Page to Forms Rental Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written. FOLEY PRODUCTS COMPANY, INC. a Georgia corporation By:________________________________ Name: Title: FORTERRA PIPE & PRECAST, LLC a Delaware limited liability company By:________________________________ Name: Title: HYDRO CONDUIT, LLC D/B/A RINKER MATERIALS a Delaware limited liability company By:________________________________ Name: Title:

EXHIBIT A-1

FOLEY FORMS AND PLANTS

Foley Plants	Forterra and Rinker Leasing Plants	Forms
Littleton, Colorado	Las Vegas, Nevada Albuquerque, New Mexico	18" elliptical form 24" elliptical form 30" elliptical form 36" elliptical form 42" elliptical form 48" elliptical form 54" elliptical form 60" elliptical form
St. Martinville, Louisiana	Prentiss, Mississippi	58X36 Arch form 54X40 Arch form 60X45 Arch form 72X54 Arch form 60inch RD form 72inch RD form

EXHIBIT A-2 FORTERRA AND RINKER FORMS AND PLANTS Forterra and Rinker Plants Foley Leasing Plants Forterra and Rinker Forms All Forterra and Rinker Plants All Foley Plants Forms necessary for the production of the Designated Products

C-1 120675626v12 EXHIBIT C Reserved

D-1 EXHIBIT D Form of St. Martinville Sublease Agreement Attached.

SUBLEASE THIS SUBLEASE (this “Sublease”) is entered into this ___ day of ____________, 2022 by and between Forterra Pipe & Precast, LLC, a Delaware limited liability company, (“Sublandlord”) and Foley Products Company, a Georgia corporation (“Subtenant”). Background A. Pursuant to that certain Amended and Restated Master Land and Building Lease dated June 5, 2018 (the “Master Lease”), Pipe Portfolio Owner (Multi) LP, a Delaware limited partnership (“Master Landlord”) leased to Sublandlord, as Tenant, the land and improvements as more fully described in the Master Lease (for purposes of this Sublease, the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A. B. Pursuant to that certain Asset Purchase Agreement, by and among by and among Forterra Pipe & Precast, LLC, a Delaware limited liability company, Hydro Conduit, LLC d/b/a Rinker Materials, a Delaware limited liability company, and Foley Products Company, Inc., dated as of December 13, 2021 (the “Asset Purchase Agreement”), Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant a portion of the Premises being all of the property located at 520 W. Port Street, St. Martinville, Louisiana 70582 including all buildings and improvements located thereon (the “Subleased Premises”) as more particularly described on Exhibit B. NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Terms 1. Sublease. Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby subleases the Subleased Premises from Sublandlord, for the term, at the rental, and upon all of the conditions set forth herein. 2. Term. This Sublease shall be for a term (the “Term”) commencing on the Closing Date (as defined in the Asset Purchase Agreement, the “Commencement Date”), and ending upon the earlier of (i) the date Sublandlord conveys to Subtenant fee simple title to the Subleased Premises in accordance with the terms of the Asset Purchase Agreement or (ii) the date the Master Lease expires with respect to the Subleased Premises (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof or pursuant to the conditions or covenants of the Master Lease or applicable law. 3. Rent. 3.1 Sublease Base Rent. Subtenant shall pay to Sublandlord annual base rent for the Subleased Premises (“Sublease Base Rent”) each year (or partial year) of the Term, which Sublease Base Rent shall be equal to $100.00, payment of which is first due on the Commencement Date and then due on each anniversary thereof.

-2- 3.2 Payment of Rent. Subtenant shall pay the annual Sublease Base Rent on or before the anniversary of the Commencement Date through the Expiration Date. Sublease Base Rent and the payment of any other sums due under this Sublease shall be collectively referred to herein as “Rent”. Rent shall be paid to Sublandlord at 5 Concourse Parkway, Suite 1900, Atlanta, GA 30328 or to such other persons or at such other places as Sublandlord may designate in writing. All Rent shall be paid without set off, abatement or deduction. 4. Master Lease. 4.1 Subordinate to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. 4.2 Conflicts with Master Lease. (a) The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease (including, without limitation, the indemnity provisions of the Master Lease) except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Further, the terms and conditions of this Sublease shall not include the terms and conditions of the following provisions of the Master Lease: (1) Section 2.02(b); (2) Section 3.02(b) & (c); (3) Section 3.02(d) & (e); (4) Section 3.03(c) (5) Section 4.04; (6) Section 4.05; (7) Section 8.03; (8) Section 9.02 (9) Article 14; (10) Sections 15.01(g), (h) and (k) (11) Article 22; (12) Article 31; (13) Article 32; (14) Article 34 (15) Article 35; (16) Article 39; (b) Subject to the foregoing, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used, it shall be deemed to mean Sublandlord, and wherever in the Master Lease the word “Tenant” is used, it shall be deemed to mean Subtenant; the references to “Lease” will be deemed to refer to this Sublease; the references to “Demised Property” will be deemed to refer to the Subleased Premises; and the reference to “Lease Term” shall mean the Term. Subtenant acknowledges and agrees that Subtenant’s rights under this Sublease are as a subtenant only and that, notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not enjoy or be entitled to exercise any of the following rights with

-3- are afforded to Sublandlord as the “Tenant” under the Master Lease: (a) any right which is contradicted or limited by this Sublease; (b) any right of extension; (c) any right of first refusal; (d) and right of self-help or setoff; (e) any right to receive condemnation proceeds; and (f) any right to terminate this Sublease by virtue of any provision of the Master Lease that may give Sublandlord the right to terminate the Master Lease. Any condition resulting from such default or delay by Sublandlord and Master Landlord shall not constitute an eviction, actual or constructive, of Subtenant by Sublandlord. No such default or delay shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Subtenant to terminate this Sublease or to any reduction in or abatement of the rent or other charges provided for in this Sublease. In furtherance of the foregoing, Subtenant does, to the extent permitted by law, and except for the willful misconduct or gross negligence of Sublandlord or breach of its obligations hereunder, hereby waive any cause of action and any right to bring an action against Sublandlord by reason of any act or omission of Master Landlord under the Master Lease. Whenever the approval or consent of Sublandlord is required under any provision of the Master Lease or this Sublease, Subtenant shall also be required to obtain and furnish to Sublandlord the written approval or consent of Master Landlord (to the extent required under the Master Lease). Notwithstanding the foregoing, Subtenant shall not be entitled to exercise any renewal, extension, termination, first offer, first refusal or expansion rights of Sublandlord, if any under the Master Lease. 4.3 Assumption of Obligations. During the term of this Sublease, Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sublandlord and Master Landlord, the obligations of Sublandlord as “Tenant” under the Master Lease. Notwithstanding the foregoing, the obligation to pay rent to the Master Landlord shall be considered performed by Subtenant to the extent and in the amount rent is paid to Sublandlord in accordance with Section 3 of this Sublease. In no event shall Subtenant be deemed to have assumed any liability or obligation of Sublandlord under the Master Lease except as related to the Subleased Premises and this Sublease; provided, however that the foregoing shall not relieve Subtenant from any liabilities attributable to any other act or omission by Subtenant including, without limitation, as a result of a breach of this Sublease. 4.4 Termination of Master Lease. (a) If the Master Lease terminates through any event that is not caused by a default of Subtenant or Sublandlord under this Sublease, this Sublease shall terminate and the parties hereto shall be relieved of any further liability or obligation under this Sublease, except that any prepaid portion of Sublease Base Rent not yet earned by Sublandlord shall be promptly returned to Subtenant. If the Master Lease terminates, in no event shall Sublandlord be required to act beyond its obligations as tenant in the Master Lease or as provided in this Sublease. (b) Sublandlord agrees to observe and perform its obligations as tenant under the Master Lease to the extent such obligations are not the responsibility of Subtenant hereunder. 4.5 No Liability by Sublandlord. Notwithstanding anything contained in this Sublease to the contrary, Subtenant acknowledges and agrees that: (a) Sublandlord shall not be responsible for or deemed a guarantor with respect to any representations, warranties, covenants

-4- or other obligations or liabilities of the Master Landlord under the Master Lease, and Subtenant agrees to look solely to the Master Landlord for the performance of the Master Landlord’s obligations, (b) Sublandlord’s sole obligation to Subtenant under the Master Lease shall be, at Subtenant’s request and on Subtenant’s behalf, to use commercially reasonable efforts to require the Master Landlord to perform specific obligations of the Master Landlord under the Master Lease if necessary which shall not, in any event, require Sublandlord to commence or threaten litigation against the Master Landlord, and (c) Sublandlord shall have no liability to Subtenant for any misrepresentation, warranty, default or other act or omission of the Master Landlord under the Master Lease and Sublandlord shall not be obligated to provide any services to Subtenant or otherwise to perform any obligations in connection with this Sublease except as expressly set forth herein as the separate obligations of Sublandlord. 4.6 Modification of Master Lease. Sublandlord may amend or modify the Master Lease, in its sole discretion, provided that Subtenant shall not be bound by any amendment or modification which adversely affects Subtenant and results in any increase of Subtenant’s obligations under the Sublease and/or reduction of Subtenant’s rights under the Sublease, unless Subtenant has given its prior written consent to such modification, such consent not to be unreasonably withheld or delayed. 5. Condition of Subleased Premises. 5.1 “AS IS” Condition. Subtenant shall accept possession of the Subleased Premises on the Commencement Date, subject to restrictions of all applicable covenants of record, the Master Lease and the applicable zoning laws and other laws regulating the use of the Subleased Premises. Subtenant acknowledges and agrees that it shall take possession of the Subleased Premises and the personal property, equipment and fixtures contained therein and owned by the Master Landlord (the “Master Lease Equipment”) on the Commencement Date in an “AS IS” condition. Subtenant agrees and acknowledges that neither Sublandlord nor any agent, attorney, employee or representative of Sublandlord has made any representation respecting or has made any warranty whatsoever, express or implied, regarding the Subleased Premises or personal property (if any), except as expressly set forth in the Asset Purchase Agreement. 5.2 Master Lease Equipment. Any warranty of quality, fitness, or merchantability with respect to the Master Lease Equipment is hereby excluded, except to the extent expressly set forth in the Asset Purchase Agreement, and Sublandlord shall not be liable to Subtenant for any defect thereof. Subtenant agrees and acknowledges that neither Sublandlord nor any agent, attorney, employee or representative of Sublandlord has made any representation or has made any warranty whatsoever, express or implied, regarding the Subleased Premises or property except as may be expressly set forth herein and in the Asset Purchase Agreement. Subtenant shall be required to surrender the Master Lease Equipment upon the expiration or earlier termination of this Sublease in accordance with the terms of the Master Lease. 5.3 Alterations. Subtenant shall not at any time during the term make any alterations or improvements to the Subleased Premises without obtaining Sublandlord’s prior written consent, which consent shall not be unreasonably withheld. Subtenant acknowledges that any such consent shall also be contingent upon receiving Master Landlord’s consent pursuant to the Master Lease (to the extent such consent is required). Subtenant or its affiliates may not

-5- perform any drilling, sampling, testing or analysis (any such action, “Analysis”) of the Subleased Premises for hazardous substances unless (a) in response to a contemporaneous written claim or order by a governmental authority pursuant to an environmental law or (b) Sublandlord and Subtenant reasonably agree such Analysis is required pursuant to an environmental law to protect the health and safety of individuals at such Subleased Premises; provided, however, that Sublandlord shall have the right, but not the obligation, to conduct or control such Analysis. 5.4 Use of Subleased Premises. Subtenant may use the Subleased Premises only for its use as of the Commencement Date and for no other purpose. Subtenant shall not occupy or use the Subleased Premises (or permit the use or occupancy of the Subleased Premises) for any purpose or in any manner which: (a) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule; (b) may invalidate or increase the amount of premiums for any policy of insurance affecting the Subleased Premises, provided that if Subtenant violates the terms of this clause (b) it shall not be a default under this Sublease if Subtenant reimburses any additional expense (including the increased premium or deductible amounts) incurred as a result of such use by Subtenant; (c) creates a nuisance; or (d) is in violation of the Master Lease. Subtenant shall be solely responsible for procuring and maintaining in effect any licenses or permits required for the operation of the Subtenant’s business activities in the Subleased Premises during the Term. Subtenant covenants not to Abandon the Subleased Premises prior to termination of this Sublease. 5.5 Surrender. Except in the event that Sublandlord conveys to Subtenant fee simple title to the Subleased Premises in accordance with the terms of the Asset Purchase Agreement, Subtenant shall surrender the Subleased Premises on the expiration or earlier termination of this Sublease in the condition required under the Master Lease, but in any event in broom clean condition free of debris and all personal property removed. 5.6 Resolution of Claims. Notwithstanding anything to the contrary set forth herein, or incorporated by reference, all claims arising under or in any way related to (i) any representations or warranties contained in the Asset Purchase Agreement, and (ii) the condition of the Subleased Premises and the Master Lease Equipment shall, in each case, be resolved in accordance with, and subject to the limitations set forth in, the Asset Purchase Agreement. 6. Compliance with Laws. 6.1 Generally. Subtenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Subleased Premises and its occupancy thereof, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Subleased Premises, all at Subtenant’s sole expense. 6.2 Americans with Disabilities Act. Sublandlord and Subtenant hereby agree and acknowledge that the Subleased Premises may be subject to, among other laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, as may be hereafter modified, amended or supplemented (collectively, the “ADA”). Subtenant acknowledges that the Subleased Premises may not currently be in compliance with the ADA.

-6- Subtenant agrees to hold Sublandlord harmless and indemnify Sublandlord for any losses, costs, claims or expenses arising out of failure of the Subleased Premises to comply with the ADA as a result of Subtenant’s use of the Subleased Premises, or as a result of any work or alteration or leasehold improvements made to the Subleased Premises by or on behalf of Subtenant. If any barrier removal work or other work is required to the Subleased Premises, then such work shall be performed by Subtenant, subject to the provisions of the Master Lease and this Sublease. 7. Insurance. Subtenant, at its sole expense, shall obtain and keep in force the insurance required to be obtained by Sublandlord as “Tenant” under the Master Lease. 8. Waiver of Subrogation. Without limiting any release or waiver of liability or recovery in any other Section of this Sublease, but rather in confirmation and furtherance thereof, Sublandlord and Subtenant agree that, in the event the Subleased Premises, or the fixtures or property therein, are damaged or destroyed by fire or other casualty, regardless of the cause thereof, the rights, if any, of any party against the other, or against the employees, agents or licensees of any party with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any of the parties, are hereby waived to the extent provided in Section 9 hereof. Sublandlord and Subtenant agree, further, that all policies of fire, extended coverage, business interruption or other insurance covering and insuring the Subleased Premises, or the contents, fixtures, and improvements therein shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any. 9. Waiver of Claims. To the extent not prohibited by Law or caused by the gross negligence or willful misconduct of Sublandlord or Sublandlord’s Indemnitees (as defined herein), and except as provided below, Subtenant hereby expressly releases Sublandlord, its property manager and their respective officers, agents, directors, representatives, shareholders, members, subsidiaries, affiliates, related entities, partners, employees and lenders (collectively, “Sublandlord’s Indemnitees”) from, and waives all claims for, damage or injury to person, theft, loss of use of or damage to property and loss of business sustained by Subtenant and resulting from the Subleased Premises or any part thereof or any equipment therein or appurtenances thereto being or becoming in disrepair, or resulting from any willful, intentional or negligent act or omission of any person (except for the gross negligence or willful misconduct of Sublandlord and Sublandlord’s Indemnitees). Without limiting the generality of the foregoing, this paragraph shall apply particularly, but not exclusively, to flooding, damage caused by equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration, death, loss, conversion, theft, robbery, assault, battery, murder, or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. In addition, Subtenant waives all claims and rights of recovery against Sublandlord and Sublandlord’s Indemnitees for any loss or damage to any property of Subtenant, which loss or damage is insured against, or required to be insured against, by Subtenant pursuant to Section 7 of this Sublease, whether or not such loss or damage is due to the fault or negligence of Sublandlord, or Sublandlord’s Indemnitees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect, and Subtenant further agrees that all such property of Subtenant shall be at the risk of Subtenant only and Sublandlord and Sublandlord’s Indemnitees shall not be liable for any loss or damage thereto and

-7- Subtenant completely releases and exculpates Sublandlord and Sublandlord’s Indemnitees therefrom. 10. Holdover. In the event that Subtenant retains possession of the Subleased Premises or any part thereof after the termination of the term of this Sublease by lapse of time or otherwise, Subtenant shall pay Sublandlord $1,000 per day (the “Base Holdover Rent”), computed on a per- month basis, for each month or part thereof (without reduction for any such partial month) that the Subtenant thus remains in possession, and in addition thereto, Subtenant shall pay Sublandlord all damages sustained by reason of Subtenant’s retention of possession, including, but not limited to, any amount that Sublandlord is responsible to pay for the Subleased Premises to Master Landlord under Article 21 of the Master Lease and any other liability of Sublandlord to Master Landlord sustained as a result thereof. 11. Assignment and Subletting. Subtenant shall not, under any circumstances, assign this Sublease, sublease the Subleased Premises or permit the use of the Subleased Premises by any person other than Subtenant and its employees without obtaining Sublandlord’s prior written consent, which consent shall not be unreasonably withheld. Subtenant acknowledges and agrees that it shall not be unreasonable for Sublandlord to withhold such consent in the event that the proposed assignee, sublessor or user of the Subleased Premises does not have financial resources equal to or exceeding those of Subtenant as of the date hereof and as necessary to perform all obligations arising under this Sublease. Subtenant acknowledges that any such consent shall also be contingent upon receiving Master Landlord’s consent pursuant to the Master Lease. Subtenant shall reimburse Sublandlord for any and all reasonable expenses (including reasonable attorneys’ fees) incurred by Sublandlord in connection with any proposed assignment or sublease, whether or not Sublandlord consents to such assignment or subletting. 12. Subtenant Default. 12.1 Any act or omission by Subtenant that would constitute a default under the Master Lease shall, subject to the same notice and cure provisions provided therein, less three (3) days (if more than a seven day cure period is provided), be deemed a default by Subtenant under this Sublease. In addition, any failure by Subtenant to perform any other obligations required under this Sublease shall be deemed a default hereunder. 12.2 Subtenant agrees to do nothing which will subject the Master Lease to termination by Master Landlord under the provisions of the Master Lease. It is also agreed that if Subtenant is in default of the provisions of the Master Lease, Sublandlord may, but need not, cure said default specifically on behalf of and for the account of Subtenant, in which case all costs, damages and expenses incurred by Sublandlord in connection therewith shall be paid to Sublandlord immediately upon its demand as additional rent hereunder. In so curing Subtenant’s default, Sublandlord shall not be deemed to have waived any of its rights, nor to have released Subtenant from any of its obligations under this Sublease. 12.3 It is further agreed that Sublandlord may cure Subtenant’s default under the Master Lease or this Sublease on and for Sublandlord’s own account to preserve its interest in the Master Lease, and may terminate this Sublease by reason of said default pursuant to the terms hereof, if Subtenant does not pay as additional rent to Sublandlord all costs, damages and expenses

-8- incurred by it in connection with such cure within the applicable grace period provided for in the Master Lease. 12.4 In the event of a default hereunder beyond any applicable notice and cure periods, Sublandlord shall be entitled to all remedies and damages provided for Master Landlord in the Master Lease, or as otherwise provided by law or equity. 13. Covenant of Sublandlord. Sublandlord shall use reasonable efforts to obtain for Subtenant the benefit of all rights granted to Sublandlord, as tenant under the Master Lease, with respect to the Subleased Premises in order to effectuate the intent of the parties and the purpose of this Sublease; provided that nothing contained in this Sublease shall be construed as requiring Sublandlord to perform any obligation or discharge any duty which Master Landlord is required to perform or discharge under the Master Lease. Subtenant shall not receive any abatement of rent under this Sublease because of the Master Landlord’s failure to perform any of their obligations under the Master Lease, except that if Sublandlord receives an abatement of rent from the Master Landlord, to the extent relating to the Subleased Premises, Subtenant shall receive a corresponding abatement of rent hereunder. 14. Notice of Default. Sublandlord and Subtenant shall, respectively and promptly, give written notice to the other of any notice of default they may receive from Master Landlord under the Master Lease. 15. Damage or Destruction. If the Subleased Premises (in such a manner that materially interferes with Subtenant’s use of the Subleased Premises or reasonable access thereto) shall be damaged, in whole or in part, by fire or other casualty or condemned or taken in any manner for any public or quasi-public use, the Rent paid under this Sublease shall be reduced, in the same proportion, if any, and for the same period, in which the Rent payable for the Premises shall be reduced under the Master Lease, provided that Subtenant or Subtenant’s subtenants, assignees, servants, guests, suppliers, invitees, employees, contractors, subcontractors or agents shall not have caused such fire or other casualty. This Sublease shall terminate if and when the Master Lease is terminated as a result of any fire or other casualty. Sublandlord shall not be responsible for restoration nor for any inconvenience or annoyance to Subtenant or injury to Subtenant’s business resulting in any way from such damage or the repair or restoration or for such condemnation. This Sublease will continue in full force and effect, subject to the foregoing provisions and subject to Sublandlord’s rights and the rights of Master Landlord to terminate the Master Lease as a result of such an event. Subtenant agrees that it shall be the obligation of Subtenant, and not of Sublandlord to repair, restore or rebuild the Subleased Premises as provided in the Master Lease. 16. Additional Covenants of Subtenant. 16.1 Subtenant hereby assumes and agrees to perform and comply with all of the terms, covenants and conditions of the Master Lease on the part of the tenant thereunder to be performed and observed with respect to the Subleased Premises, other than as expressly set forth in this Sublease.

-9- 16.2 Sublandlord will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might constitute a default under the Master Lease or cause the Master Lease or the rights of Sublandlord, as tenant thereunder, to be terminated or which would or might cause Sublandlord to become liable for any damages, costs, claims or penalties or would or might increase the Sublease Base Rent or other charges or obligations of Sublandlord, as tenant under the Master Lease, or would or might adversely affect or reduce any of Sublandlord’s rights or benefits under the Master Lease. 16.3 Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from the use or occupancy by Subtenant of the Subleased Premises or from any work or thing done or any condition created by or any other act or omission of Subtenant or its employees, agents, contractors, visitors or licensees, in or about the Subleased Premises, or from any breach of its obligations under this Sublease. Sublandlord shall defend, indemnify and hold Subtenant harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from the willful or negligent act or omission or breach of this Sublease or the Master Lease by Sublandlord or its employees, agents, contractors, visitors or licensees. The provisions of this Section 16.3 shall survive the expiration or earlier termination of this Sublease. 17. Notices. Whenever a provision is made under this Lease for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, certified, postage prepaid, or by pre-paid nationally recognized overnight courier service, addressed at the addresses set forth below or at such address as either party may advise the other from time to time. If to Sublandlord: Forterra Pipe & Precast, LLC 5 Concourse Parkway, Suite 1900 Atlanta, GA 30328 Attn: Lori Browne Email: Lori.Browne@forterrabp.com Facsimile: (469) 284-8678 If to Subtenant: Foley Products Company 1031 Columbus Avenue Columbus, Georgia 31901 Attn: Frank D. Foley III Facsimile: (706) 569-4436 or at such other address as Sublandlord or Subtenant may theretofore by written notice to the other have designated for the service of such notice. Notices given hereunder shall be deemed to have been given on the date of personal delivery (or the first business day thereafter if delivered on a non-business day) or three (3) days after the date of certified mailing or the next business day after being sent by overnight courier, provided that the sender can evidence proof of receipt of such

-10- notice. If the sender is unable to provide such proof, notices given hereunder shall be effective upon actual receipt only. 18. Asset Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the covenants, obligations and agreements of the parties contained in the Asset Purchase Agreement, including Section 6.14 thereof. 19. Governing Law. This Sublease shall be governed and construed in accordance with the laws of the State in which the Subleased Premises is located, notwithstanding any conflicts-of-laws doctrines of such state or other jurisdiction to the contrary. 20. Brokers. Each party represents that it has dealt with no brokers in connection with this Sublease. 21. Sublandlord’s Right to Perform Subtenant’s Duties. If Subtenant fails timely to perform any of its duties under this Sublease, Sublandlord shall have the right (but not the obligation), after the expiration of any grace or notice and cure period elsewhere under this Sublease expressly granted to Subtenant for the performance of such duty or upon ten (10) days’ notice, whichever is less, to perform such duty on behalf and at the expense of Subtenant without further prior notice to Subtenant, and all sums expended or expenses incurred by Sublandlord in performing such duty shall be deemed to be additional Rent under this Sublease and shall be due and payable upon demand by Sublandlord. 22. Due Authority. The individuals executing this Sublease for each party represent and warrant to the other that they have full right, power and authority to execute this Sublease on behalf of the applicable party. 23. Binding Effect. The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns. 24. Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, constitute one and the same instrument. 25. Specific Performance and Injunctive Relief. Each party hereto recognizes that, if it fails to perform, observe, or discharge any of its obligations under this Sublease, no remedy at law will provide adequate relief to the other party hereto. Therefore, each party to this Sublease is hereby authorized to demand specific performance of this Sublease, and is entitled to seek temporary and permanent injunctive relief in a court of competent jurisdiction, at any time when the other party fails to comply with any of the provisions of this Sublease applicable to it. To the extent permitted by law, each party hereto irrevocably waives any defense that it might have based

-11- on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief. 26. Terms. All capitalized terms used in this Sublease, but not defined herein, shall have the same meaning as ascribed to such terms in the Master Lease. 27. Execution and Delivery. The submission to Subtenant of this Sublease shall not constitute an option or offer for the subleasing of the Subleased Premises, and the execution and/or delivery of this Sublease by Subtenant shall have no binding force or effect on Sublandlord unless and until Sublandlord and Subtenant shall have (a) executed this Sublease and (b) delivered a fully- executed counterpart to each other. [balance of page intentionally blank]

[Signature Page to Sublease Agreement] IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written. SUBLANDLORD: FORTERRA PIPE & PRECAST, LLC, a Delaware limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________

[Signature Page to Sublease Agreement] IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written. SUBTENANT: FOLEY PRODUCTS COMPANY, a Georgia corporation By: ________________________________ Name: Harold H. Sorrell Title: Vice President

EXHIBIT A COPY OF THE MASTER LEASE Attached hereto.

E-1 EXHIBIT E Form of Aggregate Supply Agreement Attached.

AGGREGATE SUPPLY AGREEMENT This AGGREGATE SUPPLY AGREEMENT (this “Agreement”) dated as of [ ], 2022 is made by and between WESTERN AGGREGATES, LLC, an Arizona limited liability company (“Supplier”) and FOLEY PRODUCTS COMPANY, a Georgia corporation (“Buyer”) (each of Supplier, on the one hand, and Buyer, on the other hand, a “Party”, and collectively, the “Parties”). RECITALS WHEREAS, Buyer uses Materials (defined below) at the Plant (defined below) in the manufacture of reinforced concrete pipe and related products; WHEREAS, Buyer has agreed to purchase, and Supplier has agreed to sell and supply, from the Facility (defined below) Materials for the Plant; and WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions of their arrangement pursuant to which the Plant is to be supplied with Materials. NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound hereby, agree as follows: 1. Definitions. In this Agreement, the following terms shall have the following meanings: “Adjustment Date” has the meaning set forth in Section 4(c). “Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. “Agreement” has the meaning set forth in the preamble hereof. “Buyer” has the meaning set forth in the preamble hereof. “Defaulting Party” has the meaning set forth in Section 9(a). “Default Notice” has the meaning set forth in Section 9(a). “Effective Date” means January 1, 2022.

2 “Facility” means Supplier’s quarry located at 31805 West Southern Avenue, Buckeye, Arizona 85326. “Force Majeure Event” means any of (i) acts of god, war, riots, civil disturbances, terrorism, fire, storm, hurricane, windstorm, flood, earthquake, sinkhole or other natural disaster, (ii) actions of governmental authority, changes in law or regulations including restrictions or restraints imposed by law and and/or rules or regulations of a public authority, (iii) total or partial destruction of the Facility or the Plant, or (iv) any other cause which is beyond the reasonable control of the Party affected and not occasioned by such Party’s fault or negligence, whether of a similar or dissimilar nature to the foregoing. “Materials” means those certain aggregates and sand specified in and meeting the specifications set forth on Exhibit A. “Non-Defaulting Party” has the meaning set forth in Section 9(a). “Party” and “Parties” have the meanings set forth in the preamble hereof. “Percentage Adjustment” has the meaning set forth in Section 4(c). “Person” means any natural person, governmental entity, any for-profit corporation, not-for-profit corporation, general partnership, limited partnership, limited liability company, trust, business trust, business association or other legally recognized association of persons. “Plant” means Buyer’s manufacturing facility located at 1011 S 43rd Avenue Phoenix, Arizona 85009. “Price” has the meaning set forth in Section 4(a). “Pricing Index” has the meaning set forth in Section 4(c). “Specifications” means the applicable specifications set forth in Exhibit A. “Supplier” has the meaning set forth in the preamble hereof. “Term” has the meaning set forth in Section 2(a). “Tons” means U.S. tons or “short” tons (i.e., 2,000 pounds). 2. Term. This Agreement shall commence on the Effective Date and end on December 31, 2026 (the “Term”) unless otherwise terminated pursuant to the terms hereof; provided, that the Buyer shall have the option to extend the Term for one additional five-year periods upon delivery of written notice to Supplier no less than thirty (30) days prior to the expiration of the then-current Term; provided, that at any time during the Term, Supplier may upon written notice to Buyer terminate this Agreement as to all or any of the Materials if Supplier

3 shall have exhausted the mineable reserve of all or any of the Materials at the Facility prior to expiration of the Term; provided further that in such event, or in the event of a shortage of Materials, Buyer shall have first priority (even with Supplier’s Affiliates) among Supplier’s customers with respect to the purchase of Materials. 3. Purchase and Sale. (a) During the Term, Buyer may purchase, and Supplier agrees to sell, up to an aggregated 3,000 (increasing by 7% on each anniversary of the date of this Agreement, but not to exceed 3,500) Tons of Materials per calendar month. Buyer shall utilize the Materials for internal Plant-use only and not for resale. (b) Buyer shall submit orders for Materials to Supplier by purchase order via mail, facsimile, email or other means mutually acceptable to the Parties. Each purchase of Materials by Buyer pursuant to this Agreement shall be subject to the terms and conditions of this Agreement. Any additional, contrary, or different terms contained in any purchase order or other request or communication by Buyer or Supplier pertaining to the purchase and/or sale of Materials, and any attempt to modify, supersede, supplement or otherwise alter this Agreement, will not modify this Agreement or be binding on the Parties unless such terms have been fully approved in a signed writing by authorized representatives of both Parties. (c) With respect to Materials ordered "Delivered", Supplier shall (i) be responsible for delivering Materials to the Buyer Plant at the time specified in the Purchase Order, (ii) notify Buyer promptly of any actual or anticipated delays in supplying Materials and (iii) ensure that late delivery of Materials will not disrupt Buyer's ongoing operations. Buyer will notify Supplier in writing of any delays in receiving Materials on a timely basis. Supplier and Buyer will then attempt to resolve any delays in delivery in 10 days. The parties agree that time is of the essence. 4. Price. (a) The purchase price per Ton of Materials is set forth in Exhibit A and is subject to adjustment pursuant to Section 4(c) (the “Prices”). The Supplier hereby represents that the Prices listed on Exhibit A are equal to Supplier’s internal transfer prices actually charged to the Plant during calendar year 2021. The Prices listed on Exhibit A reflect prices for Materials delivered to the Plant (FOB Plant) and picked up by Buyer at the Facility (FOB Facility) (b) The Prices referred to herein exclude any and all applicable sales taxes and similar charges now or hereafter imposed by federal, state, provincial or local law, regulation or order. Buyer shall pay any and all applicable sales taxes and similar charges now or hereafter imposed by federal, state, provincial or local law, regulations or order solely upon the sale or purchase of Materials (exclusive of, among others, any tax on income, employment, doing business, corporate franchise or other taxes whether or not imposed upon or measured by the income of Supplier). If Buyer is entitled under any federal, state or local law or regulation to purchase Materials free of any taxes, Buyer shall upon written request by Supplier furnish Supplier copies of proper exemption certificates to cover such purchase or purchases in advance

4 of deliveries hereunder. (c) Commencing January 1, 2023 and each January 1 thereafter (each an “Adjustment Date”) during the Term of this Agreement, the Prices shall be adjusted by Supplier based upon the percentage increase or decrease (the “Percentage Adjustment”) in the Bureau of Labor Statistics Producer Price Index Industry Data, Series ID PCU 21232121232104 for Construction Sand and Gravel for West Census Region (the “Pricing Index”), computed by dividing the change in Pricing Index as of (i) January 1 of the preceding year compared to (ii) January 1 of the year prior thereto; by the Pricing Index as of the date set forth in the preceding clause (ii). Once the Prices are adjusted based on the Percentage Adjustment, the Prices shall be fixed for the remainder of the calendar year and will be adjusted on January 1 of the succeeding year for the succeeding year (and every year thereafter) in accordance with the procedure set forth herein. If for any reason the Pricing Index is not available, the Parties shall mutually agree on a substitute index for the purpose of adjusting Prices and, failing any such agreement, Buyer shall designate an independent and impartial Person to select such a substitute index and such Person shall be subject to the approval by Supplier, no such approval to be unreasonably withheld, delayed or conditioned. 5. Payment. Supplier shall issue periodic invoices to Buyer for all Materials delivered to Buyer. Except for any amounts disputed by Buyer in good faith, Supplier’s accurate and correctly submitted invoices will be payable within thirty (30) days of Buyer’s receipt thereof. In the event that Buyer fails to pay in full any undisputed invoice when due, interest shall accrue daily on the unpaid and undisputed amount, as well as any disputed amounts that subsequently are determined to have been properly invoiced and due to Supplier, until such amounts are paid. The applicable interest rate shall be the lesser of (i) the prime rate as published in The Wall Street Journal on the tenth (10th) business day after the date of receipt by Buyer of Supplier’s invoice plus two percent (2%) and (ii) the maximum rate of interest allowed by applicable law. 6. Warranties; Inspection; Remedies. (a) Supplier represents and warrants with respect to each purchase of Materials that: (i) at the time of its delivery, the Materials that are the subject of such purchase will meet the Specifications and (ii) Supplier will have and shall convey to Buyer good, valid and marketable title to said Materials, and there will be no liens, claims, or encumbrances of any kind whatsoever against same. (b) EXCEPT FOR THE EXPRESS WARRANTIES SET OUT IN THIS AGREEMENT, SUPPLIER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND SUPPLIER SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF CUSTOM OR USAGE. (c) Buyer’s sole remedy for breach of the express warranty of conformity to the Specifications is limited to, at the option of Buyer, either: (i) replacement of the non- conforming Materials at the point of delivery or (ii) a refund of the price Buyer paid for such Materials (together with associated freight charges incurred). If Buyer directs Supplier to replace

5 non-conforming Materials as permitted in clause (i) of the immediately preceding sentence, then Supplier shall pay any costs and expenses associated with the delivery of the replacement Materials. The limited remedies set out in this Section 6(c) are exclusive and in lieu of all other remedies for any claim by Buyer arising from the breach of the express warranty of conformity to the Specifications. 7. Force Majeure. No loss or damage resulting from any delay in performing or failure to perform any provisions of this Agreement will give rise to a claim by either Party so long as, and solely to the extent as, such failure or delay results from a Force Majeure Event. When any such Force Majeure Event occurs, the affected Party may cease performance under this Agreement, but only during the period and to the extent that performance is prohibited by such Force Majeure Event. If this right is invoked by either Party, the affected obligations of Supplier and Buyer will be suspended and proportionately abated. The Party invoking this right shall notify the other Party promptly of such Force Majeure Event and, to the extent possible, inform the other Party of the expected duration of suspended or curtailed performance and the volume of Materials otherwise deliverable under this Agreement to be affected thereby. The Party declaring a force majeure shall use its best efforts to eliminate or otherwise reduce, as promptly as practicable, the effect of such condition on such Party’s performance of its obligations pursuant to this Agreement. Notwithstanding anything contained in this Agreement to the contrary, lack of funds shall not constitute a Force Majeure Event, and in no case will a Force Majeure Event described above relieve either Party from or in any way abate a Party’s obligation to pay monies owing to the other Party under this Agreement when due. 8. Confidentiality. Neither Supplier nor Buyer shall advertise or publish the fact that Supplier has contracted with Buyer, nor shall any information relating to this Agreement or its terms be further disclosed by Buyer or Supplier, as the case may be, without the other Party’s express written consent or as otherwise provided herein. Neither Party shall, without first obtaining the other Party’s written consent, publish or disclose the same to any third Party except the following (all of whom, in the case of subparts (i) and (ii) below, shall as a condition of disclosure agree to maintain the confidentiality of the purchase terms): (i) Affiliates of Buyer and Supplier and other parties who, under the terms of this Agreement, are obligated to comply with the obligations hereunder; (ii) the attorneys, accountants, consultants and other professional advisors of Buyer and Supplier and the parties described in subpart (i) above; or (iii) government authorities when disclosure to such authorities is required by law. Nothing in this Section 8 shall limit the right of either Party to disclose the terms of this Agreement in any court, mediation or arbitration proceeding relating to or involving the interpretation or enforcement of this Agreement. 9. Default, Remedies Etc. (a) If a Party (the “Defaulting Party”) fails to comply with any material term or condition of this Agreement, the other Party (the “Non-Defaulting Party”) may provide written notice to the Defaulting Party stating the nature of such failure (the “Default Notice”). If the Default Notice relates to (i) a failure by the Defaulting Party to pay any amount due and payable to the Non-Defaulting Party and the Defaulting Party fails to pay such sum within ten (10) days after receipt of the Default Notice; or (ii) a failure by Defaulting Party to comply with any material term or condition of this Agreement, other than the payment of money hereunder,

6 and such failure is not cured within thirty (30) days after the Defaulting Party’s receipt of the Default Notice, or in the event of a cure which requires in excess of thirty (30) days to complete, if the Defaulting Party has not commenced such cure within such thirty (30) day period and thereafter does not diligently prosecute the cure to completion within an additional thirty (30) days, the Non-Defaulting Party shall be entitled to terminate this Agreement and/or to seek any and all remedies available at law or equity. (b) No waiver by a Party of any breach by the other Party or any of such other Party’s obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by a Party to seek a remedy for any breach by the breaching Party be a waiver by the non-breaching Party of any rights and remedies with respect to such or any subsequent breach. (c) No right or remedy herein conferred upon or reserved to a Party is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. (d) In no event shall either Party be liable for consequential damages (i.e., damages to the extent not reasonably foreseeable at time of supply), special, punitive or exemplary damages arising from any breach of this Agreement or from the production, delivery, sale, handling, or use of the Materials sold and purchased pursuant to this Agreement, whether arising out of contract, negligence, strict tort, warranty, or otherwise. 10. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by e-mail (with a confirmatory copy sent by an internationally recognized overnight courier service), or by facsimile (with a confirmatory copy sent by an internationally recognized overnight courier service) to the Parties at the following addresses (or at such other address of a Party as shall be specified in a notice given in accordance with this Section 10): If to Buyer: Foley Products Company 1031 Columbus Avenue Columbus, Georgia 31901 Attn: Frank D. Foley III Email: ffoley@foleyproducts.com Facsimile: 706-569-4436 If to Supplier: Western Aggregates, LLC 5 Concourse Parkway, Suite 1900 Atlanta, GA 30328

7 Attn: Legal Department Email: nick.ivezaj@quikrete.com or to such other address or addresses as any such Party may from time to time designate as to itself by like notice. 11. Miscellaneous. (a) If any term or other provision of this Agreement is or becomes invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible. (b) This Agreement (including Exhibit A) together set out the entire agreement between the Parties in respect of the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. (c) Neither Party shall assign this Agreement by operation of law or otherwise without the prior written consent of the other Party. (d) This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, each Party that expressly references the Section of this Agreement to be amended or (ii) by a waiver in accordance with Section 11(e) of this Agreement. (e) Either Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party, or (ii) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right or remedy under this Agreement shall operate as a waiver or variation thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right under this Agreement. The failure of a Party to assert any of its rights under this Agreement shall not constitute a waiver of any of such rights. (f) This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. (g) This Agreement shall be governed by, and construed in accordance with,

8 the internal Laws of the State of Delaware without giving effect to the conflicts of law principles thereof. (h) This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in any number of counterparts, and by each Party on separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. (i) During the Term of this Agreement, Supplier shall maintain customary levels of insurance relating to its activities under this Agreement, including general liability, automotive liability and worker’s compensation. [Remainder of Page Intentionally Left Blank.]

9 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered for and in their names by their duly authorized officers as of the Effective Date. FOLEY PRODUCTS COMPANY By: __________________________ Name: Title: WESTERN AGGREGATES, LLC By: __________________________ Name: Title:

10 EXHIBIT A MATERIALS; SPECIFICATIONS; PRICE Materials Specifications Price (per Ton) FOB Facility FOB Plant 3/8” Gravel ASTM C33 (#8 gradation) $6.00 $13.00 Concrete Sand ASTM C33 $6.00 $13.00

F-1 EXHIBIT F Bill of Sale and Assignment and Assumption Agreement Attached.

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective as of [●], 2022 by Forterra Pipe & Precast, LLC, a Delaware limited liability company (“FPP”) and Hydro Conduit, LLC d/b/a Rinker Materials, a Delaware limited liability company (“Rinker Materials” and, together with FPP, the “Sellers”) in favor of Foley Products Company, Inc., a Georgia corporation (the “Purchaser”). WHEREAS, pursuant to the Asset Purchase Agreement, dated as of December 13, 2021 (the “Purchase Agreement”), by and between the Purchaser and the Sellers, the Sellers have agreed to sell, transfer and assign to Purchaser all of the Sellers’ right, title and interest in and to the Seller Assets, and the Purchaser has agreed to assume, pay, perform and discharge when due the Assumed Seller Liabilities; WHEREAS, pursuant to the Purchase Agreement, the Purchaser and the Sellers have agreed to deliver this Agreement for the Sellers to sell, assign, convey and transfer to the Purchaser all of the Sellers’ right, title and interest in and to the Seller Assets and for the Purchaser to assume, pay, perform and discharge when due the Assumed Seller Liabilities; WHEREAS, the Purchaser and the Sellers have agreed that the Sellers shall not sell, assign, convey or transfer any of the Excluded Seller Assets to the Purchaser, and that the Purchaser shall not assume, pay, perform or discharge any of the Retained Seller Liabilities, pursuant to the Purchase Agreement; WHEREAS, this Agreement is being executed and delivered pursuant to Sections 2.2(b) and 2.3(b) of the Purchase Agreement; and WHEREAS, each capitalized term used but not defined in this Agreement shall have the meaning ascribed to it in the Purchase Agreement; NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of mutual promises it contains, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: 1. The Sellers hereby sell, assign, convey and transfer to the Purchaser all of the Sellers’ right, title and interest in and to the Seller Assets, to have and to hold all such right, title and interest in and to the Seller Assets being sold, assigned, conveyed and transferred unto the Purchaser and its successors and assigns, forever. 2. Purchaser hereby assumes, and agrees to pay, perform and discharge when due the Assumed Seller Liabilities. 3. Nothing contained in this Agreement shall be deemed to supersede, modify, limit, extend, add to, amend or in any way affect any of the rights or obligations (including, for the avoidance of doubt, any representation or warranty) of any party under the Purchase Agreement. In the event of any conflict or inconsistency between the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern and remain in full force and effect.

2 4. The Sellers make no representation or warranty of any nature with respect to any Sellers’ title to, or the condition of, the Seller Assets, except as set forth in the Purchase Agreement. Without limiting the foregoing, the Sellers hereby expressly disclaims any warranties of merchantability or fitness for a particular purpose. 5. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Sellers and the Purchaser and their respective successors and permitted assigns. 6. Each of the Purchaser and the Sellers hereby agrees that, upon the written request of the other party hereto, it will take such additional actions and execute, acknowledge and deliver such additional documents as may be reasonably necessary in order to carry out the provisions and purposes of this Agreement, including any action reasonably necessary to assign and transfer title of any of the Seller Assets to the Purchaser, in each case subject to the conditions and limitations set forth in the Purchase Agreement. 7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply. 8. Any notice, request or other document to be given hereunder to any party hereto shall be given in the manner specified in Section 13.4 of the Purchase Agreement. 9. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic submission (e.g., .pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart. [Signature pages follow]

[Signature Page to Bill of Sale and Assignment and Assumption Agreement] IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written. PURCHASER: FOLEY PRODUCTS COMPANY, INC., a Georgia corporation By: _________________________________ Name. Frank D. Foley, III Title: President

[Signature Page to Bill of Sale and Assignment and Assumption Agreement] IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written. SELLERS: FORTERRA PIPE & PRECAST, LLC, a Delaware limited liability company By: ____________________________________ Name: Title: HYDRO CONDUIT, LLC d/b/a/ RINKER MATERIALS a Delaware limited liability company By: ____________________________________ Name: [] Title: []

G-1 EXHIBIT G Inventory Methodology Inventories means: 1. Stock Precast and Pipe Inventory: Finished goods, which must be of first quality and saleable in the ordinary course without discount. Must be based on current industry or DOT specifications. The Finished Goods Closing Inventory count at each of the Rinker Plants and Forterra Plant shall be valued at the October 2021 Unit Cost per Ton for each plant and product as detailed in the attachment to this Exhibit G. This Unit Cost per Ton excludes the plant overhead cost allocation for the Rinker Plants, and includes the plant overhead allocation for the Forterra Plant. Any differences in the product mix at closing compared to the product detail in this Exhibit shall be valued at the same calculated basis as the October 2021 Unit Cost per Ton detailed in this Exhibit. 2. Raw Materials, Castings, Grates and other Ancillary Products: Unless obsolete, damaged or cosmetically impaired; all Raw Materials, Castings, Grates and other Ancillary Products that are useable in the production of pipe and precast products. The Raw Materials, Castings, Grates and other Ancillary Products Closing Inventory count at each of the Rinker Plants and Forterra Plant shall be valued at the October 2021 Unit Cost for each item as detailed in this Exhibit. Any additional items counted at closing shall be valued on the same basis (lesser of cost and market value (GAAP)) of Unit Cost as detailed in the attachment to this Exhibit G. See attachment to Exhibit G.

Summary LTM 10-31-21 Values

Inventory

	Nov-20	Dec-20	Jan-21	Feb-21	Mar-21	Apr-21	May-21	Jun-21	Jul-21	Aug-21	Sep-21	Oct-21	TTM 10/2021 Average
5565 FMY-CP (Fort Myers, FL)	$ 626,918	$ 736,897	$ 781,298	$ 754,761	$ 732,647	$ 761,347	$ 765,107	$ 823,027	$ 808,686	$ 1,056,654	$ 1,080,410	$ 1,065,152	$ 832,742.00
012100 - RELATED	$ 19,032	$ 23,935	$ 29,500	$ 27,472	$ 22,834	$ 34,636	$ 30,439	$ 26,170	$ 37,244	$ 29,187	$ 30,712	$ 22,587	27,812.33
012125 - STEEL/PIPE	$ 433,267	$ 496,638	$ 532,322	$ 452,587	$ 405,089	$ 415,794	$ 420,091	$ 443,511	$ 367,010	$ 431,876	$ 483,252	$ 555,027	453,038.67
012300 - RAW MATERIALS	$ 174,619	$ 216,324	$ 219,476	$ 274,702	$ 304,724	$ 310,917	$ 314,577	$ 353,346	$ 404,432	$ 595,591	$ 566,446	$ 487,538	351,891.00
5585 DEN-CP (Littleton, CO)	$ 2,664,856	$ 2,595,675	$ 3,119,257	$ 3,153,277	$ 2,821,208	$ 2,371,716	$ 1,979,124	$ 2,099,580	$ 2,090,472	$ 1,927,486	$ 1,978,398	$ 1,918,881	$ 2,393,327.50
012100 - RELATED	$ 157,333	$ 146,149	$ 138,170	$ 135,888	$ 140,968	$ 124,038	$ 131,805	$ 148,408	$ 189,640	$ 147,399	$ 141,821	$ 150,892	146,042.58
012125 - STEEL/PIPE	$ 2,234,053	$ 2,187,382	$ 2,635,695	$ 2,737,588	$ 2,415,300	$ 1,872,444	$ 1,485,542	$ 1,365,647	$ 1,376,389	$ 1,196,742	$ 1,339,631	$ 1,212,245	1,838,221.50
012300 - RAW MATERIALS	$ 273,470	$ 262,144	$ 345,392	$ 279,801	$ 264,940	$ 375,234	$ 361,777	$ 585,525	$ 524,443	$ 583,345	$ 496,946	$ 555,744	409,063.42
5610 PHX-CP (Phoenix, AZ)	$ 1,014,210	$ 1,045,121	$ 1,043,765	$ 1,062,636	$ 1,124,880	$ 1,094,199	$ 1,074,813	$ 1,187,556	$ 1,238,595	$ 1,355,586	$ 1,579,948	$ 1,537,613	$ 1,196,576.83
012100 - RELATED	$ 18,538	$ 32,421	$ 27,414	$ 19,617	$ 30,097	$ 27,317	$ 25,292	$ 25,121	$ 40,882	$ 35,262	$ 34,267	$ 47,649	30,323.08
012125 - STEEL/PIPE	$ 833,362	$ 783,591	$ 818,140	$ 828,420	$ 890,953	$ 870,253	$ 825,831	$ 871,213	$ 975,267	$ 1,023,330	$ 1,174,803	$ 1,104,313	916,623.00
012300 - RAW MATERIALS	$ 162,310	$ 229,109	$ 198,211	$ 214,599	$ 203,830	$ 196,629	$ 223,690	$ 291,222	$ 222,446	$ 296,994	$ 370,878	$ 385,651	249,630.75
5600 SFO-CP (Napa, CA)	$ 872,886	$ 874,618	$ 933,373	$ 676,869	$ 765,858	$ 852,084	$ 645,081	$ 584,109	$ 581,824	$ 579,724	$ 517,351	$ 706,945	$ 715,893.50
012100 - RELATED	$ 35,759	$ 37,823	$ 31,920	$ 26,727	$ 33,793	$ 48,387	$ 40,380	$ 38,019	$ 28,186	$ 39,492	$ 25,823	$ 40,319	35,552.33
012125 - STEEL/PIPE	$ 766,317	$ 770,895	$ 849,498	$ 583,066	$ 647,656	$ 675,470	$ 468,767	$ 454,078	$ 431,854	$ 395,986	$ 351,984	$ 510,445	575,501.33
012300 - RAW MATERIALS	$ 70,810	$ 65,900	$ 51,955	$ 67,076	$ 84,409	$ 128,227	$ 135,934	$ 92,012	$ 121,784	$ 144,246	$ 139,544	$ 156,181	104,839.83
0558 SMV-CP (St Martinville, LA)	$ 1,209,868	$ 924,717	$ 934,995	$ 998,773	$ 1,231,757	$ 1,178,193	$ 1,446,713	$ 1,391,051	$ 1,389,903	$ 1,478,225	$ 1,491,290	$ 1,590,556	$ 1,272,170.09
012100 - RELATED	$ 45,551	$ 51,204	$ 52,131	$ 37,712	$ 62,101	$ 49,273	$ 49,857	$ 51,242	$ 33,188	$ 86,350	$ 73,408	$ 52,764	53,731.72
012125 - STEEL/PIPE	$ 931,151	$ 675,519	$ 709,387	$ 807,246	$ 975,509	$ 880,292	$ 1,003,270	$ 987,372	$ 1,006,215	$ 1,005,869	$ 975,249	$ 1,053,998	917,589.79
012300 - RAW MATERIALS	$ 233,166	$ 197,994	$ 173,477	$ 153,815	$ 194,147	$ 248,628	$ 393,586	$ 352,437	$ 350,500	$ 386,006	$ 442,633	$ 483,794	300,848.58
Grand Total	$ 6,388,738	$ 6,177,028	$ 6,812,688	$ 6,646,316	$ 6,676,350	$ 6,257,539	$ 5,910,838	$ 6,085,323	$ 6,109,480	$ 6,397,675	$ 6,647,397	$ 6,819,147	$ 6,410,709.92

Rinker Unit Cost 10-31-21

Rinker Sites - October 2021 Inventory Valuation

Cycle Count #	Year	Mo.	BU #	BU	BU Description	Balance Sheet Account	Item Number	Item Description	Description 2	UM	Physical Count	Unit Cost	Selected Month Inventory	Division	Region	Month-Year
Littleton, CO																
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1181375	CP,GKT,CB,PFL,14X3,1-1/8,ISO	14x3 BOX GASKET ISO	EA	5	$ 51.99	$ 260.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1181376	CP,GKT,CB,PFL,14X4,1-1/8,ISO	14x4 BOX GASKET ISO	EA	3	$ 54.16	$ 162.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1181891	JNT LUBE,GP,DELTA,#711,8LB	#711 LUBRICANT 8LB	EA	429	$ 7.97	$ 3,418.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1185428	JNT LUBE,#711,30LB	#711 LUBRICANT 30LB	EA	374	$ 26.13	$ 9,772.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1211090	CP,GKT,D,PF,66,13/16,ISO	66" GASKET PF ISO	EA	440	$ 12.91	$ 5,681.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212042	CP,GKT,D,PF,30,13/16,ISO	30" GASKET PF ISO	EA	740	$ 5.64	$ 4,175.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212044	CP,GKT,D,PF,48,13/16,ISO	48" GASKET PF ISO	EA	623	$ 9.51	$ 5,924.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212045	CP,GKT,D,PF,12,3/4,ISO	12" GASKET PF ISO	EA	460	$ 2.40	$ 1,104.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212179	CP,GKT,D,PF,42,13/16,ISO	42" GASKET PF ISO	EA	700	$ 8.75	$ 6,123.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212184	CP,GKT,D,PF,54,1,ISO	54" GASKET PF ISO	EA	32	$ 13.15	$ 421.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212196	CP,GKT,D,PF,15,3/4,ISO	15" GASKET PF ISO	EA	880	$ 3.15	$ 2,774.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212197	CP,GKT,D,PF,18,3/4,ISO	18" GASKET 18 3/4 PF ISO	EA	250	$ 3.52	$ 880.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212198	CP,GKT,D,PF,24,13/16,ISO	24" GASKET PF ISO	EA	740	$ 4.60	$ 3,405.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1212200	CP,GKT,D,PF,36,13/16,ISO	36" GASKET PF ISO	EA	940	$ 6.82	$ 6,413.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1236013	CP,GKT,D,PF,72,13/16,ISO	72" GASKET PF ISO	EA	414	$ 13.87	$ 5,743.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1244101	CP,GKT,D,PF,54,13/16,ISO	54" GASKET PF ISO	EA	404	$ 10.75	$ 4,343.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1244102	CP,GKT,D,PF,60,13/16,ISO	60" GASKET PF ISO	EA	301	$ 11.77	$ 3,543.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1302749	CP,GKT,D,PF,24,3/4,ISO	24" GASKET PF ISO	EA	20	$ 3.87	$ 77.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1304599	CP,GKT,EL,PF,30(24X38),11/16IS	24x38 GASKET PF ISO	EA	496	$ 5.44	$ 2,697.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1304600	CP,GKT,EL,PF,36,(29X45)11/16IS	29x45 GASKET PF ISO	EA	370	$ 5.66	$ 2,094.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1315831	CP,GKT,EL,PF,42(34X53),7/8,ISO	34x53 GASKET PF ISO	EA	285	$ 9.67	$ 2,755.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1315832	CP,GKT,EL,PF,48(38X60),7/8,ISO	38x60 GASKET PF ISO	EA	242	$ 14.42	$ 3,491.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1315833	CP,GKT,EL,PF,54(43X68),1,ISO	43x68 GASKET PF ISO	EA	336	$ 15.48	$ 5,201.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1315834	CP,GKT,EL,PF,60(48X76),1,ISO	48x76 GASKET PF ISO	EA	524	$ 15.08	$ 7,903.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1346416	CP,GKT,EL,PF,18(14X23)11/16,IS	14x23 GASKET PF ISO	EA	282	$ 2.96	$ 834.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1347494	CP,GKT,EL,PF,24(19X30)11/16,IS	19x30 GASKET PF ISO	EA	405	$ 3.91	$ 1,584.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1351812	CP,GKT,D,PF,84,1,ISO	84" GASKET PF ISO	EA	109	$ 22.43	$ 2,445.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1357992	JNT SLNT CONSEAL,3/4"	CONSEAL 3/4"	EA	50	$ 5.65	$ 283.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1357994	JNT SLNT CONSEAL,1 1/4"	CONSEAL 1 1/4"	EA	370	$ 9.83	$ 3,637.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1357997	JNT FASTENER,11	JOINT FASTENER,11	EA	175	$ 100.00	$ 17,500.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1357998	TRASHGUARD,30	TRASHGUARD,30	EA	8	$ 272.00	$ 2,176.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1357999	TRASHGUARD,36	TRASHGUARD,36	EA	5	$ 309.00	$ 1,545.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358219	TRASHGUARD,12	TRASHGUARD,12	EA	10	$ 242.93	$ 2,429.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358220	TRASHGUARD,15	TRASHGUARD,15	EA	8	$ 210.00	$ 1,680.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358221	TRASHGUARD,18	TRASHGUARD,18	EA	16	$ 210.00	$ 3,360.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358222	TRASHGUARD,24	TRASHGUARD,24	EA	6	$ 227.00	$ 1,362.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358223	TRASHGUARD,42	TRASHGUARD,42	EA	6	$ 453.65	$ 2,722.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358224	TRASHGUARD,48	TRASHGUARD,48	EA	8	$ 564.50	$ 4,516.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358225	TRASHGUARD,54	TRASHGUARD,54	EA	7	$ 590.00	$ 4,130.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358226	TRASHGUARD,60	TRASHGUARD,60	EA	6	$ 0.01	$ -	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1358228	TRASHGUARD,72	TRASHGUARD,72	EA	2	$ 0.02	$ -	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1360939	TRASHGUARD,GALV,42	TRASHGUARD,GALVANIZED,42	EA	2	$ 0.01	$ -	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1360940	TRASHGUARD,GALV,48	TRASHGUARD,GALVANIZED,48	EA	3	$ 0.01	$ -	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1360941	TRASHGUARD,GALV,54	TRASHGUARD,GALVANIZED,54	EA	1	$ 0.01	$ -	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1360942	TRASHGUARD,GALV,60	TRASHGUARD,GALVANIZED,60	EA	1	$ 0.01	$ -	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1373650	CP,GKT,D,PF,78,1,ISO	78" GASKET PF ISO	EA	372	$ 17.67	$ 6,573.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1374237	CP,GKT,CB,PFL,7X4,1-1/4,ISO	7x4 BOX GASKET ISO	EA	3	$ 39.12	$ 117.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1518830	CP,GKT,CB,PFL,12X4,1-1/4,ISO	12x4' BOX GASKET	EA	64	$ 54.02	$ 3,457.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1546824	CP,GKT,CB,PFL,10x7,1-1/4,ISO	10x7 BOX GASKET ISO	EA	26	$ 56.29	$ 1,464.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	1552415	CP,GKT,CB,PFL,10X10,1-1/4,ISO	10X10 BOX GASKET ISO	EA	3	$ 72.09	$ 216.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	6000886	CP,GKT,CB,PFL,6X4,1-1/8,ISO	6x4 BOX GASKET ISO	EA	1	$ 47.14	$ 47.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012100 - RELATED	6000887	CP,GKT,CB,PFL,8X4,1-1/8,ISO	8x4 BOX GASKET ISO	EA	7	$ 65.14	$ 456.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1023848	CP,P,15,8,C5,B,1,PF	15x8' CL5 PF RCP	EA	15	$ 165.79	$ 2,487.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1024527	CP,P,24,8,C3,B,1,PF	24x8' CL3 PF RCP	EA	34	$ 178.14	$ 6,057.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1182588	PC,W,FE,60,8,B,OUT,PF	60x8' FES OUTLET PF	EA	3	$ 1,729.60	$ 5,189.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1183381	PC,W,CONCRETE PLUG,15,S	15" CONCRETE SPIG PLUG	EA	1	$ 73.69	$ 74.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1183383	PC,W,CONCRETE PLUG,18,S	18" CONCRETE SPIG PLUG	EA	5	$ 180.29	$ 901.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1183384	PC,W,CONCRETE PLUG,24,B	24" CONCRETE BELL PLUG	EA	3	$ 229.57	$ 689.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1183385	PC,W,CONCRETE PLUG,24,S	24" CONCRETE SPIG PLUG	EA	10	$ 229.57	$ 2,296.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1183396	PC,W,CONCRETE PLUG,30,B	30" CONCRETE BELL PLUG	EA	1	$ 309.12	$ 309.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1183399	PC,W,CONCRETE PLUG,36,S	36" CONCRETE SPIG PLUG	EA	2	$ 480.11	$ 960.00	Rinker	Rinker Southwest	10 - 2021

2

Rinker Unit Cost 10-31-21

Cycle Count #	Year	Mo.	BU #	BU	BU Description	Balance Sheet Account	Item Number	Item Description	Description 2	UM	Physical Count	Unit Cost	Selected Month Inventory	Division	Region	Month-Year
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1183403	PC,W,CONCRETE PLUG,48,S	48" CONCRETE SPIG PLUG	EA	1	$ 1,346.04	$ 1,346.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1184263	CP,D,42,8,C3,B,2,PF	42x8' CL3 PF RCP	EA	170	$ 343.20	$ 58,344.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1184265	CP,D,42,8,C4,B,2,PF	42x8' CL4 PF RCP	EA	30	$ 367.41	$ 11,022.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1184266	CP,D,48,8,C3,B,2,PF	48x8' CL3 PF RCP	EA	216	$ 411.49	$ 88,881.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1184267	CP,D,48,8,C4,B,2,PF	48x8' CL4 PF RCP	EA	1	$ 420.14	$ 420.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1184268	CP,D,54,8,C3,B,2,PF	54x8' CL3 PF RCP	EA	38	$ 508.93	$ 19,339.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1184269	CP,D,54,8,C4,B,2,PF	54x8' CL4 PF RCP	EA	36	$ 798.91	$ 28,761.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1184270	CP,D,60,8,C3,B,2,PF	60x8' CL3 PF RCP	EA	158	$ 582.77	$ 92,077.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1184271	CP,D,60,8,C4,B,2,PF	60x8' CL4 PF RCP	EA	4	$ 736.97	$ 2,948.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1185986	CB,D,12X10,12,6',789,2,12	12x10x6' 789-1 2' RCB	EA	4	$ 2,665.10	$ 10,660.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1200955	CB,D,12X10,12,6',789,2,12,SP	12x10x6' 789-1 2' SPC RCB	EA	2	$ 2,475.62	$ 4,951.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211932	CP,D,15,8,C3,B,1,PF	15x8' CL3 PF RCP	EA	29	$ 101.98	$ 2,957.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211942	CP,D,15,8,C5,B,1,PF	15x8' CL5 PF RCP	EA	45	$ 57.74	$ 2,598.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211946	CP,D,18,8,C3,B,1,PF	18x8' CL3 PF RCP	EA	794	$ 66.61	$ 52,888.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211954	CP,D,18,8,C4,B,1,PF	18x8' CL4 PF RCP	EA	131	$ 69.70	$ 9,130.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211956	CP,D,18,8,C5,B,1,PF	18x8' CL5 PF RCP	EA	6	$ 79.90	$ 479.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211959	CP,D,24,8,C3,B,1,PF	24x8' CL3 PF RCP	EA	415	$ 98.93	$ 41,056.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211966	CP,D,24,8,C4,B,1,PF	24x8' CL4 PF RCP	EA	73	$ 139.09	$ 10,153.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211967	CP,D,24,8,C5,B,1,PF	24x8' CL5 PF RCP	EA	34	$ 148.87	$ 5,062.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211973	CP,D,30,8,C3,B,1,PF	30x8' CL3 PF RCP	EA	333	$ 151.49	$ 50,445.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211980	CP,D,30,8,C4,B,1,PF	30X8' CL4 PF RCP	EA	64	$ 179.84	$ 11,510.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211981	CP,D,30,8,C5,B,2,PF	30x8' CL5 PF RCP	EA	9	$ 233.95	$ 2,106.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211985	CP,D,36,8,C3,B,1,PF	36x8' CL3 PF RCP	EA	750	$ 214.54	$ 160,907.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211991	CP,D,36,8,C4,B,2,PF	36x8' CL4 PF RCP	EA	1	$ 247.77	$ 248.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1211994	CP,D,36,8,C5,B,2,PF	36x8' CL5 PF RCP	EA	4	$ 299.97	$ 1,200.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1212002	CP,D,42,8,C5,B,2,PF	42x8' CL5 PF RCP	EA	8	$ 480.55	$ 3,844.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1212023	CP,D,48,8,C5,B,2,PF	48x8' CL5 PF RCP	EA	21	$ 638.34	$ 13,405.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1212040	CP,D,60,8,C5,B,2,PF	60x8' CL5 PF RCP	EA	1	$ 1,123.61	$ 1,124.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1231581	CP,D,36,8,C5,C,2,PF	36x8' CL5 PF RCP	EA	20	$ 360.02	$ 7,200.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1231588	CP,D,66,8,C3,B,2,PF	66x8' CL3 PF RCP	EA	107	$ 868.59	$ 92,939.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1231589	CP,D,66,8,C4,B,2,PF	66x8' CL4 PF RCP	EA	1	$ 1,185.17	$ 1,185.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1231674	CP,D,72,8,C3,B,2,PF	72x8' CL3 PF RCP	EA	122	$ 835.35	$ 101,913.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1260891	CP,D,72,8,C5,B,2,PF	72x8' CL5 C76 PF RCP	EA	5	$ 1,493.89	$ 7,469.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1277034	PC,W,FE,15,6,S,IN,PF	15x6' FES INLET PF	EA	9	$ 250.40	$ 2,254.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1290631	CP,D,EL,18(14X23),8,C3,PF	14x23x8' CL3 PF HERCP	EA	3	$ 121.22	$ 364.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1290632	CP,D,EL,18(14X23),8,C4,PF	14x23x8' CL4 PF HERCP	EA	32	$ 134.88	$ 4,316.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1290883	CP,D,EL,24(19X30),8,C3,PF	19x30x8' CL3 PF HERCP	EA	67	$ 176.63	$ 11,834.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1290884	CP,D,EL,24(19X30),8,C4,PF	19x30x8' CL4 PF HERCP	EA	12	$ 195.92	$ 2,351.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1310245	PC,W,FE,24,6,S,IN,PF	24x6' FES INLET PF	EA	10	$ 463.98	$ 4,640.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1317685	CP,D,84,8,C3,C,2,PF	84x8' CL3 PF RCP	EA	3	$ 1,409.43	$ 4,228.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1334277	PC,W,FE,15,6,B,OUT,PF	15x6' FES OUTLET PF	EA	6	$ 256.15	$ 1,537.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1342541	PC,W,FE,18,6,B,OUT,PF	18x6' FES OUTLET PF	EA	19	$ 328.40	$ 6,240.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1342542	PC,W,FE,24,6,B,OUT,PF	24x6' FES OUTLET PF	EA	13	$ 450.23	$ 5,853.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1342543	PC,W,FE,30,6,B,OUT,PF	30x6' FES OUTLET PF	EA	43	$ 582.94	$ 25,066.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1342544	PC,W,FE,30,6,S,IN,PF	30x6' FES INLET PF	EA	25	$ 594.06	$ 14,851.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1342545	PC,W,FE,36,8,B,OUT,PF	36X8' FES OUTLET PF	EA	12	$ 837.20	$ 10,046.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1342565	PC,W,FE,42,8,S,IN,PF	42x8' FES INLET PF	EA	5	$ 836.18	$ 4,181.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1342576	PC,W,FE,36,8,S,IN,PF	36X8' FES INLET PF	EA	12	$ 890.63	$ 10,688.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1342577	PC,W,FE,42,8,B,OUT,PF	42x8' FES OUTLET PF	EA	3	$ 1,107.69	$ 3,323.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1343031	PC,W,FE,54,8,S,IN,PF	54x8' FES INLET PF	EA	5	$ 1,533.40	$ 7,667.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1343032	PC,W,FE,54,8,B,OUT,PF	54x8' FES OUTLET PF	EA	6	$ 1,567.57	$ 9,405.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1343033	PC,W,FE,48,8,S,IN,PF	48x8' FES INLET PF	EA	6	$ 1,408.75	$ 8,453.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1343044	PC,W,FE,60,8,S,IN,PF	60x8' FES INLET PF	EA	4	$ 1,931.74	$ 7,727.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1343045	PC,W,FE,48,8,B,OUT,PF	48x8' FES OUTLET PF	EA	2	$ 1,418.18	$ 2,836.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1357942	CP,D,12,7.5,C5,B,1,PF	12x7.5' CL5 PF RCP	EA	15	$ 44.73	$ 671.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1357967	CP,D,30,8,C3,B,1,PF,ELB,S	30x8' CL3 PF ELBOW RCP	EA	1	$ 826.69	$ 827.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1359124	CP,D,18,8,C3,B,1,PF,ELB,SP	18x8' CL3 PF ELBOW RCP	EA	7	$ 561.45	$ 3,930.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1362120	CP,D,36,8,C3,C,2,PF	36x8' CL3 PF RCP	EA	40	$ 248.36	$ 9,934.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1367966	PC,W,FE,12,6,S,IN,PF	12x6' FES INLET PF	EA	15	$ 194.37	$ 2,916.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1367967	PC,W,FE,12,6,B,OUT,PF	12x6' FES OUTLET PF	EA	2	$ 206.04	$ 412.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1373648	CP,D,EL,42(34X53),8,C3,PF	34x53x8' CL3 PF HERCP	EA	1	$ 476.07	$ 476.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1373649	CP,D,EL,42(34X53),8,C4,PF	34x53x8' CL4 PF HERCP	EA	2	$ 633.53	$ 1,267.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1373651	CP,D,EL,48(38X60),8,C3,PF	38x60x8' CL3 PF HERCP	EA	5	$ 673.80	$ 3,369.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1373652	CP,D,EL,48(38X60),8,C4,PF	38x60x8' CL4 PF HERCP	EA	3	$ 619.96	$ 1,860.00	Rinker	Rinker Southwest	10 - 2021

3

Rinker Unit Cost 10-31-21

Cycle Count #	Year	Mo.	BU #	BU	BU Description	Balance Sheet Account	Item Number	Item Description	Description 2	UM	Physical Count	Unit Cost	Selected Month Inventory	Division	Region	Month-Year
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1375998	CP,D,EL,60(48X76),8,C3,PF	48x76x8' CL3 HERCP	EA	50	$ 786.89	$ 39,345.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1397533	CP,D,EL,36(29X45),8,C3,PF	29x45x8' CL3 PF HERCP	EA	4	$ 372.40	$ 1,490.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1397534	CP,D,EL,36(29X45),8,C4,PF	29x45x8' CL4 PF HERCP	EA	38	$ 442.49	$ 16,815.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1397535	CP,D,EL,60(48X76),8,C4,PF	48x76x8' CL4 PF HERCP	EA	2	$ 1,456.96	$ 2,914.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1397536	CP,D,EL,30(24X38),8,C3,PF	24x38x8' CL3 PF HERCP	EA	129	$ 258.84	$ 33,390.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422415	PC,W,FE,24,6,IN,PF,H-ELLIP	19x30x6' FES INLET PF H ELLIP	EA	1	$ 187.63	$ 188.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422586	PC,W,FE,18,6,IN,PF,H-ELLIP	14x23x6' FES INLET PF H ELLIP	EA	1	$ 218.32	$ 218.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422587	PC,W,FE,18,6,OUT,PF,H-ELLIP	14x23x6' FES OUTLET PF H ELLIP	EA	3	$ 205.41	$ 616.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422590	PC,W,FE,30,6,IN,PF,H-ELLIP	24x38x6' FES INLET PF H ELLIP	EA	4	$ 443.34	$ 1,773.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422596	PC,W,FE,30,6,OUT,PF,H-ELLIP	24x38x6' FES OUTLET PF H ELLIP	EA	5	$ 405.67	$ 2,028.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422599	PC,W,FE,36,8,IN,PF,H-ELLIP	29x45x8' FES INLET PF H ELLIP	EA	4	$ 470.93	$ 1,884.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422600	PC,W,FE,36,8,OUT,PF,H-ELLIP	29x45x8' FES OUTLET PF H ELLIP	EA	2	$ 820.33	$ 1,641.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422602	PC,W,FE,42,6,IN,PF,H-ELLIP	34x53x6' FES INLET PF H ELLIP	EA	1	$ 1,106.23	$ 1,106.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422603	PC,W,FE,48,8,OUT,PF,H-ELLIP	38x60x8' FES OUTLET PF H ELLIP	EA	3	$ 756.07	$ 2,268.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1422604	PC,W,FE,42,6,OUT,PF,H-ELLIP	34x53x6' FES OUTLET PF H ELLIP	EA	8	$ 624.82	$ 4,999.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1516885	CB,D,6X2,7,8',1433,5-10',8H	6x2x8' 1433 5-10' RCB	EA	2	$ 824.33	$ 1,649.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1588013	PC,W,FE,72,8,S,IN,PF	72x8' FES INLET PF RCP	EA	3	$ 1,761.35	$ 5,284.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	1588015	PC,W,FE,72,8,B,OUT,PF	72x8' FES OUTLET PF RCP	EA	1	$ 1,882.44	$ 1,882.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012125 - STEEL/PIPE	6000967	CP,D,30,8,C3,C,1,PF,JP	30x8' CL3 PF RCP JP	EA	5	$ 340.89	$ 1,704.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1000041	AGG,SAND,#4:#8X#100,CONC		LB	1,681,321	$ 0.01	$ 16,813.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1001618	CEM,POR,I/II,GRAY,BULK		LB	138,000	$ 0.08	$ 10,460.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1014199	REBAR,#4,GRADE 60		LB	2,218	$ 1.07	$ 2,373.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1014200	REBAR,#5,GRADE 60		LB	1,877	$ 0.70	$ 1,314.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1029597	STL,GREENROD,5/16,1008		LB	157,984	$ 0.60	$ 94,790.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1029598	STL,GREENROD,3/8,1008		LB	89,635	$ 0.60	$ 53,781.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1083297	FLYASH,C618,F,BULK		LB	114,000	$ 0.05	$ 5,723.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1162578	ADM,POZZ_NC_534,MB,C494,C		OZ	115,200	$ 0.04	$ 4,481.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1184601	WWF,.18,3X6,4.5/2.5,.5,94		LB	19,895	$ 0.80	$ 15,986.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1184633	WWF,.30,2X8,5.0/3.0,.5,94		LB	28,511	$ 0.80	$ 22,909.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1184641	WWF,.36,2X8,6.0/2.5,.5,94		LB	39,432	$ 0.80	$ 31,684.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1184646	WWF,.39,2X8,6.5/3.0,.5,94		LB	23,052	$ 0.80	$ 18,522.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1184649	WWF,.42,2X8,7.0/3.0,.5,94		LB	1,422	$ 0.80	$ 1,143.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1184657	WWF,.54,2X8,9.0/3.75,.5,94		LB	20,172	$ 0.80	$ 16,208.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1190441	WWF,MESH SHEET		LB	26,971	$ 0.74	$ 20,053.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1192619	STL,GREENROD,1/4,1008		LB	213,619	$ 0.60	$ 128,171.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1251963	WWF,.60,2X8,10.0/4.0,.5,94		LB	20,158	$ 0.80	$ 16,197.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1251964	WWF,.12,3X6,3.0/2.5,.5,94		LB	5,648	$ 0.80	$ 4,538.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1251972	WWF,.33,2X8,5.5/2.5,.5,94		LB	42,798	$ 0.80	$ 34,388.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1265299	AGG,1/2":3/8X#8,CR_GVL		LB	1,443,146	$ 0.01	$ 17,462.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1338530	AGG,SCRN,3/8:#4X#16,CPS		LB	1,516,651	$ 0.01	$ 16,077.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1376563	WWF,.63,2X8,10.5/4.5,1X0,94		LB	1,000	$ 0.80	$ 804.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1520799	ADM,RHEOFIT,900		OZ	76,800	$ 0.06	$ 4,247.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1587751	STL,BRITEBASIC,0.425 / W14.2		LB	18,216	$ 0.64	$ 11,658.00	Rinker	Rinker Southwest	10 - 2021
54748	2021	10	5585	DEN-CP	5585 DEN-CP (Littleton, CO)	012300 - RAW MATERIALS	1590560	ADM,MASTER GLEN 7920		OZ	63,360	$ 0.09	$ 5,962.00	Rinker	Rinker Southwest	10 - 2021
Total Littleton CO													**$ 1,918,881.00**			
Fort Myers, FL																
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1155659	JNT SLNT,STR,1,BUTL,RNEK,PC	1",BUTYL,RAMNK,PC	EA	551	$ 1.30	$ 719.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1185430	JNT LUBE,SA-2,8LB	#SA-2 SUB-AQUEOUS LUBE 8LB	EA	1,143	$ 8.44	$ 9,647.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212042	CP,GKT,D,PF,30,13/16,ISO	30" GASKET PF ISO	EA	56	$ 5.27	$ 295.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212044	CP,GKT,D,PF,48,13/16,ISO	48" GASKET PF ISO	EA	119	$ 10.40	$ 1,238.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212179	CP,GKT,D,PF,42,13/16,ISO	42" GASKET PF ISO	EA	116	$ 7.79	$ 904.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212184	CP,GKT,D,PF,54,1,ISO	54" GASKET PF ISO	EA	2	$ 16.52	$ 33.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212185	CP,GKT,D,PF,60,1,ISO	60" GASKET PF ISO	EA	20	$ 16.97	$ 339.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212196	CP,GKT,D,PF,15,3/4,ISO	15" GASKET PF ISO	EA	551	$ 3.10	$ 1,707.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212197	CP,GKT,D,PF,18,3/4,ISO	18" GASKET 18 3/4 PF ISO	EA	60	$ 3.46	$ 208.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212198	CP,GKT,D,PF,24,13/16,ISO	24" GASKET PF ISO	EA	41	$ 5.22	$ 214.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1212200	CP,GKT,D,PF,36,13/16,ISO	36" GASKET PF ISO	EA	40	$ 6.79	$ 272.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1287037	CP,GKT,EL,PF,19X30,11/16,ISO	19x30 GASKET PF ISO	EA	135	$ 3.29	$ 444.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1295608	CP,GKT,EL,PF,18(14X23)11/16,IS	18" GASKET EL(14x23)11/16 PF I	EA	775	$ 2.48	$ 1,923.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1304599	CP,GKT,EL,PF,30(24X38),11/16IS	24x38 GASKET PF ISO	EA	265	$ 3.77	$ 998.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1304600	CP,GKT,EL,PF,36,(29X45)11/16IS	29x45 GASKET PF ISO	EA	192	$ 5.17	$ 993.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012100 - RELATED	1306453	CP,GKT,EL,PF,15(12X18)11/16,IS	12X18 GASKET PF ISO	EA	1,181	$ 2.25	$ 2,653.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1025802	CP,D,EL,15(12X18),8,C3,TG	12x18x8' CL3 HERCP	EA	96	$ 55.54	$ 5,332.00	Rinker	Rinker Florida	10 - 2021

4

Rinker Unit Cost 10-31-21

Cycle Count #	Year	Mo.	BU #	BU	BU Description	Balance Sheet Account	Item Number	Item Description	Description 2	UM	Physical Count	Unit Cost	Selected Month Inventory	Division	Region	Month-Year
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1025803	CP,D,EL,15(12X18)8,C3,MESXB4:1	12x18x8' CL3 MES BELL 4:1 HRCP	EA	16	$ 67.37	$ 1,078.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1025804	CP,D,EL,15(12x18)8,C3,MSxS,4:1	12x18x8' CL3 MES SPIG 4:1 HRCP	EA	17	$ 67.37	$ 1,145.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1025983	CP,D,EL,18(14X23)8,C3,TG,SLTD	14x23x8' CL3 PF SLOTTED HERCP	EA	2	$ 118.20	$ 236.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1026041	CP,D,EL,24(19X30)8,C3,TG,SLTD	19x30x8' CL3 PF SLOTTED HERCP	EA	4	$ 162.73	$ 651.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1026076	CP,D,EL,30(24X38),8,C3,TG	24x38x8' CL3 HERCP	EA	83	$ 191.35	$ 15,882.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1026077	CP,D,EL,30(24X38)8,C3,MESXB4:1	24x38x8'CL3 MES BELL 4:1 HERCP	EA	4	$ 205.24	$ 821.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1026078	CP,D,EL,30(24X38)8,C3,MESXS4:1	24x38x8'CL3 MES SPIG 4:1 HERCP	EA	14	$ 205.24	$ 2,873.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1026084	CP,D,EL,36(29X45),8,C3,TG	29x45x8' CL3 HERCP	EA	44	$ 365.93	$ 16,101.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1026206	CP,D,EL,42(34X53),8,C4,TG	34x53x8' CL4 HERCP	EA	1	$ 763.74	$ 764.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1026208	CP,D,EL,48(38X60),8,C3,TG	38x60x8' CL3 HERCP	EA	4	$ 583.26	$ 2,333.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1155170	CP,D,EL,42(34X53)16,C3,MESB4:1	34x53x16'CL3 MES BELL 4:1HERCP	EA	2	$ 1,259.77	$ 2,520.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1181468	CP,D,72,8,C3,C,2,OR	72x8' CL3 OR RCP	EA	3	$ 0.01	$ -	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1184263	CP,D,42,8,C3,B,2,PF	42x8' CL3 PF RCP	EA	88	$ 350.74	$ 30,865.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1184266	CP,D,48,8,C3,B,2,PF	48x8' CL3 PF RCP	EA	81	$ 390.98	$ 31,669.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1184268	CP,D,54,8,C3,B,2,PF	54x8' CL3 PF RCP	EA	11	$ 493.52	$ 5,429.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1184270	CP,D,60,8,C3,B,2,PF	60x8' CL3 PF RCP	EA	5	$ 657.20	$ 3,286.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211932	CP,D,15,8,C3,B,1,PF	15x8' CL3 PF RCP	EA	30	$ 53.38	$ 1,601.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211934	CP,D,15,8,C3,B,1,PF,MESxB 4:1	15x8' CL3 PF MES 4:1 GB RCP	EA	8	$ 65.23	$ 522.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211935	CP,D,15,8,C3,B,1,PF,MESxS 4:1	15x8' CL3 PF MES 4:1 GS RCP	EA	8	$ 65.23	$ 522.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211938	CP,D,15,8,C3,B,1,PF,SLTD	15x8' CL3 PF SLOTTED RCP	EA	2	$ 64.96	$ 130.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211940	CP,D,15,8,C4,B,1,PF	15x8' CL4 PF RCP	EA	15	$ 72.34	$ 1,085.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211942	CP,D,15,8,C5,B,1,PF	15x8' CL5 PF RCP	EA	5	$ 71.55	$ 358.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211946	CP,D,18,8,C3,B,1,PF	18x8' CL3 PF RCP	EA	14	$ 74.32	$ 1,040.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211948	CP,D,18,8,C3,B,1,PF,MESxB 4:1	18x8' CL3 PF MES 4:1 GB RCP	EA	1	$ 263.10	$ 263.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211959	CP,D,24,8,C3,B,1,PF	24x8' CL3 PF RCP	EA	44	$ 113.16	$ 4,979.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211960	CP,D,24,8,C3,B,1,PF,MESxB 4:1	24x8' CL3 PF MES 4:1 GB RCP	EA	1	$ 135.49	$ 135.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211967	CP,D,24,8,C5,B,1,PF	24x8' CL5 PF RCP	EA	14	$ 130.06	$ 1,821.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211969	CP,D,30,16,C3,MESxB 4:1	30x16' CL3 PF MES 4:1 GB RCP	EA	3	$ 197.14	$ 591.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211973	CP,D,30,8,C3,B,1,PF	30x8' CL3 PF RCP	EA	112	$ 178.62	$ 20,005.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1211985	CP,D,36,8,C3,B,1,PF	36x8' CL3 PF RCP	EA	131	$ 253.39	$ 33,194.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1212978	CP,D,42,16,C3,B,2,PF,MESXB,4:1	42x16' CL3 PF MES 4:1 GB RCP	EA	3	$ 884.80	$ 2,654.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1290631	CP,D,EL,18(14X23),8,C3,PF	14x23x8' CL3 PF HERCP	EA	301	$ 106.62	$ 32,091.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1290632	CP,D,EL,18(14X23),8,C4,PF	14x23x8' CL4 PF HERCP	EA	437	$ 133.94	$ 58,533.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1290883	CP,D,EL,24(19X30),8,C3,PF	19x30x8' CL3 PF HERCP	EA	994	$ 151.15	$ 150,244.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1290884	CP,D,EL,24(19X30),8,C4,PF	19x30x8' CL4 PF HERCP	EA	42	$ 191.13	$ 8,027.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1290956	CP,D,EL,24(19X30),8,C5,PF	19x30x8' CL5 PF HERCP	EA	1	$ 195.82	$ 196.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1310084	CP,D,EL,15(12X18)8,C3PFMESCB4:	12x18x8'CL3 PF MES 4:1 GBHERCP	EA	9	$ 90.70	$ 816.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1310102	CP,D,EL,15(12X18),8,C3,PF	12x18x8' CL3 PF HERCP	EA	1,301	$ 78.87	$ 102,607.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1310105	CP,D,EL,15(12X18)8,C3PFMESCS4:	12x18x8'CL3 PF MES 4:1 GSHERCP	EA	48	$ 90.70	$ 4,353.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1310107	CP,D,EL,18(14X23)8,C3,PFMES4:1	14x23x8'CL3 PF MES 4:1 GBHERCP	EA	15	$ 118.45	$ 1,777.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1310108	CP,D,EL,18(14X23)8,C3,PFMES4:1	14x23x8'CL3 PF MES 4:1 GSHERCP	EA	5	$ 118.45	$ 592.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1310110	CP,D,EL,24(19X30)8,C3,PF,BL4:1	19x30x8'CL3 PF MES 4:1 GBHERCP	EA	19	$ 163.00	$ 3,097.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1310111	CP,D,EL,24(19X30)8,C3,PF,SP4:1	19x30x8'CL3 PF MES 4:1 GSHERCP	EA	16	$ 163.00	$ 2,608.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012125 - STEEL/PIPE	1349302	PC,W,FE,15,6,BELL,MIA	15x6' FES OUTLET TG MIA	EA	2	$ 100.53	$ 201.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012300 - RAW MATERIALS	1001711	WWF,ROLL,MISC.OWN WIRE LB		LB	582,887	$ 0.79	$ 460,481.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012300 - RAW MATERIALS	1037110	AGG,1/2":3/8X#16,DOT,CPS		LB	676,518	$ 0.01	$ 8,254.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012300 - RAW MATERIALS	1037249	AGG,SAND,#4:C33,DOT,CONC		LB	345,735	$ 0.01	$ 3,769.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012300 - RAW MATERIALS	1083297	FLYASH,C618,F,BULK		LB	23,200	$ 0.04	$ 882.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012300 - RAW MATERIALS	1148965	CEM,POR,I/II,AASHM85,BULK		LB	57,000	$ 0.07	$ 3,819.00	Rinker	Rinker Florida	10 - 2021
54837	2021	10	5565	FMY-CP	5565 FMY-CP (Fort Myers, FL)	012300 - RAW MATERIALS	1240560	ADM,CHRYSO OPTIMA 249 EMX		OZ	111,232	$ 0.09	$ 10,333.00	Rinker	Rinker Florida	10 - 2021
Total Fort Myers, FL													**$ 1,065,152.00**			
Napa, CA																
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1001790	CP,GKT,D,OR,42,13/16,ISO	42" GASKET OR ISO	EA	125	$ 11.64	$ 1,455.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1001791	CP,GKT,D,OR,48,13/16,ISO	48" GASKET OR ISO	EA	151	$ 11.51	$ 1,739.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1001792	CP,GKT,D,OR,54,13/16,ISO	54" GASKET OR ISO	EA	11	$ 14.67	$ 161.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1001793	CP,GKT,D,OR,60,13/16,ISO	60" GASKET OR ISO	EA	19	$ 16.06	$ 305.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1001795	CP,GKT,D,OR,72,13/16,ISO	72" GASKET OR ISO	EA	49	$ 18.80	$ 921.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1030834	CP,GKT,P,OR,18,21/32,ISO	18" GASKET OR ISO	EA	1,186	$ 3.97	$ 4,710.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1030847	CP,GKT,P,OR,21,21/32,ISO	21" GASKET OR ISO	EA	173	$ 4.80	$ 830.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1153214	CP,GKT,P,OR,24,21/32,ISO	24" GASKET OR ISO	EA	641	$ 5.11	$ 3,273.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1153215	CP,GKT,P,OR,24,21/32,NEO	24" GASKET OR NEO	EA	13	$ 10.48	$ 136.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1181349	CP,GKT,P,OR,12,5/8,ISO	12" GASKET OR ISO	EA	988	$ 2.48	$ 2,450.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1181891	JNT LUBE,GP,DELTA,#711,8LB	#711 LUBRICANT 8LB	EA	34	$ 8.49	$ 289.00	Rinker	Rinker Pacific	10 - 2021

5

Rinker Unit Cost 10-31-21

Cycle Count #	Year	Mo.	BU #	BU	BU Description	Balance Sheet Account	Item Number	Item Description	Description 2	UM	Physical Count	Unit Cost	Selected Month Inventory	Division	Region	Month-Year
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1183975	CP,GKT,P,OR,42,13/16,ISO	42" GASKET OR ISO	EA	47	$ 12.14	$ 571.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1184408	CP,GKT,P,OR,15,21/32,ISO	15" GASKET OR ISO	EA	1,227	$ 3.38	$ 4,145.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1185210	CP,GKT,P,OR,30,3/4,ISO	30" GASKET OR ISO	EA	423	$ 7.40	$ 3,130.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1185218	CP,GKT,P,OR,36,3/4,ISO	36" GASKET OR ISO	EA	500	$ 8.76	$ 4,382.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1185229	CP,GKT,P,OR,48,13/16,ISO	48" GASKET OR ISO	EA	85	$ 12.62	$ 1,073.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1185428	JNT LUBE,#711,30LB	#711 LUBRICANT 30LB	EA	196	$ 26.13	$ 5,121.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1186761	CP,GKT,D,OR,48,13/16,NEO	48" GASKET OR NEO	EA	150	$ 26.49	$ 3,973.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012100 - RELATED	1260594	CP,GKT,P,OR,12,5/8,NEO	12" GASKET OR NEO	EA	299	$ 5.54	$ 1,655.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001000	CP,P,15,8,C4,B,1,OR	15x8' CL4 R/G RCP C76/C443	EA	94	$ 60.79	$ 5,714.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001001	CP,P,15,8,C5,B,1,OR	15"x8' CL-V R/G RCP C76/C443	EA	78	$ 66.42	$ 5,181.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001002	CP,P,18,8,C3,B,1,OR	18"X8' CL-III R/G RCP C76/C443	EA	456	$ 69.90	$ 31,877.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001003	CP,P,18,8,C4,B,1,OR	18"X 8' CL-IV R/G RCP C76/C443	EA	5	$ 84.39	$ 422.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001004	CP,P,18,8,C5,B,1,OR	18"x8' CL-V R/G RCP C76/C443	EA	50	$ 90.03	$ 4,501.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001006	CP,P,21,8,C3,B,1,OR	21"X8' CL-III R/G RCP C76/C443	EA	2	$ 87.12	$ 174.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001007	CP,P,24,8,C3,B,1,OR	24x8' CL3 R/G RCP C76/C443	EA	1,030	$ 106.21	$ 109,400.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001009	CP,P,24,8,C5,B,1,OR	24x8' CL5 R/G RCP C76/C443	EA	81	$ 146.46	$ 11,864.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001011	CP,P,30,8,C3,B,1,OR	30x8' CL3 R/G RCP C76/C443	EA	191	$ 169.08	$ 32,294.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001012	CP,P,30,8,C4,B,1,OR	30x8' CL4 R/G RCP C76/C443	EA	19	$ 202.89	$ 3,855.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1001105	PC,W,FE,42,8,S,IN,TG	42x8' FES INLET TG	EA	3	$ 947.79	$ 2,843.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1024263	CP,P,21,8,C4,B,1,OR	21x8' CL4 R/G RCP C76/C443	EA	32	$ 103.89	$ 3,325.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1024878	CP,P,36,8,C4,B,2,OR	36x8' CL4 R/G RCP C76/C443	EA	5	$ 310.10	$ 1,550.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1024983	CP,P,42,8,C3,B,2,OR	42x8' CL3 R/G RCP C76/C443	EA	3	$ 341.90	$ 1,026.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1025053	CP,P,48,8,C3,B,2,OR	48X8' CL3 R/G RCP C76/C443	EA	71	$ 534.22	$ 37,929.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1026208	CP,D,EL,48(38X60),8,C3,TG	38x60x8' CL3 HERCP	EA	13	$ 899.24	$ 11,690.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1182411	CP,P,12,6,C5,B,1,OR	12"x6' CL-V R/G RCP C76/C443	EA	51	$ 35.64	$ 1,818.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1182731	PC,W,FE,15,6,S,IN,TG	15x6' FES INLET TG	EA	1	$ 243.17	$ 243.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1182732	PC,W,FE,15,6,B,OUT,TG	15x6' FES OUTLET TG	EA	6	$ 233.82	$ 1,403.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1182735	PC,W,FE,24,6,S,IN,TG	24x6' FES INLET TG	EA	4	$ 361.89	$ 1,448.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1182806	PC,W,FE,24,6,B,OUT,TG	24x6' FES OUTLET TG	EA	3	$ 273.19	$ 820.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1182807	PC,W,FE,30,6,S,IN,TG	30x6' FES INLET TG	EA	7	$ 508.64	$ 3,560.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1182808	PC,W,FE,30,6,B,OUT,TG	30x6' FES OUTLET TG	EA	3	$ 508.64	$ 1,526.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1182809	PC,W,FE,36,8,S,IN,TG	36x8' FES INLET TG	EA	2	$ 730.62	$ 1,461.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1183907	CP,P,36,8,C3,B,2,OR	36x8' CL3 R/G RCP C76/C443	EA	279	$ 260.19	$ 72,592.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1184385	CP,D,EL,18(14X23),6,C3,TG	14x23x6' CL3 HERCP	EA	20	$ 128.08	$ 2,562.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1187046	CP,D,EL,18(14X23),6,C4,B,1,TG	14x23x6' CL4 HERCP	EA	40	$ 132.11	$ 5,284.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1187049	CP,D,EL,24(19X30),6,C4,B,1,TG	19x30x6' CL4 HERCP	EA	16	$ 208.33	$ 3,333.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1187050	CP,D,EL,30(24X38),6,C3,B,2,TG	24x38x6' CL3 HERCP	EA	40	$ 342.00	$ 13,680.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1187052	CP,D,EL,30(24X38),6,C4,B,2,TG	24x38x6' CL4 HERCP	EA	4	$ 346.66	$ 1,387.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1187053	CP,D,EL,36(29X45),6,C3,B,2,TG	29x45x6' CL3 HERCP	EA	2	$ 430.56	$ 861.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1187054	CP,D,EL,36(29X45),6,C4,B,2,TG	29x45x6' CL4 HERCP	EA	2	$ 400.75	$ 801.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1187121	CP,P,33,8,C3,B,1,OR	33x8' CL3 OR RCP	EA	5	$ 196.18	$ 981.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1189249	PC,W,FE,12,4,B,OUT,TG	12"x4' FES OUTLET T/G	EA	2	$ 69.62	$ 139.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1189250	PC,W,FE,12,4,S,IN,TG	12"x4' FES INLET T/G	EA	1	$ 73.12	$ 73.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1189251	PC,W,FE,18,4,B,OUT,TG	18x4' FES OUTLET TG	EA	1	$ 121.15	$ 121.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1189252	PC,W,FE,18,4,S,IN,TG	18x4' FES INLET TG	EA	5	$ 141.56	$ 708.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1514496	CP,D,54,7.9,C3,C,2,OR	54"x7.9'CL-3 R/G RCP C76/C443	EA	3	$ 676.53	$ 2,030.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1516712	CP,D,48,7.75,C3,B,2,OR	48"x7.75'CL-3 R/G RCP C76/C443	EA	22	$ 512.53	$ 11,276.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1522062	CP,D,60,7.9,C3,C,2,OR	60x7.9'CL-3 R/G RCP C76/C443	EA	5	$ 816.41	$ 4,082.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1522087	CP,D,72,7.75,C3,C,2,OR	72x7.75' CL3 OR RCP	EA	45	$ 1,129.92	$ 50,846.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1550778	CP,D,48,7.75,C5,B,2,OR	48"x7.75'CL-V R/G RCP C76/C443	EA	1	$ 827.98	$ 828.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	1559391	CP,D,42,7.75,C3,B,2,OR	42x7.75' CL3 RCP	EA	136	$ 411.14	$ 55,915.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	6000314	CP,D,42,7.75,A25,B,OR	42x7.75 A25 OR RCP	EA	1	$ 403.67	$ 404.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	6000771	CP,D,72,7.9,B25,C,2,OR,1CELB	72x7.75' B25 OR ELB RCP	EA	1	$ 1,905.19	$ 1,905.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	6001033	CP,D,42,7.75,C5,B,2,OR	42x7.75' C5 OR RCP	EA	1	$ 602.73	$ 603.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012125 - STEEL/PIPE	6001203	CP,D,72.7.75,C3,OR,SKW	72x7.75 C3 OR SKEW RCP	EA	3	$ 1,370.05	$ 4,110.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1000041	AGG,SAND,#4:#8X#100,CONC		LB	212,800	$ 0.01	$ 2,490.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1001688	WWF,.10,3X6,2.5/2.5,1x.5,70.5		LB	9,645	$ 0.81	$ 7,764.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1001699	WWF,.10,3X6,2.5/3.0,.5,94		LB	14,992	$ 0.81	$ 12,069.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1182791	CEM,POR,II/V,GRAY,BULK		LB	35,000	$ 0.07	$ 2,328.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1184614	WWF,.24,2X6,4.0/2.5,1x.5,95		LB	1,180	$ 0.81	$ 950.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1184631	WWF,.30,2X6,5.0/3.0,1x.5,95		LB	16,110	$ 0.81	$ 12,969.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1254180	WWF,.312,2X6,5.2/3.0,93.5		LB	6,037	$ 0.81	$ 4,860.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1288384	WWF,.07,3X6,1.75/3.0,.25x.5,95		LB	20,790	$ 0.81	$ 16,736.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1307893	AGG,1/2":3/8X1/4",CR_GVL		LB	153,200	$ 0.01	$ 1,792.00	Rinker	Rinker Pacific	10 - 2021

6

Rinker Unit Cost 10-31-21

Cycle Count #	Year	Mo.	BU #	BU	BU Description	Balance Sheet Account	Item Number	Item Description	Description 2	UM	Physical Count	Unit Cost	Selected Month Inventory	Division	Region	Month-Year
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1336874	WWF,.39,2X6,6.5/3.0,94,1.0X0		LB	28,816	$ 0.81	$ 23,197.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1361824	WWF,.27,2X6,4.5/2.5,.5X.5,95		LB	24,213	$ 0.81	$ 19,491.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1361825	WWF,.18,3X6,4.5/2.5,.5X.5,95		LB	22,159	$ 0.81	$ 17,838.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1361836	WWF,.14,3X6,3.5/2.5,.5X.5,95		LB	40,233	$ 0.81	$ 32,388.00	Rinker	Rinker Pacific	10 - 2021
54982	2021	10	5600	SFO-CP	5600 SFO-CP (Napa, CA)	012300 - RAW MATERIALS	1595459	ADM,MASTER AIR AE 90		OZ	42,240	$ 0.03	$ 1,309.00	Rinker	Rinker Pacific	10 - 2021
Total Napa, CA													**$ 706,945.00**			
Phoenix, AZ																
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1001791	CP,GKT,D,OR,48,13/16,ISO	48" GASKET OR ISO	EA	106	$ 13.01	$ 1,379.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1030908	CP,GKT,P,PF,15,3/4,ISO	15" GASKET PF ISO	EA	1,307	$ 2.81	$ 3,669.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1030910	CP,GKT,P,PF,18,3/4,ISO	18" GASKET PF ISO	EA	889	$ 3.22	$ 2,860.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1030914	CP,GKT,P,PF,24,13/16,ISO	24" GASKET PF ISO	EA	1,733	$ 4.87	$ 8,444.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1185668	JNT LUBE,POLYLUBE,40LB	GASKET LUBE 40# PAIL	EA	43	$ 25.38	$ 1,091.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1185670	JNT LUBE,POLYLUBE,8LB	GASKET LUBE 8# PAIL	EA	73	$ 7.56	$ 552.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1186757	CP,GKT,D,OR,30,13/16,NEO	30" GASKET OR NEO	EA	20	$ 14.29	$ 286.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1186758	CP,GKT,D,OR,36,13/16,NEO	36" GASKET OR NEO	EA	3	$ 18.34	$ 55.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1211090	CP,GKT,D,PF,66,13/16,ISO	66" GASKET PF ISO	EA	134	$ 11.48	$ 1,538.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1212045	CP,GKT,D,PF,12,3/4,ISO	12" GASKET PF ISO	EA	180	$ 2.42	$ 435.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1226257	CP,GKT,P,PF,30,13/16,ISO	30" GASKET PF ISO	EA	840	$ 5.91	$ 4,967.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1236013	CP,GKT,D,PF,72,13/16,ISO	72" GASKET PF ISO	EA	26	$ 15.02	$ 391.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1244101	CP,GKT,D,PF,54,13/16,ISO	54" GASKET PF ISO	EA	112	$ 11.18	$ 1,253.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1295608	CP,GKT,EL,PF,18(14X23)11/16,IS	18" GASKET EL(14x23)11/16 PF I	EA	65	$ 3.04	$ 197.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1304599	CP,GKT,EL,PF,30(24X38),11/16IS	24x38 GASKET PF ISO	EA	275	$ 4.65	$ 1,278.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1304600	CP,GKT,EL,PF,36,(29X45)11/16IS	29x45 GASKET PF ISO	EA	11	$ 9.24	$ 102.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1315831	CP,GKT,EL,PF,42(34X53),7/8,ISO	34x53 GASKET PF ISO	EA	70	$ 11.41	$ 799.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1347494	CP,GKT,EL,PF,24(19X30)11/16,IS	19x30 GASKET PF ISO	EA	124	$ 3.52	$ 437.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1356682	CP,GKT,P,PF,36,13/16,ISO	36" GASKET PF ISO	EA	1,244	$ 6.93	$ 8,626.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1356683	CP,GKT,P,PF,42,7/8,ISO	42" GASKET PF ISO	EA	514	$ 9.19	$ 4,722.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1356685	CP,GKT,P,PF,48,7/8,ISO	48" GASKET PF ISO	EA	438	$ 10.27	$ 4,497.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012100 - RELATED	1359603	CP,GKT,D,PF,96,1,ISO	96" GASKET PF ISO	EA	3	$ 23.76	$ 71.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1001096	PC,W,FE,15,6,B,OUT,OR	15x6' FES OUTLET OR	EA	10	$ 524.84	$ 5,248.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1001099	PC,W,FE,24,6,S,IN,OR	24x6' FES INLET OR	EA	15	$ 615.00	$ 9,225.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1001101	PC,W,FE,30,6,S,IN,OR	30x6' FES INLET OR	EA	2	$ 690.00	$ 1,380.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1001103	PC,W,FE,36,8,S,IN,OR	36x8' FES INLET OR	EA	4	$ 915.00	$ 3,660.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1023848	CP,P,15,8,C5,B,1,PF	15x8' CL5 PF RCP	EA	277	$ 65.88	$ 18,249.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1024258	CP,P,18,8,C5,B,1,PF	18x8' CL5 PF RCP	EA	576	$ 90.83	$ 52,319.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1024527	CP,P,24,8,C3,B,1,PF	24x8' CL3 PF RCP	EA	519	$ 117.89	$ 61,184.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1024566	CP,P,24,8,C4,B,1,PF	24x8' CL4 PF RCP	EA	277	$ 147.72	$ 40,918.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1024568	CP,P,24,8,C5,B,1,PF	24x8' CL5 PF RCP	EA	20	$ 157.07	$ 3,141.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1024626	CP,P,30,8,C3,B,1,PF	30x8' CL3 PF RCP	EA	417	$ 138.95	$ 57,943.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1024675	CP,P,30,8,C4,B,1,PF	30X8' CL4 PF RCP	EA	34	$ 172.71	$ 5,872.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1024830	CP,P,36,8,C3,B,1,PF	36x8' CL3 PF RCP	EA	217	$ 208.65	$ 45,277.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1181717	CP,D,72,8,C4,C+,2,FB	72x8' CL4 C76 OR RCP	EA	22	$ 1,043.42	$ 22,955.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1182441	CP,P,42,8,C3,B,2,PF	42x8' CL3 PF RCP	EA	293	$ 287.95	$ 84,370.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1182443	CP,P,42,8,C4,B,2,PF	42x8' CL4 PF RCP	EA	66	$ 372.73	$ 24,600.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1182452	CP,P,48,8,C3,B,2,PF	48x8' CL3 PF RCP	EA	45	$ 374.24	$ 16,841.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1182453	CP,P,48,8,C4,B,2,PF	48x8' CL4 PF RCP	EA	74	$ 457.45	$ 33,851.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1184268	CP,D,54,8,C3,B,2,PF	54x8' CL3 PF RCP	EA	55	$ 497.96	$ 27,388.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1184271	CP,D,60,8,C4,B,2,PF	60x8' CL4 PF RCP	EA	1	$ 767.68	$ 768.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1272727	CP,D,54,8,C5,C,2,PF	54x8' CL5 C76 PF RCP	EA	4	$ 694.72	$ 2,779.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1277009	CP,P,36,8,C4,B,1,PF	36x8' CL4 PF RCP	EA	443	$ 268.31	$ 118,861.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1290632	CP,D,EL,18(14X23),8,C4,PF	14x23x8' CL4 PF HERCP	EA	26	$ 135.55	$ 3,524.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1290883	CP,D,EL,24(19X30),8,C3,PF	19x30x8' CL3 PF HERCP	EA	16	$ 198.15	$ 3,170.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1290884	CP,D,EL,24(19X30),8,C4,PF	19x30x8' CL4 PF HERCP	EA	2	$ 510.54	$ 1,021.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1334277	PC,W,FE,15,6,B,OUT,PF	15x6' FES OUTLET PF	EA	5	$ 247.89	$ 1,239.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1342541	PC,W,FE,18,6,B,OUT,PF	18x6' FES OUTLET PF	EA	22	$ 328.33	$ 7,223.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1342542	PC,W,FE,24,6,B,OUT,PF	24x6' FES OUTLET PF	EA	13	$ 457.26	$ 5,944.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1342543	PC,W,FE,30,6,B,OUT,PF	30x6' FES OUTLET PF	EA	9	$ 627.42	$ 5,647.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1342545	PC,W,FE,36,8,B,OUT,PF	36X8' FES OUTLET PF	EA	6	$ 905.06	$ 5,430.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1343045	PC,W,FE,48,8,B,OUT,PF	48x8' FES OUTLET PF	EA	2	$ 1,357.04	$ 2,714.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1355589	CP,P,36,8,C5,C,1,PF	36x8' CL5 PF RCP	EA	230	$ 303.34	$ 69,768.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1355615	CP,P,30,8,C5,C,2,PF	30x8' CL5 PF RCP	EA	124	$ 215.52	$ 26,724.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1357942	CP,D,12,7.5,C5,B,1,PF	12x7.5' CL5 PF RCP	EA	79	$ 51.00	$ 4,029.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1363915	CP,P,36X18,8,C5,C,1,PF,TEE	36x18x8' CL5 PF TEE RCP	EA	1	$ 933.31	$ 933.00	Rinker	Rinker Pacific	10 - 2021

7

Rinker Unit Cost 10-31-21

Cycle Count #	Year	Mo.	BU #	BU	BU Description	Balance Sheet Account	Item Number	Item Description	Description 2	UM	Physical Count	Unit Cost	Selected Month Inventory	Division	Region	Month-Year
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1367966	PC,W,FE,12,6,S,IN,PF	12x6' FES INLET PF	EA	2	$ 209.36	$ 419.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1367967	PC,W,FE,12,6,B,OUT,PF	12x6' FES OUTLET PF	EA	4	$ 201.29	$ 805.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1369952	CP,P,48,8,C5,C,2,PF	48x8' CL5 PF RCP	EA	196	$ 519.34	$ 101,790.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1373648	CP,D,EL,42(34X53),8,C3,PF	34x53x8' CL3 PF HERCP	EA	15	$ 464.15	$ 6,962.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1373649	CP,D,EL,42(34X53),8,C4,PF	34x53x8' CL4 PF HERCP	EA	3	$ 592.10	$ 1,776.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1374503	CP,P,42,8,C5,C,2,PF	42x8' CL5 PF RCP	EA	75	$ 400.89	$ 30,066.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1377074	CP,P,18X18,8,C5,B,1,PF,TEE	18x18x8' CL5 PF TEE RCP	EA	1	$ 899.07	$ 899.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1385614	CP,D,EL,30(24X38),8,C4,PF	24x38x8' CL4 PF HERCP	EA	12	$ 310.17	$ 3,722.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1397412	CP,D,54X18,8,1350,B,2,OR,TEE	54X18,8,1350D,B,2,DB,TEE	EA	3	$ 768.54	$ 2,306.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1397536	CP,D,EL,30(24X38),8,C3,PF	24x38x8' CL3 PF HERCP	EA	15	$ 287.40	$ 4,311.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1422587	PC,W,FE,18,6,OUT,PF,H-ELLIP	14x23x6' FES OUTLET PF H ELLIP	EA	2	$ 216.18	$ 432.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1593255	CP,D,48,10,D50,8,2,FB,JP	48x10' FB JP RCP	EA	94	$ 1,718.89	$ 161,576.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1596835	CP,D,42,8,D50,8",2,FB,JP	42x8' D50, FB JP RCP	EA	10	$ 1,133.98	$ 11,340.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	1596862	CP,D,36,12,D50,7-1/8,FB,JP	36x12' D50, FB JP RCP	EA	2	$ 1,295.39	$ 2,591.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012125 - STEEL/PIPE	6000916	CP,D,EL,42(34X53),8,C3,PF,TEE	34x53x8' CL4 PF TEE HERCP	EA	1	$ 1,122.81	$ 1,123.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1001618	CEM,POR,I/II,GRAY,BULK		LB	137,000	$ 0.06	$ 7,741.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1001694	WWF,.10,3X6,2.5/2.5,.5,94		LB	40,688	$ 0.79	$ 31,940.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1184653	WWF,.48,2X8,8.0/3.5,.5,94		LB	904	$ 0.79	$ 710.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1185502	STL,BRITEBASIC,0.437 / W15		LB	1,914	$ 0.64	$ 1,225.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1187178	STL,BRITEBASIC,0.311 / W7.6		LB	37,060	$ 0.50	$ 18,530.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1187180	STL,BRITEBASIC,0.375 / W11		LB	9,198	$ 0.64	$ 5,887.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1187181	STL,BRITEBASIC,0.25 / W4.9		LB	18,110	$ 0.64	$ 11,590.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1395231	WWF,.18,3X6,4.5/2.0,.5,94		LB	19,255	$ 0.79	$ 15,115.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1395315	WWF,.14,3X6,3.5/2.0,.5,93.25		LB	39,467	$ 0.79	$ 30,982.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1397531	WWF,.30,2X8,5.0/2.5,.5,93.25		LB	85,320	$ 0.79	$ 66,976.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1414706	WWF,.21,2X8,3.5/2.5,.5,91		LB	148,022	$ 0.79	$ 116,197.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1418180	WWF,.42,2X8,7.0/3.0,.5,91		LB	31,044	$ 0.79	$ 24,370.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1425318	WWF,.33,2X8,5.5/2.5,.5,93.25		LB	61,360	$ 0.79	$ 48,168.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1505962	ADM,V-MAR,F100,WRG		OZ	12,800	$ 0.06	$ 777.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	1530834	ADM,BLK:GRCIRALON_3000		OZ	12,800	$ 0.03	$ 422.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	S200005	CONCRETE SAND-WET (A)		LB	398,000	$ 0.01	$ 2,428.00	Rinker	Rinker Pacific	10 - 2021
55014	2021	10	5610	PHX-CP	5610 PHX-CP (Phoenix, AZ)	012300 - RAW MATERIALS	S300005	GRAVEL-WET (A)		LB	425,000	$ 0.01	$ 2,593.00	Rinker	Rinker Pacific	10 - 2021
Total Phoenix, AZ													**$ 1,537,613.00**			

8

FRTA Unit Cost Oct-21

	Sum	1,590,556.30
	Subtotal	1,590,556.30

FRTA St. Martinville - October 2021 Inventory Valuation

Period Name	Subinventory	Family	Subgroup	Item	Inventory Item ID	Item Description	Weight UOM	Unit Weight	Hist Unit Cost	Ending Quantity	Tons Onhand	Ending Balance
OCT-21	FIN-GOODS	FG END	SAFETY	ETSI02406R141000	1792228	SI~024"~~6:1~RCP~141"	LBS	5,079.80	488.20	2	5.08	976.39
OCT-21	FIN-GOODS	FG FT	FITTINGS	FTPR018B030	1975953	PR~018"~BEND~~CL-3	LBS	1,445.00	122.60	1	0.72	122.60
OCT-21	FIN-GOODS	FG FT	WYE	FTPAR30Y1230L	28976803	PA RD EQUAL~30" (22X36)~WYE~12" BRANCH~CL3~~LEFT	LBS	3,957.28	308.83	1	1.98	308.83
OCT-21	FIN-GOODS	FG FT	WYE	FTPR015Y123P	28821004	PR~015"~WYE~12" BRANCH~CL3~PFL	EA	1,602.48	175.29	3	0.00	525.86
OCT-21	FIN-GOODS	FG FT	WYE	FTPR015Y153P	28821005	PR~015"~WYE~15" BRANCH~CL3~PFL	EA	1,687.20	190.58	7	0.00	1,334.08
OCT-21	FIN-GOODS	FG FT	WYE	FTPR018Y123P	28821008	PR~018"~WYE~12" BRANCH~CL3~PFL	EA	2,129.76	190.51	6	0.00	1,143.08
OCT-21	FIN-GOODS	FG FT	WYE	FTPR024Y123P	28821018	PR~024"~WYE~12" BRANCH~CL3~PFL	EA	2,913.12	240.38	4	0.00	961.52
OCT-21	FIN-GOODS	FG FT	WYE	FTPR030Y123P	28821031	PR~030"~WYE~12" BRANCH~CL3~PFL	EA	3,892.32	299.83	3	0.00	899.50
OCT-21	FIN-GOODS	FG FT	WYE	FTPR030Y153P	28821032	PR~030"~WYE~15" BRANCH~CL3~PFL	EA	3,892.32	314.19	2	0.00	628.38
OCT-21	FIN-GOODS	FG FT	WYE	FTPR036Y153P	28821045	PR~036"~WYE~15" BRANCH~CL3~PFL	EA	5,119.44	435.33	3	0.00	1,306.00
OCT-21	FIN-GOODS	FG FT	WYE	FTPR042Y153P	28840053	PR~042"~WYE~15" BRANCH~CL3~PFL	LBS	6,441.36	494.44	2	6.44	988.87
OCT-21	FIN-GOODS	FG FT	WYE	FTPR048Y153P	28821061	PR~048"~WYE~15" BRANCH~CL3~PFL	EA	7,918.32	578.71	1	0.00	578.71
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR15M4B096000	28728917	PA~15" RD EQ (11X18)~MTR~CL-4~B WALL~8' NO HOLE	LBS	1,460.00	92.51	1	0.73	92.51
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR18M3B096900	28940075	PA~18" RD EQ (13.5X22)~MTR~CL-3~B WALL~8' W/LIFT HOLE	LBS	1,468.72	109.50	235	172.57	25,732.96
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR24M3B096000	28653938	PA~24" RD EQ (18X28.5)~MTR~CL-3~B WALL~8' NO HOLE	LBS	2,511.00	166.96	112	140.62	18,699.59
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR24M3B096800	28923048	P~A~24" RD EQUAL (18X28.5)~MTR~CL-3~B WALL~096"~W/LIFT CABLE	LBS	2,511.00	163.65	4	5.02	654.60
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR24M3B096900	28950101	PA~24" RD EQ (18X28.5)~MTR~CL-3~B WALL~8'~W/LIFT HOLE	LBS	2,511.00	163.36	261	327.69	42,636.93
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR24M4B096900	28950102	P~A~24" RD EQUAL (18X28.5)~MTR~CL-4~B WALL~096"~W/LIFT HOLE	LBS	2,511.00	149.39	40	50.22	5,975.78
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR30M3B096000	28666936	PA~30" RD EQ (22.5X36.25)~MTR~CL-3~B WALL~8' NO HOLE	LBS	3,198.40	199.08	-2	-3.20	-398.15
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR30M3B096900	28950103	PA~30" RD EQ (22.5X36.25)~MTR~CL-3~B WALL~8' ~W/ LIFT HOLE	LBS	3,198.40	199.08	57	91.15	11,347.36
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR30M4B096900	28950104	P~A~30" RD EQ (22.5X36.25)~MTR~CL-4~B WALL~096"~W/LIFT HOLE	LBS	3,010.69	242.06	2	3.01	484.13
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR36M3B096000	28666937	PA~36" RD EQ (26.625X43.75)~MTR~CL-3~B WALL 8' NO HOLE	LBS	4,200.00	311.61	4	8.40	1,246.43
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR36M3B096900	28950105	PA~36" RD EQ (26.625X43.75)~MTR~CL-3~B WALL~8'~W/LIFT HOLE	LBS	4,200.00	311.61	173	363.30	53,908.23
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR42M3B096900	28950106	PA~42" RD EQ (31X51)~MTR~CL-3~B WALL~8'~W/LIFT HOLE	LBS	5,681.60	432.30	68	193.17	29,396.09
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR42M4B096000	28915173	P~A~42" RD EQ (31X51)~MTR~CL-4~B WALL~096"	LBS	5,540.00	397.14	2	5.54	794.29
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR48M3B096000	28703482	PA~48" RD EQ (36X58.5)~MTR~CL-3~B WALL~8'~NO HOLE	LBS	7,400.00	613.96	24	88.80	14,734.98
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR48M3B096900	28950107	PA~48" RD EQ (36X58.5)~MTR~CL-3~B WALL~8'~W/LIFT HOLE	LBS	7,400.00	642.37	85	314.50	54,601.28
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR48M4B096000	28970407	P~A~48" RD EQ (36X58.5)~MTRCL-4 B-WALL 96" NO HOLE	LBS	7,024.00	644.04	1	3.51	644.04
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR54M3B096900	28950109	PA~54" RD EQ (40X65)~MTR~T&G CL-3 B-WALL 8' W/LIFT HOLE	LBS	8,560.00	658.99	66	282.48	43,493.27
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR60M3B096900	28951155	PA~60" RD EQ (45X73)~MTR~CL-3~B-WALL~8"~W/LIFT HOLE	LBS	10,876.80	847.37	35	190.34	29,657.95
OCT-21	FIN-GOODS	FG PA	TONGUE & GROOVE	PAR72M3B096900	28951157	PA~72" RD EQ (54X88)~MTR~CL-3~B WALL~8'~W/LIFT HOLE	LBS	15,147.20	1,147.29	1	7.57	1,147.29
OCT-21	FIN-GOODS	FG PR	PROFILE	PR012P5B096000	124769	P~R~012"~PFL~CL-5~B WALL~096"	LBS	758.88	52.28	113	42.88	5,907.20
OCT-21	FIN-GOODS	FG PR	PROFILE	PR015P3B096000	107	P~R~015"~PFL~CL-3~B-WALL~096"	LBS	1,036.32	65.53	664	344.06	43,512.82
OCT-21	FIN-GOODS	FG PR	PROFILE	PR015P3B096800	28918021	P~R~015"~PFL~CL-3~B WALL~096"~W/LIFT CABLE	LBS	1,036.32	61.84	3	1.55	185.52
OCT-21	FIN-GOODS	FG PR	PROFILE	PR015P3B096NLH	28975462	P~R~015"~PFL~CL-3~B WALL~096"~NO LIFT HOLE	LBS	1,103.35	65.53	40	22.07	2,621.25
OCT-21	FIN-GOODS	FG PR	PROFILE	PR015P4B096000	108	P~R~015"~PFL~CL-4~B WALL~096"	LBS	1,036.32	81.83	92	47.67	7,528.42
OCT-21	FIN-GOODS	FG PR	PROFILE	PR015P5B096000	17925	P~R~015"~PFL~CL-5~B WALL~096"	LBS	1,036.32	75.15	3	1.55	225.44
OCT-21	FIN-GOODS	FG PR	PROFILE	PR018P3B096000	17927	P~R~018"~PFL~CL-3~B WALL~096"	LBS	1,370.88	80.76	409	280.34	33,029.80
OCT-21	FIN-GOODS	FG PR	PROFILE	PR018P4B096000	2432	P~R~018"~PFL~CL-4~B WALL~096"	LBS	1,370.88	86.73	16	10.97	1,387.64
OCT-21	FIN-GOODS	FG PR	PROFILE	PR018P5B096000	17941	P~R~018"~PFL~CL-5~B WALL~096"	LBS	1,370.88	89.37	1	0.69	89.37
OCT-21	FIN-GOODS	FG PR	PROFILE	PR024P3B096000	307	P~R~024"~PFL~CL-3~B WALL~096"	LBS	2,154.24	130.62	455	490.09	59,433.98
OCT-21	FIN-GOODS	FG PR	PROFILE	PR024P3B096NLH	28975467	P~R~024"~PFL~CL-3~B WALL~096"~NO LIFT HOLE	LBS	2,154.24	130.62	54	58.16	7,053.70
OCT-21	FIN-GOODS	FG PR	PROFILE	PR024P4B096000	1424	P~R~024"~PFL~CL-4~B WALL~096"	LBS	2,154.24	148.15	45	48.47	6,666.57
OCT-21	FIN-GOODS	FG PR	PROFILE	PR030P3B096000	308	P~R~030"~PFL~CL-3~B WALL~096"	LBS	3,133.44	190.08	61	95.57	11,594.67
OCT-21	FIN-GOODS	FG PR	PROFILE	PR030P3B096NLH	28975470	P~R~030"~PFL~CL-3~B WALL~096"~NO LIFT HOLE	LBS	3,133.44	190.08	6	9.40	1,140.46
OCT-21	FIN-GOODS	FG PR	PROFILE	PR030P4B096000	309	P~R~030"~PFL~CL-4~B WALL~096"	LBS	3,133.44	203.70	4	6.27	814.81
OCT-21	FIN-GOODS	FG PR	PROFILE	PR030P5B096000	17907	P~R~030"~PFL~CL-5~B WALL~096"	LBS	3,133.44	267.86	4	6.27	1,071.42
OCT-21	FIN-GOODS	FG PR	PROFILE	PR036P3B096000	312	P~R~036"~PFL~CL-3~B WALL~096"	LBS	4,275.84	311.22	167	357.03	51,973.27
OCT-21	FIN-GOODS	FG PR	PROFILE	PR036P4B096000	313	P~R~036"~PFL~CL-4~B WALL~096"	LBS	4,275.84	389.93	3	6.41	1,169.80
OCT-21	FIN-GOODS	FG PR	PROFILE	PR036P5B096000	314	P~R~036"~PFL~CL-5~B WALL~096"	LBS	4,275.84	413.42	99	211.65	40,928.39
OCT-21	FIN-GOODS	FG PR	PROFILE	PR042P3B096000	317	P~R~042"~PFL~CL-3~B-WALL~096"	LBS	5,597.76	370.32	326	912.43	120,724.16
OCT-21	FIN-GOODS	FG PR	PROFILE	PR042P5B096000	63752	P~R~042"~PFL~CL5~B WALL~096"	LBS	5,597.76	412.08	11	30.79	4,532.86
OCT-21	FIN-GOODS	FG PR	PROFILE	PR048P3B096000	319	P~R~048"~PFL~CL-3~B-WALL~096"	LBS	7,074.72	454.60	228	806.52	103,647.99
OCT-21	FIN-GOODS	FG PR	PROFILE	PR054P3B096000	321	P~R~054"~PFL~CL-3~B WALL~096"	LBS	8,714.88	584.66	99	431.39	57,881.68
OCT-21	FIN-GOODS	FG PR	PROFILE	PR054P5C096000	123842	P~R~054"~PFL~CL-5~C WALL~096"	LBS	10,584.00	610.99	5	26.46	3,054.93
OCT-21	FIN-GOODS	FG PR	PROFILE	PR060P3C096000	123859	P~R~060"~PFL~CL-3~C WALL~096"	LBS	12,019.68	654.80	60	360.59	39,287.87
OCT-21	FIN-GOODS	FG PR	PROFILE	PR072P3C096000	525523	P~R~072"~PFL~CL-3~C WALL~096"	LBS	16,442.40	1,008.84	103	846.78	103,911.01
OCT-21	FIN-GOODS	RAW RESALE	GASKETS	RGAS0015002	907950	15" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	1.00	3.58	7	0.00	25.06
OCT-21	FIN-GOODS	RAW RESALE	GASKETS	RGAS0024007	125178	24" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	2.40	5.37	20	0.02	107.40
OCT-21	FIN-GOODS	RAW RESALE	GASKETS	RGAS0030006	908147	30" ISOPRENE PROFILE GASKET	LBS	1.25	6.61	14	0.01	92.54
OCT-21	FIN-GOODS	RAW RESALE	GASKETS	RGAS0103002	68801	1.5" X 3.5' PREFORMED PLASTIC GASKET	LBS	2.90	4.17	80	0.12	333.28
OCT-21	FIN-GOODS	RAW RESALE	LUBE	RPL1GP00000	385	PIPE LUBE-1 GAL PAIL	LBS	7.00	6.01	3	0.01	18.03
OCT-21	FIN-GOODS	RAW RESALE	SEALANTS	RJTS3403000	28755600	3/4" X 2.5' RAM NEK~PER PIECE	LBS	1.00	0.97	50	0.03	48.26
OCT-21	RAW-MTL	RAW MIX	AGGREGATE	RRCK0000000	389	GRAVEL	LBS	2,000.00	33.75	255	254.52	8,589.97
OCT-21	RAW-MTL	RAW MIX	CEMENT	RCEM0000000	393	CEMENT	LBS	2,000.00	146.85	26	26.38	3,873.90

FRTA Unit Cost Oct-21

Period Name	Subinventory	Family	Subgroup	Item	Inventory Item ID	Item Description	Weight UOM	Unit Weight	Hist Unit Cost	Ending Quantity	Tons Onhand	Ending Balance
OCT-21	RAW-MTL	RAW MIX	SAND	RSND0000000	390	SAND	LBS	2,000.00	11.70	330	330.36	3,865.18
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0012004	125277	12" ISOPRENE PROFILE GASKET NON-LUBED	LBS	1.00	1.82	465	0.23	846.30
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0015002	907950	15" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	1.00	3.58	902	0.45	3,229.16
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0018021	1790198	18" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	1.80	4.11	1,102	0.99	4,529.22
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0024007	125178	24" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	2.40	5.37	603	0.72	3,238.11
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0030006	908147	30" ISOPRENE PROFILE GASKET	LBS	1.25	6.61	402	0.25	2,657.22
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0036004	125412	36" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	1.00	7.74	705	0.35	5,456.70
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0042005	125267	42" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	1.00	8.77	353	0.18	3,095.81
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0048034	1790202	48" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	4.80	10.06	163	0.39	1,639.78
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0054004	125318	54" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	1.00	11.51	105	0.05	1,208.55
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0060004	125351	60" ISOPRENE PROFILE GASKET	LBS	6.00	12.43	385	1.16	4,785.47
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0072015	914760	72" ISOPRENE PROFILE GASKET NO N-LUBED	LBS	1.00	15.08	128	0.06	1,930.24
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0103002	68801	1.5" X 3.5' PREFORMED PLASTIC GASKET	LBS	2.90	4.17	1,280	1.85	5,332.48
OCT-21	RAW-MTL	RAW RESALE	GASKETS	RGAS0203001	68802	2.00" X 3.5' PREFORMED PLASTIC GASKET	LBS	3.86	5.99	1,450	2.80	8,679.70
OCT-21	RAW-MTL	RAW RESALE	LUBE	RPL1GP00000	385	PIPE LUBE-1 GAL PAIL	LBS	7.00	6.01	327	1.14	1,965.27
OCT-21	RAW-MTL	RAW RESALE	SEALANTS	RJTS3403000	28755600	3/4" X 2.5' RAM NEK~PER PIECE	LBS	1.00	0.97	1,350	0.68	1,303.02
OCT-21	RAW-MTL	RAW RESALE	SEALANTS	RJTW0036000	28972113	MIRAFI 140NL 36"X360' JOINT WRAP	LBS	24.00	118.00	19	0.23	2,242.00
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0923900	28970292	D6.5/W3.0X2/8X92"X600' (6942.73)	LBS	1.00	0.64	6,943	3.47	4,443.42
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0940081	2235571	D6.5/W3.0X2/8X94X600'	LBS	1.00	0.56	6,943	3.47	3,888.08
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0940290	907977	D4.0/W2.5X2/8X94X600'(4,519#).5"&0"	LBS	1.00	0.70	171,866	85.93	121,163.81
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0940317	915522	D5.0/W2.5X2/6X94X600'(5,704#)	LBS	1.00	0.83	29,005	14.50	24,219.12
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0940365	915793	D7.0/W3.0X2/8X94X600'(7,581#)	LBS	1.00	0.79	37,900	18.95	29,793.30
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0940406	1631289	D8.5/W3.5X2/8X94X500'(7,635.58#)	LBS	1.00	0.80	7,642	3.82	6,075.39
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0941004	18659241	D4.5/W2.5X3/8X94X600' (3,632#)	LBS	1.00	0.70	43,620	21.81	30,315.91
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0941021	28827582	W1.75/W2.5X2/8X94X600'(2319)	LBS	1.00	0.52	2,383	1.19	1,239.16
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0941291	28959280	D3.0/W2.5X3/6X94X600'(2,824.52#)	LBS	1.00	0.58	2,825	1.41	1,647.26
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0941404	28870360	D3.5/W2.5X3/8X94X600'(2,962#)	LBS	1.00	0.77	32,582	16.29	24,989.91
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0942132	28799681	D3.5/W2.5X2/8X94X600' (4029#)	LBS	1.00	0.76	8,064	4.03	6,088.32
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0943609	28741601	D6.0/W2.5X2/8X94X600'(6,481#)	LBS	1.00	0.83	38,880	19.44	32,464.03
OCT-21	RAW-MTL	RAW STEEL	MESH	RMSH0946005	28965779	D10.0/W4.0X2/8X94X500'	LBS	1.00	0.70	8,966	4.48	6,231.37
OCT-21	RAW-MTL	RAW STEEL	WIRE	RWIR0000008	68747	BRIGHT BASIC WIRE W4.0 A-82 .2 27	LBS	1.00	0.61	68,343	34.17	42,010.44
OCT-21	RAW-MTL	RAW STEEL	WIRE	RWIR0000012	68748	.252 DIA. W5.0 WIRE	LBS	1.00	0.64	77,618	38.81	49,885.95
OCT-21	RAW-MTL	RAW STEEL	WIRE	RWIR1710000	27645917	.171 DIA. COIL WIRE	LBS	1.00	0.58	76,748	38.37	44,771.71
OCT-21	RAW-MTL	RAW STEEL	WIRE	RWIR1780000	8851186	.178 DIAMETER BRIGHT BASIC	LBS	1.00	0.62	47,260	23.63	29,190.14
OCT-21	RAW-MTL	RAW STEEL	WIRE	RWIR2300000	28138084	.230 DIA. COIL WIRE~BRIGHT BASIC~W4.25	LBS	1.00	0.61	14,724	7.36	9,047.90
												$ 1,590,556.30

H-1 EXHIBIT H Alternate Article 11 Indemnification Provisions Definitions: “Claimed Amount” shall have the meaning set forth in Section 11.6(a). “Fundamental Representations” means the representations and warranties set forth in Sections 4.1 (Organization; Power and Authority), 4.2 (Authorization; Execution and Validity), and 4.22 (Fees). “Indemnified Party” means either a Seller Indemnified Party or a Purchaser Indemnified Party, as the case may be. “Indemnification Claim” shall have the meaning set forth in Section 11.9. “Notice of Claim” shall have the meaning set forth in Section 11.6(a). “Response Notice” shall have the meaning set forth in Section 11.6(b). “Seller Covered Claims” shall have the meaning set forth in Section 11.4(a). “Seller Deductible” shall have the meaning set forth in Section 11.4(a). “Survival Period” shall have the meaning set forth in Section 11.1(a). “Tax Benefit” shall have the meaning set forth in Section 11.9. “Third-Party Claim” shall have the meaning set forth in Section 11.5. SECTION 11.1 Survival of Representations and Warranties and Covenants. (a) The representations and warranties of the Sellers contained in this Agreement shall survive the Closing until the earlier of (i) the date which any R&W Insurance Policy is bound and (ii) each of the following, as applicable: (A) the expiration of the applicable statute of limitations with respect to the Fundamental Representations; (B) with respect to the representations and warranties contained in Section 4.15 (Taxes), until 60 days following the expiration of the statute of limitations applicable to the subject matter of such representations and warranties; (C) with respect to the representations and warranties contained in Section 4.13 (Employee Benefit Plans), and Section 4.18 (Environmental Laws), until the 24-month anniversary of the Closing Date; and (D) until the 12-month anniversary of the Closing Date in the case of all other representations and warranties (each, the “Survival Period”). (b) All of the covenants or other agreements contained in this Agreement shall survive the Closing Date until the first to occur of (i) the date on which such covenants and agreements have been fully performed or fulfilled in accordance with their terms and no

H-2 further performance is required on the part of the applicable parties thereunder, unless compliance with any such covenant or agreement is expressly waived in writing, with respect to any future performance of obligations arising thereunder, by the party entitled to such performance (in which case such covenant or agreement will survive until such waiver becomes effective) and (ii) the expiration of any applicable statute of limitations period. (c) The parties acknowledge that the time periods set forth in this Section 11.1 for the assertion of certain Claims under this Agreement are the result of arm’s-length negotiation among the parties and that the parties intend for the time periods to be enforced as agreed by the parties. Any Claim or potential Claim for indemnification under this Agreement with respect to any of such matters that (i) is asserted by written notice given in accordance with Section 13.4 prior to the expiration of the applicable Survival Period may be pursued, either prior to or after such expiration, for so long as is necessary to resolve the same, or (ii) is not so asserted prior to the expiration of the applicable Survival Period may not be pursued after the applicable Survival Period. SECTION 11.2 Sellers’ Indemnification Obligations. Subject to the limitations set forth in this Article 11, from and after the Closing Date, the Sellers shall indemnify, defend, and hold the Purchaser and each of its Affiliates, officers and directors (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all Claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses (collectively, “Losses”) arising out of (a) any breach of any representation or warranty of the Sellers contained in Article 4, (b) any breach of any covenant on the part of the Sellers contained in this Agreement, (c)(i) the recognized environmental conditions identified in the Phase I Environmental Site Assessments prepared by TRC Environmental Corporation with respect to the Designated Plants (“Phase I Reports”), and (ii) the environmental conditions described on Schedule 11.2(c)(ii), (d) any withdrawal liability incurred by Purchaser on account of withdrawing from the Pension Plan on or before the fifth anniversary of the Closing, or any other liability described in Section 6.10(h) of this Agreement, or (e) any assertion against, imposition upon or incurrence by any Purchaser Indemnified Party of any Retained Seller Liabilities arising out of the ownership or operation of the Seller Assets or the Designated Plants prior to the Closing. For purposes of this Section 11.2, the determination of whether there has occurred any inaccuracy in or breach of any representation or warranty, and the calculation of Losses with respect to any breach of any representation or warranty, in each case, shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. SECTION 11.3 Purchaser’s Indemnification Obligations. Subject to the limitations set forth in this Article 11, from and after the Closing Date, the Purchaser shall indemnify, defend, and hold the Sellers and each of its Affiliates, officers and directors (collectively, the “Seller Indemnified Parties”) harmless from and against any and all Losses arising out of (a) any breach of any covenant on the part of the Purchaser contained in this Agreement, or (b) any Assumed Seller Liabilities. For purposes of this Section 11.3, the determination of whether there has occurred any inaccuracy in or breach of any representation or warranty, and the calculation of Losses with respect to any breach of any representation or warranty, in each case, shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

H-3 SECTION 11.4 Limitations on Seller Indemnification. (a) In no event shall the indemnification obligations of the Sellers include any obligation to provide indemnification for Losses of the type identified in Section 11.2(a) (other than with respect to any Fundamental Representations, and the representations and warranties contained in Section 4.15 (Taxes) and Sections 4.8(a)(i) (Seller Owned Real Property) and 4.8(b)(i) (Seller Leased Real Property)) (the “Seller Covered Claims”), unless and until the aggregate amount of all Losses arising out of such Seller Covered Claims for which indemnification is sought exceeds on a cumulative basis an amount equal to $550,000 (the “Seller Deductible”); in which case indemnification under this Article 11 shall be available (subject to the other limitations herein) only for Losses in excess of the Seller Deductible. (b) The maximum obligation of the Sellers to provide indemnification to any Purchaser Indemnified Parties (i) under Section 11.2(a) shall not exceed an amount equal to ten percent (10%) of the Purchase Price, (ii) under Section 11.2(c)(ii) shall not exceed an amount equal to ten percent (10%) of the Purchase Price, and (iii) with respect to Fundamental Representations and the representations and warranties contained in Section 4.15 (Taxes) and Sections 4.8(a)(i) (Seller Owned Real Property) and 4.8(b)(i) (Seller Leased Real Property), shall not exceed the Purchase Price. (c) Notwithstanding anything to the contrary contained in this Article 11, Losses subject to indemnification pursuant to Section 11.2 shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement or being addressed by more than one clause under Section 11.2. (d) Notwithstanding anything herein to the contrary and except as set forth in Article 3, the Sellers shall have no obligation to indemnify any Purchaser Indemnified Parties with respect to any Losses relating to the amount or conditions of any inventory of the Sellers delivered to the Purchaser at the Closing, absent fraud. (e) For the avoidance of doubt, the limitations set forth in this Section 11.4 shall not apply to any Losses arising out of actual common law fraud (with intent to deceive) by the Sellers under this Agreement. (f) The Sellers shall not be liable under this Article 11 for any Losses based upon or arising out of any inaccuracy in or breach of any representations or warranties of the Sellers contained in this Agreement if the Purchaser had knowledge of such inaccuracy or breach prior to the date of this Agreement. (g) Notwithstanding any other provision of this Agreement, if Purchaser has received a title commitment and survey for a Designated Plant and Sellers have cured any Encumbrances or other title defects which would reasonably be expected to restrict Purchaser’s use and quiet enjoyment of such Designated Plant pursuant to Section 6.13 of this Agreement, then following any such cure by Sellers, any Losses arising out of a breach

H-4 of the representations and warranties contained in Sections 4.8(a)(i) (Seller Owned Real Property) and 4.8(b)(i) shall be subject to the Seller Deductible, and Sellers’ maximum indemnification obligation under this Article 11 shall be the amount set forth in Section 11.4(b)(i). SECTION 11.5 Third-Party Claims. If any third party asserts a Claim (a “Third-Party Claim”) against any Indemnified Party that could reasonably be expected to give rise to a right on the part of the Indemnified Party to indemnification under this Article 11, the Indemnified Party shall give notice of such Third-Party Claim to the Sellers (in the case of a Third-Party Claim asserted against a Purchaser Indemnified Party) or the Purchaser (in the case of a Third-Party Claim asserted against a Seller Indemnified Party) as soon as practicable (but in no event later than ten Business Days after receiving notice of such Third-Party Claim or otherwise acquiring actual knowledge of the assertion thereof), and the Indemnifying Party shall have the right to assume the defense of such Third-Party Claim; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that the Indemnifying Party may have hereunder with respect to such Third-Party Claim, except to the extent that the Indemnifying Party is prejudiced as a result of such failure, including where the failure to so notify the Indemnifying Party results in Losses to the Indemnifying Party or the forfeiture of substantive rights or defenses that would otherwise be available in the defense of such Third-Party Claim, and the Indemnifying Party shall have the right to assume the defense of such Third-Party Claim; provided, that in the case of Claim arising under Sections 11.2(a), the Indemnifying Party consults with the Indemnified Party with respect to the handling of such Third-Party Claim. Notwithstanding the foregoing, if (i) criminal penalties are asserted against the Indemnified Party in the Proceeding giving rise to such Third-Party Claim, or (ii) the Indemnifying Party and any Indemnified Party are both parties to the Proceeding giving rise to the Third-Party Claim and a conflict of interest exists between the Indemnifying Party and the Indemnified Party that has the potential of materially and adversely affecting the interests of the Indemnified Party in the defense of such Proceeding, other than any conflict of interest arising out of the parties’ relationship under this Agreement, then the Indemnified Party may employ counsel reasonably satisfactory to the Indemnifying Party to represent or defend it against any such Third-Party Claim on the terms and subject to the conditions and limitations in the immediately following sentence. If the Indemnifying Party elects not to assume the defense or fails to assume the defense within 30 days after the Indemnified Party provides notice to the Indemnifying Party of such Third-Party Claim, then the Indemnified Party may employ counsel reasonably satisfactory to the Indemnifying Party to represent or defend it against any such Third-Party Claim, and, subject to Section 11.4, the reasonable out of pocket attorney’s fees incurred by the Indemnified Party for such counsel will be included in the Indemnified Party’s Losses; provided, however, that the Indemnified Party’s Losses shall not, in connection with any Proceeding or separate but substantially similar Proceedings arising out of the same general allegations, include the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against the Third-Party Claim. If the Indemnifying Party does assume the defense of a Third-Party Claim, the Indemnified Party shall have the right to participate in the defense of such Third-Party Claim at such Indemnified Party’s sole expense. If the Indemnified Party retains its own counsel, the Indemnifying Party shall reasonably cooperate in providing information to and consulting with the Indemnified Party about the Third-Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld,

H-5 conditioned or delayed, enter into any settlement with respect to any Third-Party Claim it has assumed the defense of unless such settlement involves only monetary relief and includes an unconditional release of the Indemnified Party for liability arising out of such Third-Party Claim. Notwithstanding anything to the contrary contained herein, in no event shall the Indemnified Party consent to the entry of judgment or enter into any settlement with respect to a Third-Party Claim for which it is seeking indemnification without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. SECTION 11.6 Procedures. (a) Notwithstanding anything to the contrary herein, no Indemnified Party shall be entitled to indemnification under this Article 11 unless it has duly delivered a written notice (a “Notice of Claim”) to the applicable Indemnifying Party prior to the expiration of the applicable Survival Period, setting forth: (i) (A) a statement that such Indemnified Party believes in good faith that there is or has been a breach of a representation, warranty, covenant or obligation contained in this Agreement, with reference to the specific representation, warranty, covenant or obligation, and that such Indemnified Party is entitled to be held harmless and indemnified under this Article 11 and (B) a brief description of the circumstances supporting such Indemnified Party’s belief that there is or has been such a breach, (ii)a good faith estimate of the aggregate dollar amount of actual and potential Losses for which it is entitled to be indemnified hereunder and that have arisen and may arise as a result of the claims described therein (the “Claimed Amount”) and (iii) in the event of a Third-Party Claim, a copy of such Third-Party Claim (if available) and a description of the basis for such Third-Party Claim. (b) If during the 30-day period commencing upon the receipt by the Indemnifying Party of a Notice of Claim, the Indemnifying Party delivers to the Indemnified Party a written response (the “Response Notice”) in which the Indemnifying Party objects to the payment of some or all of the Claimed Amount to such Indemnified Party, then the Indemnifying Party and such Indemnified Party shall attempt in good faith to resolve the dispute. (c) If the Indemnifying Party and the Indemnified Party are unable to resolve the dispute during the 30-day period commencing upon the receipt of the Response Notice by the Indemnified Party, then such dispute (and any other Disputes relating to the Claimed Amount or the related Indemnification Claim) shall be resolved pursuant to Section 13.8. (d) Upon the final determination of any amount owed by an Indemnifying Party to an Indemnified Party (whether by agreement or through dispute resolution), the Indemnifying Party shall immediately (but in any event within three Business Days after such determination) pay such amount to the Indemnified Party in cash by wire transfer of immediately available funds to the account designated by such Indemnified Party at least 24-hours in advance. SECTION 11.7 Exclusive Remedy. Unless otherwise prohibited by applicable Law (pursuant to statutory or other provisions that cannot be waived by the parties) and except for the

H-6 equitable remedies set forth in Section 13.8, from and after the Closing, the remedies of the parties specifically provided for in this Article 11 shall be the sole and exclusive remedies of the parties for all matters covered or contemplated by this Agreement or any Transaction Agreement (other than the St. Martinville Sublease Agreement) (including any breach of a representation, warranty or covenant) and the parties irrevocably waive any and all rights they may have to make claims other than pursuant to this Article 11, including under statute, common law, tort or equity, as a result of any Losses and all other damages incurred by the Seller Indemnified Parties or Purchaser Indemnified Parties, as the case may be; provided, however, that nothing herein shall limit the right of any party to seek specific performance or injunctive relief in connection with a breach by another party of its obligations under this Agreement or any Transaction Agreement that occurs after the Closing Date. Without limiting the generality of the foregoing, the parties agree not to seek any indemnification, contribution repayment or other remedy or recourse directly or indirectly (through any director or officer of the other party or otherwise) from the other party or its Affiliates with respect to any matter relating to the Seller Assets or the Designated Plants (including, but not limited to, any matters relating to the merchantability, value or use of any such assets), financial condition or results of operations, or the subject matter of this Agreement or any Transaction Agreement (whether on the basis of a claim sounding in tort, contract, statute or otherwise) outside of the provisions of this Article 11. Except for Losses incurred by a Purchaser Indemnified Party resulting from a Third-Party Claim, in no event shall any party be liable to any other party for any (a) punitive or exemplary damages or (b) for any consequential or indirect damages, damage to reputation or damage to goodwill or lost profits (unless, in the case of clause (b), such damages are (i) the natural, probable and reasonably foreseeable consequence of the applicable breach of this Agreement and (ii) not occasioned by any special circumstances relating to the applicable Indemnified Parties), in each case, whether based in contract, tort, strict liability or otherwise. The parties agree that all applicable statutes of limitation or other claims periods with respect to claims under this Agreement and any Transaction Agreement shall be shortened to the survival periods set forth herein. The parties irrevocably waive any and all rights they may have to make Claims, including under statute, common law, tort or equity, as a result of any Losses and all other damages incurred by the Seller Indemnified Parties or Purchaser Indemnified Parties, as the case may be. SECTION 11.8 Mitigation; Insurance. In the case of any Indemnification Claims for which it is reasonably likely that the Indemnified Party may have a direct or indirect right of recovery (a) against one or more third parties (including, but not limited to, rights of recovery under insurance policies or indemnification arrangements with third parties), the Indemnified Party shall seek recovery of such Indemnification Claims from such third party for so long as the pursuit of such recovery is commercially reasonable, and (b) the Indemnifying Party shall be entitled to exercise, and shall be subrogated to the Indemnified Party in respect of such right of recovery of the Indemnified Party (other than under the Insurance Policy). To the extent that a party actually obtains recovery in respect of any such Indemnification Claims from any third parties, such party shall use the funds provided by such recovery (in lieu of funds provided by any other party pursuant to the indemnification provisions of this Article 11) to pay or otherwise satisfy such Indemnification Claims and the amount of any Losses with respect to any Indemnification Claim for which indemnification is available under this Article 11 shall be reduced by the amount of such insurance proceeds (other than under the Insurance Policy) or other such funds actually paid to the Indemnified Party. If, after the making of any payment in respect of an Indemnification Claim under this Article 11, the amount of the Losses to which such payment relates is reduced by

H-7 recovery, settlement or otherwise under any insurance coverage (other than the Insurance Policy), or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction will promptly be repaid by the Indemnified Party to the Indemnifying Party. Each party hereto shall take commercially reasonable steps within its control to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses. SECTION 11.9 Indemnification Net of Tax Benefit. The amount of any Losses with respect to any Claim for which indemnification is available under this Article 11 (an “Indemnification Claim”), shall be reduced by the Tax Benefit realized by the applicable Indemnified Parties and their Affiliates as a result of such Losses in or prior to the taxable year in which the indemnification payment is made. For these purposes, “Tax Benefit” means the positive excess, if any, of the Tax liability of the Indemnified Parties and their Affiliates without regard to such Losses, over the Tax liability of the Indemnified Parties and their Affiliates taking into account such Losses and the Tax consequences associated with receipt of the indemnification payment, with all other circumstances remaining unchanged, with such excess being calculated based on the actual reduction in cash payments for Taxes in such years, if any, attributable to such Losses. SECTION 11.10 Cooperation; Access to Documents and Information. The parties shall reasonably cooperate with each other in connection with resolving any Indemnification Claims. Without limiting the generality of the foregoing, any Indemnified Party who desires to assert an Indemnification Claim pursuant to this Agreement shall (i) provide to the Indemnifying Party all documents, books, records and other information relating to such Indemnification Claim which are in the possession of the Indemnified Party or its Affiliates or can be obtained by the Indemnified Party without undue cost or expense as promptly as practicable and (ii) give the Indemnifying Party reasonable access from time to time to the accounting and other appropriate personnel and the independent accountants of the Indemnified Party and its Affiliates in order to permit the Indemnifying Party to obtain information reasonably required to evaluate such Indemnification Claim. Notwithstanding anything to the contrary contained herein, an Indemnifying Party shall not be required to pay any Losses arising from an Indemnification Claim for so long as the Indemnified Party is in breach in any material respect of its obligations in respect of such Indemnification Claim provided for in this Section 11.10. In addition, in no event shall an Indemnifying Party be liable to an Indemnified Party for any Losses arising from an Indemnification Claim to the extent that such Losses could reasonably be expected to have been avoided or reduced if the Indemnified Party had complied in a timely manner with its obligations under this Section 11.10.

I-1 EXHIBIT I Transition Services Agreement Attached.

TRANSITION SERVICES AGREEMENT This TRANSITION SERVICES AGREEMENT, dated as of [ ], 2022 (this “Agreement”), is made by and between QUIKRETE INTERNATIONAL, INC., a Delaware corporation (“Quikrete”), and FOLEY PRODUCTS COMPANY, a Georgia corporation (“Purchaser”). WITNESSETH: WHEREAS, Hydro Conduit, LLC d/b/a Rinker Materials (“Rinker Materials”) has entered into that certain Asset Purchase Agreement, dated as of December 13, 2021 (the “Asset Purchase Agreement”) with Purchaser and Forterra Pipe and Precast, LLC (“Forterra”), pursuant to which Rinker Materials and Forterra has sold to Purchaser, and Purchaser has purchased from Rinker Materials and Forterra, the Seller Assets, as defined therein; WHEREAS, Quikrete, Rinker Materials, Forterra and/or certain of their respective Affiliates (together, the “Service Provider”) have historically provided certain services in connection with the concrete pipe and precast manufacturing business conducted at the Designated Plants (the “Concrete Pipe Business”); and WHEREAS, in order to assist in the transition of the Concrete Pipe Business to Purchaser after the Closing, upon the terms and subject to the conditions set forth in this Agreement, Purchaser desires to receive from Service Provider, and Service Provider shall provide to Purchaser, certain transition services as set forth herein. NOW THEREFORE, in consideration of the Asset Purchase Agreement and the covenants, agreements and conditions set forth herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement. ARTICLE II SERVICES Section 2.1 Scope of Services. During the Term (as defined below), Service Provider will provide to Purchaser, or cause to be provided to Purchaser, the services listed in Exhibit A for all of the Designated Plants (the “Services”). The Parties acknowledge and agree the “Services” shall include, in addition to the services set forth on Exhibit A, such other services as are reasonably necessary to ensure the provision of the Services set forth on Exhibit A, subject to the limitations set forth in this Agreement. Purchaser will use its reasonable best efforts in good faith

2 to effect a transition of the payroll, employee benefits and insurance coverage-related Services at the Designated Plants at the Closing. Section 2.2 Service Standards; Level of Service. Service Provider shall perform the Services in good faith in accordance with all applicable law, in a manner generally consistent with the historical provision of the Services and with substantially the same degree of quality and efficiency as provided in connection with similar services performed by Service Provider for itself and its Affiliates. Service Provider agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence. The standards described in this Section 2.2 are referred to as the “Service Standards”. Section 2.3 Means of Providing Services. (a) Service Provider may elect to modify or replace at any time (i) its policies and procedures; (ii) any Affiliates and/or third parties that provide any Services; (iii) the location from which any Service is provided; or (iv) the intellectual property rights, information technology, products and services used to provide the Services. (b) Service Provider may in its reasonable discretion suspend the provision of the Services (or any part thereof), from time to time, to enable it to perform routine or emergency maintenance to those parts or components of buildings, plant, machinery, information technology systems, or other assets of Service Provider required to provide the Services; provided, that Service Provider shall use commercially reasonable efforts to perform such routine maintenance outside of the normal business hours of Purchaser; (ii) Service Provider shall provide Purchaser with reasonable prior notice of such suspension and the anticipated duration of the suspension (and in the case of an emergency, to the extent practicable); and (iii) Service Provider shall use its commercially reasonable efforts to carry out the applicable maintenance and resume provision of the relevant Services efficiently as reasonably practicable. Section 2.4 Certain Limitations. The Services shall be subject to the following limitations: (a) Service Provider shall only be required to provide the Services to or for the benefit of the Concrete Pipe Business as conducted in the ordinary course of business as of the closing of the Merger; (b) Purchaser shall not use the Services other than in a manner directly related to the operation of the Concrete Pipe Business. (c) Service Provider shall not be obligated to provide any Services to the extent prohibited by Applicable Law. (d) Notwithstanding anything herein to the contrary, except as expressly agreed by Service Provider, Service Provider shall not be obligated to (i) maintain the employment of any specific employee; (ii) hire any additional employees; (iii) modify or replace any existing systems,

3 equipment or software in order to provide the Services; or (iv) acquire additional systems, equipment or software in order to provide the Services. (e) Purchaser acknowledges and agrees that the Services provided by a third party on Service Provider’s behalf, and the assets, including any intellectual property and intellectual property licenses, licensed from a third party and used in connection with providing the Services, remain subject to the terms and conditions of any applicable contracts with the providers of such Services and the licensors of any such licensed assets and Purchaser shall adhere to such terms and conditions and Service Provider shall use commercially reasonable efforts to obtain any necessary consent from such third parties in order to provide such Services. In the event that any such consent is not obtained despite such efforts, or in the event that a third party informs Service Provider of a change to such terms and conditions that would reasonably be expected to degrade the quality and level of Services below the Service Standards, Service Provider shall so inform Purchaser, and the parties shall negotiate in good faith, as applicable, alternative arrangements or modifications to the Services in order to meet an alternative standard reasonably acceptable to Purchaser. All additional costs associated with such consents, alternative arrangements and modifications shall be borne by Purchaser. (f) Notwithstanding any provision of this Agreement to the contrary, Service Provider’s obligation to provide to Purchaser any Services that are provided to Service Provider by a third party are limited to such Services as they are actually provided by any such third party and Service Provider shall have no liability to Purchaser or any of its Affiliates arising from a failure by any such third party to perform Services that it provides to Purchaser or any of its Affiliates in accordance with terms and conditions of this Agreement or any agreement between or among Service Provider and any such third party. (g) It shall not be deemed to be a breach of this Agreement if Service Provider fails to meet the Service Standards because of changes in technology used to provide a Service, which technology is also used by Service Provider in connection with its provision of a service to itself or to one or more of its Affiliates; provided that, if Service Provider anticipates such a change in technology that would reasonably be expected to degrade the quality and level of Services below the Service Standards, Service Provider shall inform Purchaser of such change and the parties shall discuss in good faith modifications to the Services in order to meet a mutually agreed alternative standard. Section 2.5 Cooperation. Each party will perform all obligations under this Agreement in good faith and use commercially reasonable efforts to cooperate with the other in order to facilitate the provision and receipt of the Services. Without limiting the foregoing, Purchaser shall follow the policies, procedures and practices of Service Provider applicable to the Services, provided, that Purchaser shall not be obligated to follow any policies, procedures and practices to the extent in doing so Purchaser would be in violation of Applicable Law. Service Provider, when on the property of Purchaser or when given physical or electronic access to any equipment, computer, network or files owned, leased or controlled by Purchaser in connection with the provision of the Services, shall follow policies, procedures and practices concerning health, safety and security, including, without limitation, those of Purchaser, which are made known in advance to Service Provider.

4 Section 2.6 Divestiture, Sale or Transfer of Assets. Nothing in this Agreement shall be deemed to limit Service Provider’s ability to divest, sell or otherwise transfer any of its assets, including contracts and intellectual property licenses, necessary to provide the Services; provided, that Service Provider’s obligation to provide or cause to be provided the Services to Purchaser in accordance with this Agreement for the duration of the Term shall not be abrogated or affected thereby. Section 2.7 Compliance with Applicable Law. Each party shall perform all of its obligations hereunder in accordance with Applicable Law. ARTICLE III PRICING Section 3.1 Payment for Services. As compensation for the Services, Purchaser will pay Service Provider the amount(s) of the monthly fees specified in Exhibit B, and in addition, Purchaser will pay to (or reimburse) Service Provider for such costs, expenses and amounts described in Exhibit B (such amounts, monthly fees, costs and expenses, the “Fees”). Notwithstanding anything in this Agreement to the contrary, Service Provider may increase the Fees in the event that any Service is provided pursuant to any contract between Service Provider (or any of its Affiliates) and a third party, and the third party increases its fees under such contract, provided, that any such increase in Fees shall be in proportion to the increase in such fees and relate only to the Service provided by such third party. Section 3.2 Taxes. In addition to the other amounts payable under this Agreement, for any Services for which Service Provider charges Fees hereunder, Purchaser shall be obligated to pay, or reimburse Service Provider for, the amount of any present or future sales or use Taxes if any imposed upon payment for the Services. Invoices issued pursuant to Section 3.3 shall separately state any sales or use taxes due and payable by Purchaser in respect of the Services. Section 3.3 Billing and Cash Settlement. Any amounts due under this Agreement shall be billed and paid for in the following manner: (i) Service Provider shall invoice Purchaser on a monthly basis for all Services delivered during the preceding month incurred in the preceding month; (ii) each such invoice shall be payable within fifteen (15) days of Purchaser’s receipt thereof; and (iii) payment of all invoices in respect of the Services provided hereunder shall be made in U.S. Dollars ($) payable by wire transfer of immediately available funds to such account or accounts as may be designated from time to time by Service Provider. In the event that Purchaser fails to pay in full any undisputed invoice when due, interest shall accrue daily on the unpaid and undisputed amount, as well as any disputed amounts that subsequently are determined to have been properly invoiced and due to Service Provider, until such amounts are paid. The applicable interest rate shall be the lesser of (i) the prime rate as published in The Wall Street Journal on the tenth (10th) business day after the date of receipt by Purchaser of Service Provider’s invoice plus two percent (2%) and (ii) the maximum rate of interest allowed by Applicable Law.

5 ARTICLE IV TERM; TERMINATION Section 4.1 Term. The term of this Agreement (the “Term”) shall commence on the date hereof and end on the date that is three months following the date hereof. The “Term” may be extended upon the mutual agreement of the Parties. Section 4.2 Termination. This Agreement may be terminated by either Quikrete or Purchaser upon written notice to the other party if the other party is in material breach of this Agreement or the Asset Purchase Agreement; provided, however, that the breaching party shall have 10 days from receipt of written notice thereof to cure such breach, at which time this Agreement shall terminate if the breach has not been cured to the reasonable satisfaction of the non-breaching party. Section 4.3 Effect of Termination. Upon any termination of this Agreement, neither party will have any further obligation to the other, except (i) no termination of this Agreement will prejudice any claim either party may have under this Agreement that arises prior to the effective date of such termination and (ii) such termination will not terminate or otherwise affect any unpaid obligation of Purchaser to Service Provider set forth in Article III or the provisions of this Article IV, Article V, Article VI, Article VII, Article VIII and Article IX (which will survive termination as independent rights and obligations). ARTICLE V INDEMNIFICATION Section 5.1 Indemnification. (a) Purchaser will be solely responsible for, and will indemnify, defend, reimburse and hold harmless Service Provider and its Affiliates (including the successors, officers, directors, shareholders, employees, agents, representatives and members of each of them) (the “Service Provider Indemnified Parties”) from, for and against any and all claims, losses, liabilities, damages, judgments, settlements, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) to the extent arising out of or relating to (i) any breach or other violation by Purchaser with any covenant or agreement in this Agreement or (ii) the gross negligence or willful misconduct of Purchaser in connection with the Services provided by Service Provider to Purchaser under this Agreement. (b) Service Provider will be solely responsible for, and will indemnify, defend, reimburse and hold harmless Purchaser and its Affiliates (including the successors, officers, directors, shareholders, employees, agents, representatives and members of each of them) (the “Purchaser Indemnified Parties”) from, for and against any and all Damages to the extent arising out of (i) any breach or other violation by Service Provider with any covenant or agreement in this Agreement or (ii) the gross negligence or willful misconduct of the Service Provider or its

6 Affiliates or any third party that provides a Service to Purchaser pursuant to this Agreement in connection with the provision of, or failure to provide, any Services to Purchaser. Section 5.2 Indemnification Procedures. (a) Each Service Provider Indemnified Party or Purchaser Indemnified Party, as the case may be (such Party, the “Indemnified Party”) shall provide the Service Provider or the Purchaser, as the case may be (the “Indemnifying Party”) with timely notice of any claim or liability subject to indemnification pursuant to Section 5.1; provided, that any failure by any Indemnified Party to so notify Indemnifying Party shall relieve Indemnifying Party of its obligations under Section 5.1 only if and to the extent that Indemnifying Party is materially prejudiced thereby. (b) An Indemnified Party shall (i) give Indemnifying Party the opportunity to defend or negotiate a settlement of any indemnifiable claim hereunder against such Indemnified Party at Indemnifying Party’s expense; provided, that Indemnifying Party shall not settle any such claim without Indemnified Party’s prior written consent, not to be unreasonably withheld or delayed, and (ii) reasonably cooperate with Indemnifying Party, at that Indemnifying Party’s expense, in defending or settling such claim. ARTICLE VI DISCLAIMER OF WARRANTIES Section 6.1 Disclaimer of Warranties. Except as expressly set forth in this Agreement, neither Quikrete nor Service Provider makes, and expressly disclaims any and all, representations or warranties whatsoever to the extent permissible by Applicable Law, whether express, implied or statutory, with respect to the Services, software or hardware provided hereunder, including warranties with respect to merchantability, or suitability or fitness for a particular purpose, title and non-infringement, and any warranties arising from course of dealing, course of performance or trade usage. Section 6.2 Consequential Damages. In no event shall Service Provider on the one hand, and Purchaser on the other hand, be liable to each other for any consequential, incidental, special, exemplary or punitive damages or lost profits, lost revenues or diminution in value in connection with, or related to the performance of, this Agreement or arising out of the Services rendered hereunder, whether such liability is asserted on the basis of contract (including the breach or any termination of this Agreement), tort (including negligence or strict liability), misrepresentation or otherwise, even if a party has been warned of the possibility of any such loss or damage in advance. ARTICLE VII CONFIDENTIALITY; SECURITY Section 7.1 Confidentiality. The parties hereto acknowledge that in connection with the provision by Service Provider of the Services as contemplated hereunder, they will have access to confidential and proprietary information concerning the other party, its customers, Affiliates and

7 its business, which information is not readily available to the public. Service Provider and Purchaser acknowledge that each has taken and will continue to take commercially reasonable efforts to ensure such confidential and proprietary information is not made available to the public. The parties hereto further agree that they will not at any time (during the Term or thereafter) disclose to any Person (except to its Affiliates and the officers, directors, designees, employees, agents, and representatives of such party and its Affiliates who require such information in order to perform their duties hereunder or, in the case of Purchaser, to receive the full benefit of the Services, but provided, that such disclosure is pursuant to reasonable confidentiality obligations that are at least equivalent to those contained herein), directly or indirectly, or make any use of, distribute or make copies of, for any purpose other than those contemplated by the Asset Purchase Agreement, this Agreement, or any other agreement contemplated hereby or thereby, any such confidential or proprietary information of the other party. Notwithstanding the foregoing, information of a party disclosed to the other party shall not be deemed confidential or proprietary if such information (i) becomes known to the public without breach of this Section 7.1 by the other party; (ii) was known to the other party prior to disclosure; (iii) is disclosed to the other party by a third party not subject to a confidentiality obligation to the disclosing party; or (iv) is independently developed by the other party without reference to the disclosing party’s information. Section 7.2 Disclosure. Notwithstanding Section 7.1, either party may disclose confidential information in the following circumstances (or as otherwise provided by the provisions of this Agreement), provided, that such party shall, to the extent reasonably possible and permitted by Applicable Law, first promptly notify the other party of such intended disclosure and shall cooperate in seeking any limitations on such disclosure and/or protective measures for disclosed information: (a) in response to a court order or formal discovery request; (b) if a request is made by any Governmental Authority; and (c) as otherwise required by Applicable Law. Section 7.3 Security. If either party is given access to the other party’s computer systems or software (collectively, “Systems”) or physical facilities in connection with the Services, such party shall comply with all of the other party’s system security policies, procedures, technical standards and requirements (“Security Regulations”). No party shall tamper with, compromise or circumvent any security or audit measures employed by the other party, it being understood and agreed that if, notwithstanding the foregoing, a party fails to comply with the Security Regulations, then the other party may suspend access to the affected Systems to the extent necessary to preserve the security of the Systems until such time as the non-compliance is cured. Each party shall access and use only those Systems of the other party for which they have been granted the right to access and use, and to access and use such Systems only to the extent reasonably necessary to receive the Services. Section 7.4 Remedies. The parties acknowledge, understand and agree that a breach of this Article VII will cause irreparable injury to the non-breaching party and that no adequate or complete remedy at law is available for such breach. Accordingly, the parties (i) agree that the

8 non-breaching party will be entitled to enforcement of this Article VII by injunction and (ii) irrevocably waive any defense based on the adequacy of the remedy at law which might be asserted as a bar to such injunctive relief. ARTICLE VIII INTELLECTUAL PROPERTY Section 8.1 Ownership of Intellectual Property. (a) Except as otherwise expressly provided herein, each of Service Provider and Purchaser shall retain all right, title and interest in and to their respective intellectual property rights, and no other license (other than to the extent necessary for the provision of the Services) or other right, express or implied, is granted hereunder by either party to its intellectual property rights. (b) Each party shall from time to time execute any documents and take any other actions reasonably requested by the other party to effectuate the purposes of this Section 8.1. Section 8.2 Reservation of Rights. Except as expressly provided in this Agreement, no party shall have any rights or licenses with respect to any hardware or facility of the other party. All rights and licenses not expressly granted in this Agreement are expressly reserved by the relevant party. ARTICLE IX MISCELLANEOUS Section 9.1 Force Majeure. In the event that Service Provider is prevented from, or delayed in, providing one or more Services, or one or more Services are interrupted or suspended, by reason of events beyond its reasonable control and not from its fault, misconduct or negligence (including without limitation acts of God, fire, explosion, accident, floods, embargoes, epidemics, war, acts of terrorism, nuclear disaster or riot) (each, a “Force Majeure Event”), Service Provider shall not be obligated to deliver (or timely deliver, as applicable) the affected Services during the period Service Provider is so delayed or prevented. The duties and obligations of Service Provider with regard to the Services hereunder that are directly affected by such Force Majeure Event shall be tolled for the duration of the Force Majeure Event, but only to the extent that the Force Majeure Event prevents Service Provider from performing its duties and obligations hereunder and in no event shall such duties and obligations be tolled beyond expiration of the Term. During the duration of the Force Majeure Event, Service Provider shall use its commercially reasonable efforts to avoid or remove such Force Majeure Event and shall use its commercially reasonable efforts to resume its performance under this Agreement with the least practicable delay. Upon the occurrence of any Force Majeure Event, the Service Provider shall promptly notify the Purchaser. In addition, from and during the occurrence of a Force Majeure Event, Purchaser may replace the affected Services by providing such Services for itself or engaging a third party to provide such Services at Purchaser’s sole cost and expense. Section 9.2 Interpretation.

9 (a) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” (b) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. (c) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns. (d) All references to “$” and Dollar shall be deemed to refer to United States currency unless otherwise specifically provided. (e) All references to “person” shall be deemed to refer to any individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity, including any that is a Governmental Authority. Section 9.3 Preparation of this Agreement. Purchaser and Quikrete hereby acknowledge that (i) Purchaser and Quikrete jointly and equally participated in the drafting of this Agreement; (ii) Purchaser and Quikrete have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby; and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby. Section 9.4 Relationships of the Parties. The parties hereto are and shall remain independent contractors and not employees or agents of each other. Except as expressly granted by the other party in writing, neither Purchaser nor Service Provider shall have any authority, express or implied, to act as an agent of the other parties or their subsidiaries or Affiliates under this Agreement. It is not the intent of the parties hereto to create, nor should this Agreement be construed to create, a partnership, joint venture or employment relationship among or between the parties (including their respective officers, employees, agents or representatives). Section 9.5 Entire Agreement. This Agreement and the Asset Purchase Agreement set forth the entire understanding and agreement between the parties as to the matters covered in this Agreement and the Asset Purchase Agreement and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect to the subject matter hereof and thereof. Section 9.6 No Third Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties to this Agreement and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Purchaser and Service Provider, except those rights conferred on Indemnified Parties pursuant to Section 5.1.

10 Section 9.7 Governing Law. This Agreement shall be governed by, and will be construed and enforced in accordance with, the laws of the State of Delaware pursuant to the parties’ agreement in accordance with the substantive laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Section 9.8 Judicial Proceeding. Each of the parties irrevocably agrees that all actions or proceedings relating to this Agreement (whether to enforce a right or obligation or obtain a remedy or otherwise) will be brought solely in the federal district court for the Northern District of Georgia, or if its subject matter jurisdiction requirements are not met, any Georgia state court sitting in Fulton County or any court of the United States located in the state of Georgia. Each party hereby unconditionally and irrevocably (a) consents to such exclusive jurisdiction and venue, (b) waives its rights to bring any action or proceeding against the other party except in such court, and (c) waives, and agrees not to use as a defense, any claim that any such forum is an inconvenient forum. Service of process in any judicial proceeding, legal or equitable, brought against any party and involving this Agreement may be made either by (i) providing a copy of such process in accordance with Section 9.10 or (ii) by providing a copy of such process in accordance with Applicable Law. Section 9.9 Waiver of Trial by Jury. Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of or relating to this Agreement or any transaction contemplated by this Agreement. Each party (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.9. Section 9.10 Notices. Any notices or other communications required or permitted under this Agreement or otherwise in connection herewith shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by internationally recognized courier service or by registered or certified mail, postage prepaid, addressed, as follows: (a) If to Purchaser: Foley Products Company 1031 Columbus Avenue Columbus, Georgia 31901 Attn: Frank D. Foley III Facsimile: 706-569-4436 (b) If to Service Provider:

11 Quikrete International, Inc. 5 Concourse Parkway, Suite 1900 Atlanta, Georgia 30328 Attn: Legal Department or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address shall not be deemed to have been given until received by the addressee. Section 9.11 Descriptive Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Section 9.12 Extension, Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party to this Agreement or (b) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained herein by the other party to this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party and will not restrict subsequent enforcement of any of the obligations of this Agreement. Section 9.13 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed by Purchaser and Quikrete. Section 9.14 Assignment. Purchaser may not assign, transfer or delegate, whether by merger or other operation of Applicable Law or otherwise, any rights or obligations under this Agreement without Quikrete’s prior written consent. Quikrete may assign its rights and obligations under this Agreement to any of its Affiliates. No such assignment by any party shall relieve such party of its obligations hereunder except to the extent such party’s assignee fully performs such obligations. This Agreement is binding upon the parties and their respective successors and assigns and inures to the benefit of the parties and their respective permitted successors and assigns. Section 9.15 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue. Section 9.16 Counterparts; Effect. This Agreement may be executed in any number of counterparts, each of which shall constitute an original. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement. Section 9.17 Costs and Expenses. Except as expressly set forth in this Agreement, each party shall pay all costs and expenses incurred by or on behalf of it in connection with this Agreement and the transactions contemplated by this Agreement. Notwithstanding the foregoing, in any action or proceeding brought to enforce any provisions of this Agreement, or where any

12 provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees and disbursements. [Remainder of Page Intentionally Left Blank.]

[Signature Page to Transition Services Agreement] IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized, all on the date first above written. QUIKRETE INTERNATIONAL, INC. By: ____________________________ Name: Title: FOLEY PRODUCTS COMPANY By: ____________________________ Name: Title:

EXHIBIT A SERVICES Connectivity and Information Systems: Data Communications • Maintain and keep operational the current bandwidth of internet access at the Designated Plants. • Maintain and keep operational all data connectivity to all devices currently on the Service Provider’s network at the Designated Plants. • Maintain and keep operational the current WiFi availability at the Designated Plants. Voice Communications • Maintain and keep operational all landlines and phones at the Designated Plants • Maintain and keep operational all cell phones owned by the Service Provider, currently provided to the Transferred Seller Employees at the Designated Plants. Equipment • Maintain and keep operational all laptops, desktops, printers, copiers, and timeclocks at the Designated Plants. • Maintain and keep operational all routers, firewalls, switches and access points attached to the Service Provider’s network at the Designated Plants. • Maintain and keep operational all devices in use and attached to the Service Provider’s network not listed above at the Designated Plants. • Maintain, replace (if necessary) and keep operational all IT equipment currently used in the manufacturing process at the Designated Plants. • At end of TSA, provide Purchaser all local admin users and passwords for all IT equipment at the Designated Plants. Database/ERP • Maintain and keep operational all current logins and access to the Service Provider’s network and programs currently available to the current users at the Designated Plants. • Maintain a help desk to aid and assist any of the Transferred Seller Employees at the Designated Plants with any problems they have interacting with the Service Provider’s network and programs currently used at the Designated Plants. • Provide exports of any information associated with the Designated Plants and its business operations required to aid in the transition to the Purchaser’s ERP, such as but not limited to customers, products, vendors, unpaid accounts receivable and unpaid accounts payable.

Office 365 • Maintain and keep all email accounts of Transferred Seller Employees and provide Purchaser with .pst file containing the email accounts of the Transferred Seller Employees. • Service Provider to establish new email addresses and accounts for the Transferred Seller Employees, and Service Provider will redirect emails sent to current email addresses to new email addresses. • Maintain and keep available all Office 365 products currently used by Transferred Seller Employees. JD Edwards & Oracle • Service Provider will maintain systems for Quote to Cash (including customer database, customer quotes, invoicing, accounts receivable tracking and cash application), Purchase Order to Payment (including vendor database, purchase orders, receiving, invoice processing and vendor payments), Accounting and Financial Services (including general ledger accounting inventory and cost accounting and financial reporting). Finance & Accounting Accounts Payable, Accounting and Financial Reporting • Assist Designated Plants with their processing of accounts payable invoices as they currently are from PO to actual disbursement of the invoice. • Assist Designated Plants with their entry of accounts payable invoices into the system and ensure such invoices are paid within credit terms. • Ensure that all discounts are taken on vendor invoices related to the Designated Plants for which a discount is offered. • Ensure all cash disbursements related to the manufacturing operations of the Designated Plants are made from the Purchaser’s designated bank account. All checks will be overnighted for next day delivery to Purchaser for signature and mailing by Purchaser. • Ensure that all cash disbursements related to the manufacturing operations of the Designated Plants are recorded to the proper general ledger accounts, consistent with the past practices of the Service Provider. • Provide Purchaser with a detail listing of all cash disbursement made from the Purchaser’s designated bank account. This should be provided weekly. • Provide Purchaser with a detailed accounts payable aging for the Designated Plants at the end of each month and ensure that the detail aging agrees with the general ledger. • Upon request, provide Purchaser with all supporting documentation and invoices for all cash disbursements (documentation should include copies of check and all other supporting documents). • Provide Purchaser with a detail of any received but not invoiced payables for the Designated Plants at the end of each month and ensure that the detail agrees to the general ledger.

• Ensure all payroll processed for the Transferred Seller Employees or any new employees at the Designated Plants by Service Provider is posted to the proper general ledger accounts. • Provide Purchaser with a detailed calculation of any allocations from Service Provider to the Designated Plants and to ensure that these allocations are properly recorded in the general ledger. For the avoidance of doubt, such allocations are limited to expenses directly related to the Designated Plants and shall not include any costs related to Quikrete, Rinker or Forterra Corporate or Shared Services overhead. • Continue to account for inventory at the Designated Plants as it is currently being accounted for and provide Purchaser with a detailed costed inventory listing at the end of each month that agrees to the general ledger. • Provide Purchaser with a trial balance for the Designated Plants at the end of each month (in excel format) of the month's general ledger activity. • Provide Purchaser with all of the monthly financial statements reports that are currently being provided for each of the Designated Plants. • Provide Purchaser with exports of the trial balance, inventories, accounts payable, and accounts receivable for the Designated Plants upon request. Accounts Receivable • Maintain customer file for the Designated Plants to include tax exemptions and, credit applications. • Setup new accounts for the Designated Plants in Service Provider’s accounting software after approval from Purchaser’s Accounts Receivable Manager. • Maintain digital copies of any signed delivery tickets provided by the Designated Plants. • Prepare and mail/email invoices and monthly statements to customers on Service Provider’s current template (modified to include Purchaser’s logo). • Provide Purchaser’s Credit References upon request. • Prepare lien waivers and maintain digital file for the Designated Plants. • Prepare notice letters for new jobs upon first delivery and maintain digital file or database for the Designated Plants. • For the Designated Plants, track for upcoming liens and file as necessary. • Contact customers on past due accounts related to the Designated Plants. • Post all cash collected for the Designated Plants to appropriate customer accounts and the general ledger. • For any cash collected by Service Provider related to the Designated Plants wire transfer the collections to the Purchaser’s designated bank account and provide Purchaser with a detail of the collections. • Provide Purchaser with a reconciliation of cash collected to cash posted to customer accounts for the Designated Plants on a weekly basis. • Provide weekly Aged Trial Balances detailing Current, 30 Days, 60 days, 90 Days and 120 Days balances.

Human Resources Assist (consistent with past practice) the relevant persons at the Designated Plants with their onboarding new hires, including enrollment/completion of appropriate orientations, their offboarding terminated employees and their completing, conducting and/or maintaining the following: • new hire paperwork include I-9, e-verify, etc. • personnel files, medical files and I-9 files • pre-employment drug testing (5 panel), post injury/incident drug testing and reasonable suspicion drug testing. • drug test/results records • Provide bi-weekly or monthly reports of all new hires, terminations, DOH/DOT, reason by Designated Plant • Benefits Administration o Administer health & welfare benefits o maintain required records o provide monthly claims experience Payroll • Maintain system for providing payroll. • Process new hires and terminations for payroll purposes. • Time keeping. • Payroll processing, using Purchaser’s designated bank account(s). • Processing tax, using Purchaser’s designated bank account(s). • Processing garnishment and child-support payments, other deductions as required by law, using Purchaser’s designated bank account(s). • Maintain required payroll records. • Provide weekly labor distribution payroll report – by location, by employee. • Prepare, audit and mail W2s in timely manner; answer any questions re: W2s. Time Off and Leave Administration • Maintain required records based on time-off/leave reason reported by the Designated Plants to Service Provider • Provide report of any employee on leave/leave reason reported by the Designated Plants to Service Provider Safety Assist (consistent with past practice) the relevant persons at the Designated Plants with their completing, conducting or maintaining of the following:

• Administering required safety training per company policy, regulatory (OSHA, environmental agencies, etc.). • Maintaining required training documentation. • Conducting required refresher training as needed. • Reporting incidents (close call, first aid, medical, property damage, spill, etc). • Conducting root cause analysis of all incidents. • Maintaining OSHA 300, 300A and 301 documentation. • Conducting quarterly safety inspection and submit report of findings. • Maintaining SDS records. • Reporting of any injuries requiring medical treatment outside first aid, serious, or catastrophic injuries. • Reporting of all injuries, to include location, name, DOH, DOI, detail of injury, etc. • Completing any required regulatory agency reporting as required by State, maintain detailed files of reporting. • Responding to OSHA, other regulatory agency visits per current policy/procedures, reporting with detailed summary of visit, follow up items, etc. Environmental Assist (consistent with past practice) the relevant persons at the Designated Plants with their completing, conducting or maintaining of the following: • Maintaining licenses and permits current. • Conducting all maintenance, testing, inspections, etc. as required by each license/permit • Maintaining detailed records (i.e., maintenance abatements, testing results, inspection results, smoke tests etc.). • Maintaining information for regulatory reporting (i.e. Tier II, Cercla, etc.). • Responding to, abate and report (as required) all environmental events (i.e. spills) and maintain detailed records. • Reporting any reportable events or issues requiring immediate response. Insurance • Continue to maintain insurance coverage for Designated Plants until coverage assumed by Purchaser. • Report, file, and manage all claims (workers compensation, auto, GL, EEO, etc.) keeping Purchaser notified immediately of all claims filed and updated throughout life of the claim. • Manage litigated claims, keeping Purchaser notified immediately of all claims filed and updated throughout the life of litigation. • Maintain detailed claims files.

EXHIBIT B MONTHLY FEES AND COSTS Monthly Fees for Services A. For Rinker Plants: Month Monthly Fee 1 $0 2 $0 3 $0 B. For Forterra Plant: Month Monthly Fee 1 $0 2 $0 3 $0 Reimbursement of Paid Assumed Seller Liabilities Purchaser will reimburse Service Provider in full for any and all expenditures, costs and expenses paid on Purchaser’s behalf (including Assumed Seller Liabilities (such as payroll, payroll taxes, trade payables, uninsured claims, deductibles, self-insured retentions, etc.) and including shared costs (such as ATT, UPS, Office Depot account, TMS software, insurance allocation, etc.)) paid by Service Provider. Shared costs will be treated on a consistent basis as pre-Closing.